                       AMENDED, RESTATED, AND CONSOLIDATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                     among

                          DOBSON OPERATING CO., L.L.C.
             (SUCCESSOR BY MERGER WITH DOBSON OPERATING COMPANY AND
                      DOBSON CELLULAR OPERATIONS COMPANY),
                                    BORROWER

                        BANC OF AMERICA SECURITIES, LLC,
                   SOLE LEAD ARRANGER AND BOOK RUNNING MANAGER

                             BANK OF AMERICA, N.A.,
                              ADMINISTRATIVE AGENT

        LEHMAN COMMERCIAL PAPER INC. and TORONTO DOMINION (TEXAS), INC.,
                              CO-SYNDICATION AGENTS

                                      and

          FIRST UNION NATIONAL BANK and PNC BANK, NATIONAL ASSOCIATION,
                            CO-DOCUMENTATION AGENTS,

                The MANAGING AGENTS and CO-AGENTS defined herein

                                      and

                            THE LENDERS NAMED HEREIN,
                                    LENDERS

                                 $800,000,000

                         DATED AS OF JANUARY 18, 2000

                               TABLE OF CONTENTS

                                                                               Page
SECTION 1    DEFINITIONS AND TERMS...............................................2
    1.1      Definitions.........................................................2
    1.2      Number and Gender of Words; Other References.......................30
    1.3      Accounting Principles..............................................30

SECTION 2    BORROWING PROVISIONS...............................................31
    2.1      Revolver Facility..................................................31
    2.2      Term Loan A Facility...............................................31
    2.3      Term Loan B Facility...............................................31
    2.4      LC Subfacility.....................................................31
    2.5      Swing Line Subfacility.............................................34
    2.6      Discretionary Facility.............................................35
    2.7      Terminations or Reductions of Commitments..........................39
    2.8      Borrowing Procedure................................................40

SECTION 3    TERMS OF PAYMENT...................................................41
    3.1      Loan Accounts, Notes, and Payments.................................41
    3.2      Interest and Principal Payments....................................42
    3.3      Prepayments........................................................43
    3.4      Interest Options...................................................49
    3.5      Quotation of Rates.................................................49
    3.6      Default Rate.......................................................49
    3.7      Interest Recapture.................................................49
    3.8      Interest Calculations..............................................50
    3.9      Maximum Rate.......................................................50
    3.10     Interest Periods...................................................50
    3.11     Conversions........................................................50
    3.12     Order of Application...............................................51
    3.13     Sharing of Payments, Etc...........................................52
    3.14     Offset.............................................................52
    3.15     Booking Borrowings.................................................52

SECTION 4    CHANGE IN CIRCUMSTANCES............................................52
    4.1      Increased Cost and Reduced Return..................................52
    4.2      Limitation on Types of Loans.......................................53
    4.3      Illegality.........................................................54
    4.4      Treatment of Affected Loans........................................54
    4.5      Compensation.......................................................54
    4.6      Taxes..............................................................55

SECTION 5    FEES...............................................................56
    5.1      Treatment of Fees..................................................56
    5.2      Fees of Administrative Agent and Arranger..........................57
    5.3      Revolver Facility Commitment Fees..................................57
    5.4      Term Loan A Facility Commitment Fees...............................57
    5.5      LC Fees............................................................57
    5.6      Discretionary Revolver Loan Commitment Fees........................57



                                      (i)

    5.7      Discretionary Facility Fronting Fees...............................58

SECTION 6    SECURITY; GUARANTIES...............................................58
    6.1      Guaranties.........................................................58
    6.2      Collateral.........................................................58
    6.3      Existing Collateral Documents......................................58
    6.4      Future Liens.......................................................59
    6.5      Release of Collateral..............................................59
    6.6      Negative Pledge....................................................60
    6.7      Control; Limitation of Rights......................................61

SECTION 7    CONDITIONS PRECEDENT...............................................61
    7.1      Conditions Precedent to Closing....................................61
    7.2      Conditions Precedent to an Acquisition.............................61
    7.3      Conditions Precedent to Each Borrowing.............................61

SECTION 8    REPRESENTATIONS AND WARRANTIES.....................................62
    8.1      Purpose of Credit Facility.........................................62
    8.2      Existence, Good Standing, Authority, and Authorizations............62
    8.3      Subsidiaries; Capital Stock........................................63
    8.4      Authorization and Contravention....................................63
    8.5      Binding Effect.....................................................64
    8.6      Financial Statements...............................................64
    8.7      Litigation, Claims, Investigations.................................64
    8.8      Taxes..............................................................64
    8.9      Environmental Matters..............................................64
    8.10     Employee Benefit Plans.............................................65
    8.11     Properties; Liens..................................................65
    8.12     Government Regulations.............................................65
    8.13     Transactions with Affiliates.......................................65
    8.14     Debt...............................................................65
    8.15     Material Agreements; Management Agreements.........................65
    8.16     Insurance..........................................................65
    8.17     Labor Matters......................................................65
    8.18     Solvency...........................................................66
    8.19     Intellectual Property..............................................66
    8.20     Compliance with Laws...............................................66
    8.21     Permitted Acquisitions.............................................66
    8.22     Regulation U.......................................................66
    8.23     Tradename..........................................................67
    8.24     Year 2000..........................................................67
    8.25     Full Disclosure....................................................67
    8.26     No Default.........................................................67
    8.27     Perfection of Security Interests...................................67
    8.28     Reorganization and Communications Bond Debt........................67

SECTION 9    COVENANTS..........................................................68
    9.1      Use of Proceeds....................................................68
    9.2      Books and Records..................................................68
    9.3      Items to be Furnished..............................................68



                                      (ii)

    9.4      Inspections........................................................70
    9.5      Taxes..............................................................70
    9.6      Payment of Obligations.............................................70
    9.7      Maintenance of Existence, Assets, and Business.....................70
    9.8      Insurance..........................................................71
    9.9      Preservation and Protection of Rights..............................71
    9.10     Employee Benefit Plans.............................................72
    9.11     Environmental Laws.................................................72
    9.12     Debt and Guaranties................................................72
    9.13     Liens..............................................................73
    9.14     Transactions with Affiliates.......................................74
    9.15     Compliance with Laws and Documents.................................74
    9.16     Permitted Acquisitions, Subsidiary Guaranties, and Collateral
             Documents..........................................................74
    9.17     Assignment.........................................................75
    9.18     Fiscal Year and Accounting Methods.................................75
    9.19     Government Regulations.............................................75
    9.20     Loans, Advances, Investments, and Restricted Payments..............75
    9.21     Restrictions on Subsidiaries.......................................78
    9.22     Sale of Assets.....................................................78
    9.23     Sale-Leaseback Financings..........................................78
    9.24     Mergers and Dissolutions; Sale of Capital Stock....................78
    9.25     New Business.......................................................78
    9.26     Financial Hedges...................................................79
    9.27     Affiliate Subordination Agreements.................................79
    9.28     Amendments to Documents............................................79
    9.29     Financial Covenants................................................80
    9.30     Covenants of Communications........................................81

SECTION 10   DEFAULT............................................................83
    10.1     Payment of Obligation..............................................83
    10.2     Covenants..........................................................83
    10.3     Debtor Relief......................................................84
    10.4     Judgments and Attachments..........................................84
    10.5     Government Action..................................................84
    10.6     Misrepresentation..................................................84
    10.7     Change of Management...............................................84
    10.8     Change of Control..................................................84
    10.9     Authorizations.....................................................85
    10.10    Default Under Other Debt and Agreements............................85
    10.11    LCs................................................................85
    10.12    Validity and Enforceability of Loan Documents......................85
    10.13    Material Adverse Effect............................................85
    10.14    Environmental Liability............................................85
    10.15    Pledged Stock......................................................85
    10.16    Dissolution........................................................86
    10.17    Payment of Certain Other Agreements................................86
    10.18    Default or Acceleration under Certain Other Agreements.............86
    10.19    Redemption of Certain Other Debt or Obligation.....................86



                                      (iii)

SECTION 11   RIGHTS AND REMEDIES................................................86
    11.1     Remedies Upon Default..............................................86
    11.2     Company Waivers....................................................87
    11.3     Performance by Administrative Agent................................87
    11.4     Delegation of Duties and Rights....................................87
    11.5     Not in Control.....................................................87
    11.6     Course of Dealing..................................................88
    11.7     Cumulative Rights..................................................88
    11.8     Application of Proceeds............................................88
    11.9     Certain Proceedings................................................88
    11.10    Limitation of Rights...............................................88
    11.11    Expenditures by Lenders............................................88
    11.12    INDEMNIFICATION....................................................89

SECTION 12   AGREEMENT AMONG LENDERS............................................89
    12.1     Administrative Agent...............................................89
    12.2     Expenses...........................................................91
    12.3     Proportionate Absorption of Losses.................................91
    12.4     Delegation of Duties; Reliance.....................................91
    12.5     Limitation of Liability............................................91
    12.6     Default; Collateral................................................92
    12.7     Limitation of Liability............................................94
    12.8     Relationship of Lenders............................................94
    12.9     Benefits of Agreement..............................................94
    12.10    Agents.............................................................94
    12.11    Obligations Several................................................94
    12.12    Financial Hedges...................................................94
    12.13    Successor Administrative Agent.....................................94

SECTION 13   MISCELLANEOUS......................................................95
    13.1     Headings...........................................................95
    13.2     Nonbusiness Days...................................................95
    13.3     Communications.....................................................95
    13.4     Form and Number of Documents.......................................95
    13.5     Exceptions to Covenants............................................95
    13.6     Survival...........................................................95
    13.7     Governing Law......................................................96
    13.8     Invalid Provisions.................................................96
    13.9     Entirety...........................................................96
    13.10    Jurisdiction; Venue; Service of Process; Jury Trial................96
    13.11    Amendments, Consents, Conflicts, and Waivers.......................97
    13.12    Multiple Counterparts..............................................98
    13.13    Successors and Assigns; Assignments and Participations.............98
    13.14    Discharge Only Upon Payment in Full; Reinstatement in Certain
             Circumstances.....................................................102
    13.15    Restatement of Existing Credit Agreement..........................102



                                      (iv)

                             SCHEDULES AND EXHIBITS

Schedule 2.1        -       Lenders and Commitments
Schedule 7.1        -       Conditions Precedent to Closing
Schedule 7.1A       -       Post Closing Requirements
Schedule 7.2        -       Conditions Precedent to Permitted Acquisition
Schedule 8.2        -       FCC and PUC Licenses
Schedule 8.3        -       Capital Stock and Partnership Interests;
Schedule 8.3A       -       Cellular Partnership Obligors and Loans
Schedule 8.15       -       Material Agreements
Schedule 9.13       -       Existing Liens
Schedule 9.20       -       Existing Investments
Schedule 9.30       -       Existing Liens of Communications

Exhibit A-1         -       Form of Revolver Note
Exhibit A-2         -       Form of Term Loan A Note
Exhibit A-3         -       Form of Term Loan B Note
Exhibit A-4         -       Form of Swing Line Note
Exhibit A-5         -       Form of Discretionary Revolver Note
Exhibit A-6         -       Form of Discretionary Term A Loan Note
Exhibit A-7         -       Form of Discretionary Term B Loan Note
Exhibit B-1         -       Form of Borrowing Notice
Exhibit B-2         -       Form of Conversion Notice
Exhibit B-3         -       Form of LC Request
Exhibit C           -       Form of Guaranty
Exhibit D-1         -       Form of Pledge, Assignment, and Security Agreement
Exhibit D-2         -       Form of Pledge, Assignment, and Security Agreement for
                            Communications
Exhibit E-1         -       Form of Compliance Certificate
Exhibit E-2         -       Form of Permitted Acquisition Compliance Certificate
Exhibit E-3         -       Form of Permitted Acquisition Loan Closing Certificate
Exhibit F           -       Form of Assignment and Acceptance Agreement
Exhibit G-1         -       Form of Opinion of Counsel of Borrower
Exhibit G-2         -       Form of Opinion of New York Counsel of Borrower
Exhibit G-3         -       Form of Opinion of Special Regulatory Counsel
Exhibit H           -       Form of Affiliate Subordination Agreement



                                      (v)

                       AMENDED, RESTATED, AND CONSOLIDATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS AMENDED, RESTATED, AND CONSOLIDATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of January 18, 2000, among DOBSON OPERATING CO., L.L.C. (SUCCESSOR BY MERGER WITH DOBSON OPERATING COMPANY AND DOBSON CELLULAR OPERATIONS COMPANY), an Oklahoma limited liability company ("BORROWER"), Lenders (hereinafter defined), BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined), for itself and the other Lenders, LEHMAN COMMERCIAL PAPER INC. and TORONTO DOMINION (TEXAS), INC., as Co-Syndication Agents (hereinafter defined), FIRST UNION NATIONAL BANK and PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (hereinafter defined), and the Managing Agents (hereinafter defined) and Co-Agents (hereinafter defined).

                                    RECITALS

         A. Borrower's predecessor in interest, Dobson Operating Company ("DOC"), is a party to the credit agreement described in PART A of SCHEDULE 1 (the "EXISTING DOC CREDIT AGREEMENT").

         B. Borrower's predecessor in interest, Dobson Cellular Operations Company ("DCOC"), a wholly-owned subsidiary of Dobson Communications Corporation ("COMMUNICATIONS") is a party to the credit agreements described in PART B of
SCHEDULE 1 (the "EXISTING DCOC CREDIT AGREEMENTS").

         C. In a series of related transactions occurring substantially concurrently, Communications effected a corporate reorganization whereby among other things, (i) DCOC and DOC Cellular Subsidiary Company merged with and into DOC, and then DOC merged with and into Borrower; (ii) Borrower assumed all liabilities and indebtedness of DOC under the Existing DOC Credit Agreement and of DCOC under the Existing DCOC Credit Agreements, as well as certain existing, unsecured, subordinated debt owed by DCOC to Communications, (iii) all of the direct subsidiaries of DCOC and several direct and indirect subsidiaries of DOC merged with and into Dobson Cellular Systems, Inc. ("DOBSON CELLULAR SYSTEMS"), and (iv) Communications contributed all of the stock of Dobson/Sygnet Communications Company to Borrower, who in turn, contributed such stock to Dobson Cellular Systems, such that Dobson/Sygnet Communications Company and its Subsidiaries are direct Subsidiaries of Dobson Cellular Systems (collectively, the "REORGANIZATION").

         D. In connection with the Reorganization and subject to the terms and conditions set forth below, Borrower and Lenders desire to amend, restate, and consolidate the Existing DOC Credit Agreement and the Existing DCOC Credit Agreements, in the form of this Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement (the "AGREEMENT"), in order to, among other things, (i) provide for three credit facilities totaling $800,000,000 in the form of a revolving loan facility in the aggregate principal amount of $300,000,000, and two term loan facilities in the aggregate principal amount of $500,000,000; (ii) provide an uncommitted discretionary facility in the aggregate principal amount of up to $300,000,000; (iii) extend the maturity dates; (iv) substitute Bank of America, N.A., as Administrative Agent for the Lenders under the Existing DOC Credits Agreement; and (v) add additional Lenders and to substitute additional Lenders for certain existing lenders under the Existing Credit Agreements, which existing lenders are not participating in this Agreement.

         E. This amendment, restatement, and consolidation of the Existing DOC Credit Agreement and the Existing DCOC Credit Agreements hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness under the Existing DOC Credit Agreement or the Existing

DCOC Credit Agreements, which indebtedness shall remain outstanding hereunder on the terms and conditions hereinafter provided.

         F. In consideration of the foregoing and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that, effective upon the Closing Date as hereinafter defined, the Existing DOC Credit Agreement and the Existing DCOC Credit Agreements are amended, restated, and consolidated in their entirety as follows:

SECTION 1  DEFINITIONS AND TERMS.

         1.1  DEFINITIONS.  As used herein:

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; PROVIDED THAT, in any merger involving Borrower, Borrower must be the surviving entity.

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         ADMINISTRATIVE AGENT means Bank of America, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under the Loan Documents.

         AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         AFFILIATE SUBORDINATION AGREEMENT means, individually, and AFFILIATE SUBORDINATION AGREEMENTS means, collectively, (a) the Affiliate Subordination Agreements and reconfirmations thereof executed and delivered by Affiliates of Loan Parties pursuant to the Existing Credit Agreements, as amended and ratified pursuant to this Agreement; (b) any other Affiliate Subordination Agreement (substantially in the form of EXHIBIT H) executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (c) any amendments, modifications, supplements, ratifications, or restatements of any Affiliate Subordination Agreement made in accordance with the Loan Documents.

         AGENTS means, collectively, Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, Managing Agents, and Co-Agents.

         AGREEMENT means this Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         ALASKA 1 RSA ACQUISITION means the Acquisition of the Alaska #1 rural service area #315 Wade Hampton pursuant to the Asset Purchase Agreement dated as of October 6, 1999, by and between Pacific Telecom Cellular of Alaska RSA #1, Inc., an Alaska corporation, and Dobson Cellular Systems or its designee (as such Asset Purchase Agreement may have been and may be amended from time to time; PROVIDED THAT any such amendments after the Closing Date must be consented to by Administrative Agent, which consent will not be unreasonably withheld or delayed).

         ALASKA 3 RSA ACQUISITION means the Acquisition of the Alaska #3 rural service area #317A Haines, Alaska pursuant to the Asset Purchase Agreement dated as of September 30, 1999, by and between Alaska-3 Cellular, LLC, a Mississippi limited liability company, and Dobson Cellular Systems or its designee (as such Asset Purchase Agreement may have been and may be amended from time to time; PROVIDED THAT any such amendments after the Closing Date must be consented to by Administrative Agent, which consent will not be unreasonably withheld or delayed).

         ANNUALIZED INTEREST EXPENSE means (i) from the Closing Date through March 31, 2000, the cash Interest Expense of the Companies for the period from January 1, 2000, through March 31, 2000, MULTIPLIED BY four; (ii) for the fiscal quarter ending June 30, 2000, the cash Interest Expense of the Companies for the period from January 1, 2000, through June 30, 2000, MULTIPLIED BY two; and (iii) for the fiscal quarter ending September 30, 2000, the cash Interest Expense of the Companies for the period from January 1, 2000, through September 30, 2000, MULTIPLIED BY 4/3.

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         APPLICABLE MARGIN means either:

                  (a) Solely with respect to Borrowings under the Revolver Facility, the Discretionary Revolver Subfacility, the Term Loan A Facility, and the Discretionary Term A Loan Subfacility and commitment fees under the Revolver Facility, the Discretionary Revolver Subfacility, and the Term Loan A Facility:

                           (i) on any date of determination occurring on or
                  prior to the date that the Determining Compliance Certificate shall have been delivered hereunder, 1.500% for Base Rate Borrowings, 2.500% for Eurodollar Rate Borrowings, and .50% for Commitment Fees; or

                           (ii) on any date of determination occurring after the
                  date that the Determining Compliance Certificate shall have been delivered hereunder, the percentage per annum set forth in the table below for the Type of Borrowing or commitment fees (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to SECTION 9.3 hereof (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):


------------------------------------- ------------------------------------------------------------------------------------------
                                                                        APPLICABLE MARGIN (PER ANNUM)
         LEVERAGE RATIO               ------------------------------------------------------------------------------------------
                                                 BASE RATE                     EURODOLLAR RATE              COMMITMENT FEES
                                                BORROWINGS                       BORROWINGS
------------------------------------- ------------------------------- --------------------------------- ------------------------
         Less than 4.00:1.0                       0.500%                           1.500%                        0.250%
--------------------------------------------------------------------------------------------------------------------------------
        Greater than or equal
           to 4.00 to 1.0,                        0.750%                           1.750%                        0.250%
       but less than 5.00:1.0
--------------------------------------------------------------------------------------------------------------------------------
        Greater than or equal
            to 5.00:1.0,                          1.000%                           2.000%                        0.375%
       but less than 6.00:1.0
--------------------------------------------------------------------------------------------------------------------------------
        Greater than or equal
            to 6.00:1.0,                          1.250%                           2.250%                        0.500%
       but less than 7.00:1.0
--------------------------------------------------------------------------------------------------------------------------------
        Greater than or equal                     1.500%                           2.500%                        0.500%
             to 7.00:1.0
------------------------------------- ------------------------------- --------------------------------- ------------------------


                  (b) Solely with respect of Borrowings under the Term Loan B Facility,

                           (i) on any date of determination occurring on or
                  prior to the date that the Determining Compliance Certificate shall have been delivered hereunder, 2.000% for Base Rate Borrowings and 3.000% for Eurodollar Rate Borrowings; or

                           (ii) on any date of determination occurring after the
                  date that the Determining Compliance Certificate shall have been delivered hereunder, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to SECTION 9.3 hereof (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):


-----------------------------------------------------------------------------------------------------------------------------------
                                                                         APPLICABLE MARGIN (PER ANNUM)
          LEVERAGE RATIO            -----------------------------------------------------------------------------------------------
                                                BASE RATE BORROWINGS                         EURODOLLAR RATE BORROWINGS
----------------------------------- -------------------------------------------- --------------------------------------------------
        Less than 5.00:1.0                             1.750%                                          2.750%
-----------------------------------------------------------------------------------------------------------------------------------
          Greater than or                              2.000%                                          3.000%
         equal to 5.00:1.0
-----------------------------------------------------------------------------------------------------------------------------------


                  (c) Solely with respect of Borrowings under the Discretionary Term B Loan Subfacility, the Applicable Margin for each Discretionary Term B Loan shall be the amount set forth in the Supplemental Credit Documents for such Discretionary Term B Loan.

                  (d) The provisions in ITEMS a(ii) and (b)(ii) preceding are further subject to the following:

                           (i) With respect to any adjustments in the Applicable
                  Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

                           (ii) If Borrower fails to timely furnish to Lenders
                  the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then (unless the Default Rate has been effected by Required Lenders pursuant to SECTION 3.6) the Applicable Margin for the Revolver Facility, the Discretionary Revolver Subfacility, the Term Loan A Facility, the Discretionary Term A Loan Subfacility, the Term Loan B Facility, and the Commitment Fees shall be the maximum Applicable Margin for the respective Facilities or Subfacilities (as the case may be) or the Commitment Fees specified in the tables above.

         APPROVED FUND means, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         ARRANGER means Banc of America Securities LLC, and its successors and assigns, in its capacity as sole lead arranger and book manager under the Loan Documents.

         ASSUMED TAXES means, with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance.

         AUTHORIZATIONS means (i) all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (OTHER THAN the FCC and applicable
PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System and (ii) all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, the FCC and applicable PUCs, including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

         BANK OF AMERICA means Bank of America, N.A., in its individual capacity as a Lender, and its successors and assigns.

         BASE RATE means, for any day, the rate per annum equal to the HIGHER of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Revolver Facility, the LC Subfacility, the Swing Line Subfacility, the Term Loan A Facility, the

Term Loan B Facility, or any Discretionary Loan under the Discretionary Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or
(b) by any Lender in accordance with, and to satisfy the obligations of any Loan Party under, any Loan Document.

         BORROWING DATE is defined in SECTION 2.8(a).

         BORROWING NOTICE means a request for Borrowing made pursuant to SECTION 2.8(a), substantially in the form of EXHIBIT B-1.

         BUDGET means the most recently delivered of the (a) annual financial budgets for the Companies and Communications and their respective Restricted Subsidiaries delivered by the Companies and Communications on the Closing Date as required in ITEM 21 on SCHEDULE 7.1 delivered pursuant to SECTION 7.1 or (b) the Budgets delivered pursuant to SECTION 9.3(d), together with any adjustments to any Budget (whether described in CLAUSE (a) or (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "PERMITTED ACQUISITION" as set forth in this SECTION 1.1, SO LONG AS such projections have been approved by Administrative Agent.

         BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas or New York, New York, and
(b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CAPITAL EXPENDITURES means an expenditure (determined in accordance with GAAP) for any fixed asset owned by any Company and used in the operations of such Company having a useful life of more than one year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, that Capital Expenditures shall not include acquisitions of stock or assets which are made in accordance with SECTION 9.20 hereof.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CASH EQUIVALENTS means:

                  (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

                  (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

                  (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

                  (e) Demand deposit accounts which are maintained in the ordinary course of business.

         CASH-PAY DATE means, with respect to any issue of Preferred Stock or Exchange Debentures, the date specified in the related Certificate of Designation or Indentures for such series of Preferred Stock or Exchange Debentures after which all dividends or payments must be paid in cash.

         CELLULAR ASSETS means any Cellular Systems or Franchise Interest owned directly or indirectly by any Person and used in connection with such Person's Cellular Business.

         CELLULAR BUSINESS means the business of owning or operating one or more Cellular Systems and other business directly related thereto.

         CELLULAR ENTITY means a Cellular Licensee or Cellular Permittee.

         CELLULAR LICENSEE means any Person that is authorized to own, control, and operate a Cellular System.

         CELLULAR PARTNERSHIP means, individually, and CELLULAR PARTNERSHIPS means, collectively, any entity in which Borrower or one of its Restricted Subsidiaries owns, directly or indirectly, a partnership interest.

         CELLULAR PARTNERSHIP OBLIGOR means, on any date of determination, any Cellular Partnership which is not Wholly-owned directly or indirectly by Borrower, for which Borrower or one of its Restricted Subsidiaries, directly or indirectly, serves as the Managing General Partner or equivalent position, and which has incurred Debt or has a Cellular Partnership Promissory Note outstanding, SO LONG AS (i) such Debt has not been repaid in full and the related commitment to lend has not been terminated and (ii) all requirements of
SECTION 9.12(e) with respect to such Debt have been satisfied.

         CELLULAR PARTNERSHIP PROMISSORY NOTES means certain intercompany notes, now or hereafter existing, each executed by a Cellular Partnership Obligor and payable to the order of a Company, and CELLULAR PARTNERSHIP PROMISSORY NOTE means any one of such intercompany notes.

         CELLULAR PERMITTEE means a Person that is authorized by the FCC to construct a Cellular System.

         CELLULAR SYSTEM means a domestic public cellular radio telecommunications service system licensed under Part 22 of the rules promulgated by the FCC.

         CLASS A PREFERRED STOCK means the 214,286 shares of Non-Cumulative, NonVoting, Non-Convertible, Class A 5% Preferred Stock of Communications owned by Borrower.

         CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived.

         CO-AGENTS means, collectively Mercantile Bank National Association, Citizens Bank of Massachusetts, and U.S. Bank National Association.

         CO-DOCUMENTATION AGENT means First Union National Bank and PNC Bank, National Association, and their respective permitted successors and assigns as "CO-DOCUMENTATION AGENTS" under the Loan Documents.

         CO-SYNDICATION AGENTS means Lehman Commercial Paper Inc. and Toronto Dominion (Texas), Inc. and their respective permitted successors or assigns as "CO-SYNDICATION AGENTS" under the Loan Documents.

         CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH the rules and regulations promulgated thereunder.

         COLLATERAL means all of the items and types of property described as "COLLATERAL" in now existing or hereafter created Collateral Documents and all cash and non-cash proceeds thereof.

         COLLATERAL DOCUMENTS means all security agreements, pledge agreements, financing statements, assignments of partnership interests, Guaranties, mortgages, and deeds of trust at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, TOGETHER WITH all reaffirmations, amendments, and modifications thereof or supplements thereto.

         COMMITMENT NOTICE is defined in SECTION 2.6(d).

         COMMITMENT PERCENTAGE means, at any date of determination, for any Lender with respect to a particular Facility or Discretionary Loan, the proportion (stated as a percentage) that its Committed Sum for such Facility or Discretionary Loan bears to the aggregate Committed Sums of all Lenders for such Facility or Discretionary Loan.

         COMMITMENT REQUEST is defined in SECTION 2.6(c).

         COMMITTED SUM means (a) for any Revolver Lender or Discretionary Revolver Lender, with respect to the Revolver Facility or any Discretionary Revolver Loan, as applicable, at any date of determination occurring prior to the respective Termination Date for the Revolver Facility or Discretionary Revolver Loan, the amount stated beside such Lender's name under the heading for the Revolver Facility or the applicable Discretionary Loan on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), and (b) for any other Lender, with respect to any other Facility or Discretionary Loan, at any date of determination occurring prior to the initial Borrowing Date for such Facility or Discretionary Loan, the amount stated beside such Lender's name under the heading for the applicable Facility or Discretionary Loan on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

         COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation, which owns all of the issued and outstanding shares of capital stock of Borrower.

         COMMUNICATIONS ACT means, collectively, THE FEDERAL COMMUNICATIONS ACT OF 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

         COMMUNICATIONS BOND DEBT means the 11 3/4% Senior Notes due 2007 issued By Communications pursuant to that certain Indenture dated as of February 28, 1997, between Communications and United States Trust Company of New York, in an aggregate original principal amount of $160,000,000, and the documents and agreements evidencing and establishing such Debt, as the same may be amended from time to time in accordance with the terms thereof and hereof.

         COMPANIES means, at any date of determination thereof, Borrower and each of its Restricted Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Restricted Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

         CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

         CONTINUING LENDERS is defined in SECTION 13.15.

         CONVERSION NOTICE means a request pursuant to SECTION 3.11, substantially in the form of EXHIBIT B-2.

         CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the audited Financial Statements for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998, calculated on a consolidated basis for Communications and its Subsidiaries; (ii) the unaudited Financial Statements for the fiscal quarter ended September 30, 1999, calculated on a consolidated basis for each of DOC and its Subsidiaries and DCOC and its Subsidiaries;
(iii) an unaudited PRO FORMA balance sheet of Borrower and its Restricted Subsidiaries, which balance sheet shall be prepared giving PRO FORMA effect to the Reorganization, the Alaska 1 RSA Acquisition, the Alaska 3 RSA Acquisition, the Michigan 3 RSA Acquisition, and the Michigan 10 RSA Acquisition, and the incurrence of Debt under this Agreement as of September 30, 1999; and (iv) an unaudited PRO FORMA income statement of Borrower and its Restricted Subsidiaries (including a calculation of Operating Cash Flow for such entities), for the three fiscal quarters ending September 30, 1999, which income statement gives PRO FORMA effect to the Reorganization, the Alaska 1 RSA Acquisition, the Alaska 3 RSA Acquisition, the Michigan 3 RSA Acquisition, and the Michigan 10 RSA Acquisition, and the incurrence of Debt under this Agreement; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies and for Communications and its Restricted Subsidiaries.

         DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) obligations of such Person under non-compete agreements entered into in connection with Permitted Acquisitions, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net payments under Financial Hedges.

         DCOC is defined in the recitals to this Agreement.

         DEBT ISSUANCE means any Debt of Borrower or any Company for borrowed money issued or incurred after the Closing Date, other than Permitted Debt.

         DETERMINING COMPLIANCE CERTIFICATE means the quarterly Compliance Certificate for the fiscal quarter ending March 31, 2000.

         DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DECLINING B LENDER is defined in SECTION 3.3(f).

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the SUM of the Base Rate PLUS the highest Applicable Margin for Base Rate Borrowings for the relevant Facility PLUS 2% AND (b) the Maximum Rate.

         DISCRETIONARY COMMITMENT means, for any Discretionary Lender with respect to any Discretionary Loan, the commitment amount designated for such Lender in the Supplemental Credit Documents for such Discretionary Loan in accordance with the procedures described in SECTION 2.6(d).

         DISCRETIONARY FACILITY means the uncommitted discretionary facility described in and subject to the limitations of SECTION 2.6.

         DISCRETIONARY LENDER means, at any date of determination, each Lender who has a Discretionary Commitment or to whom Discretionary Principal Debt is owed.

         DISCRETIONARY LOAN EFFECTIVE DATE, for each Discretionary Loan, is the date specified by Administrative Agent in accordance with SECTION 2.6(d) and set forth in the Supplemental Credit Documents for such Discretionary Loan.

         DISCRETIONARY LOAN REQUEST has the meaning as defined in SECTION 2.6(c), which shall have attached thereto a proposed "Sources and Uses" table and, if applicable, a revised SCHEDULE 8.3 to this Agreement reflecting the corporate structure after giving effect to any proposed Permitted Acquisition.

         DISCRETIONARY LOANS has the meaning as defined in SECTION 2.6(c).

         DISCRETIONARY LOAN SUBFACILITIES means, collectively, the Discretionary Revolver Subfacility, the Discretionary Term A Loan Subfacility, and the Discretionary Term B Loan Subfacility; DISCRETIONARY LOAN SUBFACILITY means, any of the Discretionary Revolver Subfacility, the Discretionary Term A Loan Subfacility, or the Discretionary Term B Loan Subfacility.

         DISCRETIONARY PRINCIPAL DEBT means, at any date of determination, the SUM of (a) the Discretionary Revolver Principal Debt arising under all Discretionary Revolver Loans, (b) the Discretionary Term A Loan Principal Debt arising under all Discretionary Term A Loans, and (c) the Discretionary Term B Loan Principal Debt arising under all Discretionary Term B Loans.

         DISCRETIONARY REVOLVER COMMITMENT means, with respect to any Discretionary Revolver Loan, on any date of determination, the aggregate Committed Sums of all Discretionary Lenders for such Discretionary Revolver Loan.

         DISCRETIONARY REVOLVER LENDERS means, on any date of determination, all Discretionary Lenders that have Committed Sums under the Discretionary Revolver Subfacility.

         DISCRETIONARY REVOLVER LOAN means any Discretionary Loan under the Discretionary Revolver Subfacility.

         DISCRETIONARY REVOLVER NOTE means a note substantially in the form of EXHIBIT A-5, and all renewals and extensions of all or any part thereof.

         DISCRETIONARY REVOLVER PRINCIPAL DEBT means, on any date of determination, for any Discretionary Revolver Loan, the aggregate unpaid principal balance of all Borrowings under such Discretionary Revolver Loan.

         DISCRETIONARY REVOLVER SUBFACILITY means the subfacility under the Discretionary Facility, described in, and subject to the limitations of, SECTION 2.6(a)(i).

         DISCRETIONARY TERM A COMMITMENT means, with respect to any Discretionary Term A Loan, on any date of determination, the aggregate Committed Sums of all Discretionary Lenders for such Discretionary Term A Loan.

         DISCRETIONARY TERM A LOAN LENDERS means, on any date of determination, all Discretionary Lenders that have Committed Sums under the Discretionary Term A Loan Subfacility or that are owed any Discretionary Term A Loan Principal Debt under any Discretionary Term A Loan.

         DISCRETIONARY TERM A LOANS means any Discretionary Loans under the Discretionary Term A Loan Subfacility.

         DISCRETIONARY TERM A LOAN NOTE means a note substantially in the form of EXHIBIT A-6, and all renewals and extensions of all or any part thereof.

         DISCRETIONARY TERM A LOAN PRINCIPAL DEBT means, on any date of determination, for any Discretionary Term A Loan, the aggregate unpaid principal balance of all Borrowings under such Discretionary Term A Loan.

         DISCRETIONARY TERM A LOAN SUBFACILITY means the subfacility under the Discretionary Facility, described in, and subject to the limitations of, SECTION 2.6(a)(ii).

         DISCRETIONARY TERM B COMMITMENT means, with respect to any Discretionary Term B Loan, on any date of determination, the aggregate Committed Sums of all Discretionary Lenders for such Discretionary Term B Loan.

         DISCRETIONARY TERM B LOAN LENDERS means, on any date of determination, all Discretionary Lenders that have Committed Sums under the Discretionary Term B Loan Subfacility or that are owed any Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan.

         DISCRETIONARY TERM B LOANS means any Discretionary Loans under the Discretionary Term B Loan Subfacility.

         DISCRETIONARY TERM B LOAN NOTE means a note substantially in the form of EXHIBIT A-7, and all renewals and extensions of all or any part thereof.

         DISCRETIONARY TERM B LOAN PRINCIPAL DEBT means, on any date of determination, for any Discretionary Term B Loan, the aggregate unpaid principal balance of all Borrowings under such Discretionary Term B Loan.

         DISCRETIONARY TERM B LOAN SUBFACILITY means the subfacility under the Discretionary Facility, described in, and subject to the limitations of, SECTION 2.6(a)(iii).

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock, membership interest, or any other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         DOBSON CELLULAR SYSTEMS is defined in the recitals to this Agreement.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         DOMESTIC SUBSIDIARY of any Person means a direct or indirect Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction of the United States, OTHER THAN a direct or indirect Subsidiary of a Foreign Subsidiary of such Person.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); (c) an Approved Fund of the assigning Lender; and (d) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         EMPLOYEE PLAN means, at any time, each Single-Employer Plan and each Multiemployer Plan.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         ENVIRONMENTAL LIABILITY means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or
(c) from actual or threatened damages to natural resources.

         ENVIRONMENTAL PERMIT means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         EQUITY ISSUANCE means the issuance on and after the Closing Date by Communications or any Company of any shares of any class of stock, warrants, or other equity interests, OTHER THAN (a) present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies under Communication's or any Company's stock option plan or other benefit or compensation plans or arrangements, (b) stock issued upon the exercise of any such warrants or options, (c) the Preferred Stock, (d) any shares of any class of stock, warrants, or other equity interests issued from a Company solely to another Company, (e) Distribution of the stock of Logix Communications Enterprises, Inc. pursuant to the Logix Spinoff, (f) the common stock of Communications issued pursuant to the initial public offering of Communications, (g) common stock of Communications issued solely in connection with Permitted Acquisitions structured as a merger, SO LONG AS, no Default or Potential Default exists or arises as a result thereof, and (h) prior to or concurrently with the initial public offering of Communications, any issuance of voting securities of Communications in exchange for, or as consideration for the cancellation of, other securities of Communications, OTHER THAN the Preferred Stock.

         ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is, or has been within the past six years, a member of any Loan Party's controlled group or which is, or has been within the past six years, under common control with any Loan Party within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

         EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings.

         EXCESS CASH FLOW means, on any date of determination with respect to the fiscal year then most recently ended, Operating Cash Flow of the Companies, PLUS any net decrease in Working Capital of the Companies, LESS the SUM of, without duplication, (a) Capital Expenditures made by the Companies during such fiscal year which were permitted to be made under the terms of the Loan Documents, (b) required payments of principal on Permitted Debt of the Companies made during such fiscal year (other than payments made pursuant to SECTION 3.3(b) and (c)), (c) the aggregate Taxes actually paid in cash by the Companies during such fiscal year, (d) Distributions (including, without limitation, Partnership Distributions) made by the Companies during such fiscal year to the extent permitted by the Loan Documents, OTHER THAN cash Distributions made under
SECTION 9.20(q); (e) Interest Expense paid by the Companies during such fiscal year or accrued during such fiscal year in compliance with the Loan Documents, SO LONG AS such accrued interest is actually paid by the Companies during such fiscal year or the first two (2) calendar months of the following fiscal year in compliance with the Loan Documents; and (f) any net increase in Working Capital.

         EXCHANGE DEBENTURES means any subordinated debentures issued in exchange for all or any portion of the Preferred Stock, all as more particularly described in the related Offering Memorandum for such Preferred Stock.

         EXECUTIVE MANAGEMENT TEAM means Everett Dobson, Bruce Knooihuizen, and
G. Edward Evans.

         EXISTING CREDIT AGREEMENTS means, collectively, the Existing DOC Credit Agreement and the Existing DCOC Credit Agreements.

         EXISTING COLLATERAL DOCUMENTS is defined in SECTION 6.3.

         EXISTING DCOC CREDIT AGREEMENTS is defined in the recitals to this Agreement.

         EXISTING DOC CREDIT AGREEMENT is defined in the recitals to this Agreement.

         EXISTING FINANCIAL HEDGES means that certain CAP Transaction effective as of June 14, 1999, between DCOC and Toronto-Dominion Bank.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         FACILITIES means, collectively, the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility, BUT NOT the Discretionary Facility; FACILITY means any of the Revolver Facility, the Term Loan A Facility, or the Term Loan B Facility.

         FCC means the Federal Communications Commission and any successor regulatory body.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates and which complies with the applicable requirements of SECTION 9.26(c) and is otherwise in compliance with the requirements of the Loan Documents.

         FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

         FIXED CHARGE COVERAGE RATIO means, for the Companies, at any date of determination with respect to the most recently ended Rolling Period, the ratio of: (a) the Operating Cash Flow of the Companies MINUS the amount paid for Capital Expenditures by the Companies to (b) the SUM of (i) all regularly-scheduled principal payments with respect to Total Debt required to be paid, (ii) cash Interest Expense, and (iii) Distributions paid in cash by Borrower.

         FOREIGN SUBSIDIARY of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction OTHER THAN a jurisdiction of the United States.

         FRANCHISE INTEREST means a direct or indirect ownership in any Person that is a Cellular Entity.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         GRTI means Gila River Telecommunications Subsidiary, Inc., a corporation organized pursuant to Gila River Indian Resolution Number GR-10-97.

         GRTI NOTE means the Secured Non-Recourse Term Note dated September 30, 1997, by GRTI in favor of DOC in the original principal amount of $6,110,554.75, executed pursuant to that certain Non-Recourse Term Loan Agreement dated September 30, 1997, executed by GRTI, as "BORROWER", and DOC, as the lender thereunder.

         GUARANTOR means any Person, including, but not limited to, each Restricted Subsidiary of Borrower or any other Company that is a Domestic Subsidiary of Borrower and any Cellular Partnership Obligor, which undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

         GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         INTEREST COVERAGE RATIO means, EITHER (a) at any date of determination on or prior to September 30, 2000, the ratio of the Operating Cash Flow of the Companies to Annualized Interest Expense or (b) on any date of determination occurring after September 30, 2000, the ratio of the Operating Cash Flow of the Companies to the cash Interest Expense of the Companies for the Rolling Period then ended.

         INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt.

         INTEREST PERIOD is determined in accordance with SECTION 3.10.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LC means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.4 hereof.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company); PROVIDED THAT this Agreement shall control any conflict between this Agreement and any such LC Agreement.

         LC EXPOSURE means, at any time and without duplication, the SUM of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         LC REQUEST means a request pursuant to SECTION 2.4(a), substantially in the form of EXHIBIT B-3.

         LC SUBFACILITY means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of SECTION 2.4, under which the LC Exposure may never (a) collectively exceed $20,000,000 and
(b) TOGETHER WITH the Revolver Principal Debt may never exceed the Revolver Commitment.

         LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the addition of new Discretionary Lenders pursuant to SECTION 2.6(e) and to reflect the assignments made in accordance with SECTION 13.13(b) of this agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement); PROVIDED THAT, solely for purposes of any Collateral Document and SECTION 12 and SECTIONS
3.13 and 3.14; "LENDERS" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

         LEVERAGE RATIO means, with respect to the Companies on a consolidated basis, at any date of determination thereof, the ratio of (a) the Total Debt outstanding on such date to (b) Operating Cash Flow of the Companies.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN DOCUMENTS means (a) this Agreement, the Notes, the Collateral Documents, LCs, and LC Agreements, (b) all Supplemental Credit Documents with respect to Discretionary Loans, (c) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and
(d) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         LOAN PARTIES means, on any date of determination, Borrower and all Guarantors.

         LOGIX SPINOFF means the proposed transaction or series of transactions pursuant to which the stock of Logix Communications Enterprises, Inc. is transferred from Borrower to Communications and from Communications to its shareholders, SO LONG AS (i) no Default or Potential Default exists or arises as a result of such transaction, (ii) such transaction is structured on an arms-length basis and on such terms and conditions as are customary between and among unrelated entities, (iii) all Debt owed by Logix Communications Enterprises, Inc. or any Subsidiary thereof to Communications or any Restricted Subsidiary thereof is repaid in full on or prior to consummation of such Logix Spinoff; and (iv) such transaction is otherwise on terms acceptable to Administrative Agent.

         MANAGING AGENTS means, collectively, CoBank, ACB, Union Bank of California, N.A., The Bank of Novia Scotia, Barclays Bank PLC, CIBC Inc., Credit Lyonnais New York Branch, Bankers Trust Company, Dresdner Bank AG New York and Grand Caymen Branches, Fleet National Bank, Key Corporate Capital Inc., National City, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, would reasonably be expected to result in any (a) material impairment of the ability of any Loan Party to perform any of its payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of any Loan Party or any Subsidiary thereof, taken as a whole, or (c) Default or Potential Default.

         MAXIMUM DISCRETIONARY COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $300,000,000.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MICHIGAN 3 RSA ACQUISITION means the Acquisition of the Rural Service Area # 3, Michigan-3-Emmet and the management and operation of the Rural Service Area # 5, Michigan-5-Manistee under the Management Agreement dated August 20, 1991, between Radiofone, Inc. and Interstate Cellular Holdings Corp. pursuant to the Asset Purchase Agreement dated as of October 25, 1999, by and between Trillium Cellular Corp., a Florida corporation, Universal Telecell, Inc. (d/b/a Unitel Wireless Communications Systems), a Delaware corporation, Interstate Cellular Holdings Corp., a Florida corporation, and Dobson Cellular Systems (as such Asset Purchase Agreement may have been and may be amended or modified; PROVIDED THAT any such amendments after the Closing Date must be consented to by Administrative Agent, which consent will not be unreasonably withheld or delayed).

         MICHIGAN 10 RSA ACQUISITION means the Acquisition of the Rural Service Area, Michigan-10-Tuscola, Market No. 481, pursuant to the Asset Purchase Agreement dated as of December 14, 1999, by and between Lake Huron Cellular Corp. and Dobson Cellular Systems (as such Asset Purchase Agreement may have been and may be amended or modified; PROVIDED THAT any such amendments after the Closing Date must be consented to by Administrative Agent, which consent will not be unreasonably withheld or delayed).

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Loan Party, any Restricted Subsidiary thereof, or any ERISA Affiliate of any Loan Party is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         NET CASH PROCEEDS means (a) with respect to any Significant Sale or Permitted Asset Swap, cash (freely convertible into Dollars) (including, any cash received by way of deferred payment pursuant to a promissory note or otherwise, but only as and when received) received in connection with and as consideration therefor, on or after the date of consummation of such Significant Sale or Permitted Asset Swap, by any Company or Cellular Partnership Obligor from such Significant Sale or Permitted Asset Swap, after (i) deduction of Taxes actually paid, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale or Permitted Asset Swap (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale or Permitted Asset Swap), (iii) deduction of appropriate amounts to be provided by any Company or Cellular Partnership Obligor as a reserve, in accordance with GAAP, against any liabilities retained by any Company or Cellular Partnership Obligor after such Significant Sale or Permitted Asset Swap, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale or Permitted Asset Swap, and (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such Significant Sale or Permitted Asset Swap; (b) with respect to any Debt Issuance, cash (freely convertible into Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after
(i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Debt, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by Communications or any Company from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

         NEW LENDER is defined in SECTION 2.6(e).

         NON-CONTINUING LENDER is defined in SECTION 13.15.

         NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, Term Loan A Notes, Term Loan B Notes, Discretionary Revolver Notes, Discretionary Term A Loan Notes, Discretionary Term B Loan Notes, and the Swing Line Note.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Loan Party arising from, by virtue of, or pursuant to any Loan Document, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; PROVIDED THAT, all references to the "OBLIGATION" in the Collateral Documents and in SECTIONS 3.12, 3.13 and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by Communications or any Company.

         OPERATING CASH FLOW means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the SUM (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) net income or deficit during such period, PLUS (b) to the extent already deducted in computing such net income, (i) income Tax expense; (ii) Interest Expense during such period, (iii) depreciation, amortization, and other non-cash expense items during such period, PLUS (c) the amount of all payments under the GRTI Note received by Borrower during such period, PLUS (d) to the extent not otherwise included in Operating Cash Flow pursuant to the adjustments made in CLAUSE (a) through (c) below, Partnership Distributions from any Cellular Partnership during such period; LESS (e) interest and dividend income, LESS (f) other non-cash components of income, in each case adjusted as required to take into account any minority ownership interest (other than the Santa Cruz Minority Interest); PROVIDED, HOWEVER, in determining Operating Cash Flow of the Companies (and any reference to "OPERATING CASH FLOW OF THE COMPANIES" in the Loan Documents shall expressly include/exclude the following adjustments, as appropriate, and shall be calculated without duplication):

         (A) No adjustments for minority interests in Cellular Partnership Obligors will be required SO LONG AS the Operating Cash Flow of such Cellular Partnership Obligor is included in Operating Cash Flow of the Companies pursuant to CLAUSE (b) hereof;

         (B) To the extent that any Company has extended financing to any Cellular Partnership Obligor which is not 100% owned by a Company and SO LONG AS such financing has not been repaid in full and no "DEFAULT" exists with respect to such Debt, then the lesser of (i) 100% of the Operating Cash Flow of such Cellular Partnership Obligor for the applicable period of determination or (ii) the intercompany Debt owed by such Cellular Partnership Obligor to any Company on the last day of the applicable period of determination shall be included in Operating Cash Flow of the Companies;

         (C) The Operating Cash Flow of (w) any Cellular Partnership that is not either (i) a Wholly-owned Subsidiary of Borrower or (ii) a Cellular Partnership Obligor and (x) any Cellular Partnership Obligor which has no outstanding intercompany Debt owed to any Company (but whose Cellular Partnership Promissory Note remains outstanding) shall be included in the Operating Cash Flow of the Companies in an amount equal to (y) the applicable Company's percentage ownership of such Cellular Partnership or Cellular Partnership Obligor MULTIPLIED BY (z) the difference between (i) the Operating Cash Flow of such Cellular Partnership or Cellular Partnership Obligor for the applicable period and (ii) the Debt of such Cellular Partnership or Cellular Partnership Obligor (to the extent permitted by the Loan Documents) owed to any Person OTHER THAN a Loan Party;

         (D) The provision for income taxes and reductions in deferred taxes shall be adjusted in accordance with the Tax Sharing Agreement;

         (E) In determining Operating Cash Flow for any Company, such amount shall be calculated after giving effect to Acquisitions and divestitures of such Company (to the extent permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative.

         OSHA means the OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, 29 U.S.C.
Section 671 ET SEQ.

         PARTICIPANT is defined in SECTION 13.13(e).

         PARTICIPATION CERTIFICATE is defined in SECTION 9.31.

         PARTNERSHIP AGREEMENT means, individually, and PARTNERSHIP AGREEMENTS means, collectively, on any date of determination the partnership agreements which create the Cellular Partnerships, as each may be amended from time to time in accordance with the terms hereof and thereof.

         PARTNERSHIP DISTRIBUTION for any Person means, with respect to such Person's partnership interest in any Cellular Partnership, a cash distribution with respect thereto paid from the operating income of such Cellular Partnership (expressly excluding any partnership distributions representing a return on such Person's capital investments in such Cellular Partnership or non-recurring or other extraordinary gains realized by such Cellular Partnership).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PCS SYSTEMS means the wireless cellular communication systems offering "PERSONAL COMMUNICATION SERVICES" authorized under PART 24 of the FCC Rules (47 C.F.R. ss. 24.1 ET SEQ).

         PERMITTED ACQUISITION means:

                  (a) The Alaska 1 RSA Acquisition, the Alaska 3 RSA Acquisition, the Michigan 3 RSA Acquisition, and the Michigan 10 RSA Acquisition; PROVIDED, HOWEVER, that such Acquisitions shall not constitute "PERMITTED ACQUISITIONS" hereunder unless and until Borrower satisfies the conditions precedent set forth in SECTION 7.2 prior to the consummation of each Acquisition (OTHER THAN the delivery of the Permitted Acquisition Compliance Certificate and the Annexes thereto) and complies with CLAUSE (b)(vi) hereunder;

                  (b) Acquisitions and Permitted Asset Swaps by any Company of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements shall have been satisfied:

                           (i) the Purchase Price for such Acquisition or
                  Permitted Asset Swap must be less than or equal to $200,000,000, and when aggregated with the Purchase Price of all other Acquisitions and Permitted Asset Swaps consummated in any calendar year, including, without limitation, the Michigan 10 RSA Acquisition, may not exceed $400,000,000 in the aggregate;

                           (ii) immediately prior to the Acquisition or
                  Permitted Asset Swap and after giving effect thereto and all Borrowings under the Revolver Facility to be made in connection therewith, there is at least $25 million of availability under the Revolver Commitment;

                           (iii) as of the closing of any Acquisition or
                  Permitted Asset Swap, the Acquisition or Permitted Asset Swap has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

                           (iv) not less than 14 days prior to the closing of
                  any Acquisition or Permitted Asset Swap, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition or Permitted Asset Swap, including (A) pro forma income statement and balance sheet for the Companies (after giving effect to the Acquisition or Permitted Asset Swap), and (B) cash flow projections for the Acquisition or Permitted Asset Swap for the period from the date of any such Acquisition or Permitted Asset Swap through the last-to-occur of the then-effective Termination Dates, demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

                           (v) not less than 30 days prior to the closing of any
                  Acquisition or Permitted Asset Swap, Borrower shall have delivered to Administrative Agent a copy of the purchase agreement (including all schedules and exhibits thereto) relating to such Acquisition or Permitted Asset Swap; and prior to consummation of any Acquisition or Permitted Asset Swap, Borrower shall have satisfied the conditions precedent set forth in SECTION 7.2;

                           (vi) each Authorization issued by the FCC or any PUC
                  to be acquired by any Company shall be valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and shall not be subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof UNLESS such Company has entered into an agreement with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions satisfactory to Administrative Agent;

                           (vii) as of the closing of any Acquisition or
                  Permitted Asset Swap, after giving effect to such Acquisition or Permitted Asset Swap, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                           (viii) as of the closing of any Acquisition or
                  Permitted Asset Swap, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition or Permitted Asset Swap;

                           (ix) as of the closing of any Acquisition or
                  Permitted Asset Swap, (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Restricted Subsidiary of Borrower, then a domestic company that is or becomes a Restricted Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition or Permitted Asset Swap is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 75% interest in the entity being acquired and such acquired entity will be a domestic company that is or becomes a Restricted Subsidiary; or

                  (c) Any other Acquisition for which the prior written consent of Required Lenders has been obtained.

         PERMITTED ASSET SWAP means an exchange (for reasonably equivalent value, a portion of which may include cash) of Cellular Assets owned by a non-affiliated Person for Cellular Assets owned by any Company; SO LONG AS (a) no Default or Potential Default exists or arises as a result thereof; (b) Borrower shall be in pro forma compliance with the terms and conditions of the Loan Documents, after giving effect to the Permitted Asset Swap and shall deliver to Administrative Agent a Compliance Certificate demonstrating compliance with the financial covenants in SECTION 9.29; (c) the fair market value of the Cellular Assets of the Companies exchanged in all Permitted Asset Swaps shall not exceed $200,000,000 in the aggregate from the Closing Date to any date of determination; (d) at the time of any such Permitted Asset Swap, such Company shall have entered into one or more binding agreement or agreements with non-affiliated Persons to acquire Cellular Assets having an aggregate fair market value reasonably equivalent to the Cellular Assets to be exchanged by such Company; (e) within 6 months of the execution of the binding agreements referred to in CLAUSE (d), Borrower shall have delivered a certificate to Administrative Agent stating that the Permitted Asset Swap has been consummated; and (f) the acquisition of Cellular Assets pursuant to any Permitted Asset Swap satisfies the requirements for a Permitted Acquisition.

         PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-2.

         PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-3.

         PERMITTED DEBT means, (a) with respect to the Loan Parties (other than Communications), Debt permitted under SECTION 9.12 as described in such Section; and (b) with respect to Communications, Debt permitted under SECTION 9.30(a) as described in such Section.

         PERMITTED LIENS means, (a) with respect to the Loan Parties (other than Communications), Liens permitted under SECTION 9.13 as described in such Section; and (b) with respect to Communications, Liens permitted under SECTION 9.30(d) as described in such Section.

         PERSON means any individual, entity, or Governmental Authority.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PREFERRED STOCK means, collectively, (i) the 175,000 shares of the Senior Exchangeable Preferred Stock (valued at $1,000 liquidation value) issued by Communications which is mandatorily redeemable in 2008, TOGETHER WITH additional Preferred Stock issued in lieu of dividends on the Preferred Stock described in this CLAUSE (i), all as more particularly described in that certain Certificate of Designation filed with the Secretary of State of Oklahoma on January 21, 1998; (ii) the 64,646 shares of additional Senior Exchangeable Preferred Stock (valued at $1,000 liquidation value) issued by Communications which is mandatorily redeemable in 2008, TOGETHER WITH additional Preferred Stock issued in lieu of dividends on the Preferred Stock described in this CLAUSE (ii), all as more particularly described in that certain Certificate of Designation filed with the Secretary of State of Oklahoma on December 23, 1998; (iii) the 170,000 shares of additional Senior Exchangeable Preferred Stock (valued at $1,000 liquidation value) issued by Communications which is mandatorily redeemable in 2009, TOGETHER WITH additional Preferred Stock issued in lieu of dividends on the Preferred Stock described in this CLAUSE (iii), all as more particularly described in that certain Certificate of Designation filed with the Secretary of State of Oklahoma on May 5, 1999, and the documents and agreements evidencing and establishing the Preferred Stock, as the same may be amended from time to time in accordance with the terms thereof and hereof; and (iv) all renewals, extensions, amendments, modifications, and refinancings of the Preferred Stock described in CLAUSES (i) through (iii) hereof, SO LONG AS (w) the principal amount of any refinanced Preferred Stock shall not exceed the principal amount of the Preferred Stock being refinanced immediately prior to giving effect to any such refinancing; (x) the terms of the refinancing are no less favorable to Lenders or any Loan Party than the terms of the Preferred Stock being refinanced; (y) the maturity date of the refinancing is the same as or later than the maturity date of the Preferred Stock being refinanced; and (z) all terms and conditions of the refinancing are acceptable to Administrative Agent (in its sole discretion).

         PRIME RATE means the per annum rate of interest established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

         PRINCIPAL DEBT means, at the time of any determination thereof, the SUM of the Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Principal Debt.

         PRO FORMA DEBT SERVICE means, on any date of determination, calculated for the Companies on a consolidated basis, the SUM of (a) Pro Forma Interest Expense determined as of such date of determination, PLUS (b) principal payments scheduled to be made on Total Debt for the twelve months following the date of determination.

         PRO FORMA INTEREST EXPENSE means, on any date of determination with respect to the most recently ended Rolling Period (the "SUBJECT PERIOD"), calculated for the Companies on a consolidated basis, the SUM of the results of the following calculation made separately with respect to each Borrowing and each other loan or other evidence of Total Debt of any Company (each a "SUBJECT LOAN") for the purposes hereof):

                  {[A + B] /2} x C

         where:

                  A    =    The aggregate outstanding principal Debt under the
                            Subject Loan at the beginning of the Subject Period.

                  B    =    The aggregate outstanding principal Debt under the
                            Subject Loan, at the end of the Subject Period, taking into account all scheduled principal payments and any required commitment reductions within such Subject Period.

                  C    =    With respect to the Subject Loan, the applicable
                            interest rate thereon determined as the rate in effect on the date of determination.

         PRO RATA or PRO RATA PART, for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility, Subfacility, or Discretionary Loan (as the case may be) the proportion which the portion of the Principal Debt for the applicable Facility, Subfacility, or Discretionary Loan owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility or Swing Line Subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility, Subfacility, or Discretionary Loan (as the case may be) owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities, Subfacilities, and Discretionary Loans bears to the Total Commitment then in effect.

         PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

         PURCHASE PRICE means, with respect to any Acquisition or Permitted Asset Swap, all direct, indirect, and deferred cash and non-cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Acquisition or Permitted Asset Swap, including, without limitation, the amount of any Debt being assumed in connection with such Acquisition or Permitted Asset Swap (and subject to the limitations on Permitted Debt hereunder), seller financing, payments under non-competition or consulting agreements entered into in connection with such Acquisition or Permitted Asset Swap and similar agreements, all non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction; PROVIDED THAT, for the purposes hereof, (i) non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Acquisition; and (ii) solely with respect to any Permitted Asset Swap, the fair market value of the assets of the Companies exchanged in connection with such Permitted Asset Swap shall be excluded from the Purchase Price.

         REGISTER is defined in SECTION 13.13(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REORGANIZATION is defined in the recitals to this Agreement.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         REQUIRED LENDERS means (a) on any date of determination on and after the Closing Date and prior to the date of the initial Borrowing Date under the Loan Documents, those Lenders holding 50.1% or more of the Total Commitment, (b) on any date of determination on and after the Closing Date and prior to the initial Borrowing Date under Term Loan A Facility and prior to the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the SUM of the Revolver Commitment PLUS the Term Loan A Commitment PLUS the Term Loan B Principal Debt, (c) on any date of determination on and after the date of the initial Borrowing Date under Term Loan A Facility and prior to the Termination Date for the Revolver Facility and the Discretionary Revolver Subfacility, those Lenders holding 50.1% or more of (i) the SUM of the Revolver Commitment PLUS the Discretionary Revolver Commitment for all Discretionary Revolver Loans PLUS (ii) the SUM of the Total Term A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans; and (d) on any date of determination on or after the Termination Date for the Revolver Facility and the Discretionary Revolver Subfacility, those Lenders holding 50.1% or more of the Principal Debt.

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means any "OFFICER" appointed pursuant to the Operating Agreement of Borrower, including, without limitation, the General Manager, any Assistant General Manager, or the Treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Managers of Borrower, which designated officer is acceptable to Administrative Agent.

         RESTRICTED PAYMENTS means: (a) redemptions, repurchases, dividends, and Distributions of any kind in respect of Borrower's or Communications' capital stock (including without limitation any class of common or preferred shares); (b) Partnership Distributions of any kind in respect of partnership interests of any Loan Party that is a Cellular Partnership; and (c) payments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.

         RESTRICTED SUBSIDIARY means, at any time of determination, (a) with respect to Borrower, all Subsidiaries of Borrower, OTHER THAN Unrestricted Subsidiaries of Borrower; and (b) with respect to Communications, all Subsidiaries of Communications, OTHER THAN Unrestricted Subsidiaries of Communications.

         REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $300,000,000.

         REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, the SUM of (a) the aggregate Revolver Principal Debt (including the Swing Line Principal Debt) PLUS, WITHOUT DUPLICATION, (b) the LC Exposure.

         REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof, including the LC Subfacility and the Swing Line Subfacility.

         REVOLVER LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility.

         REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

         REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility (including, without limitation, Swing Line Principal Debt), TOGETHER WITH the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         SANTA CRUZ MINORITY INTEREST means, on any date of determination, that portion (expressed as a percentage) of the total ownership interest in Santa Cruz Cellular Telephone, Inc. that is not owned by a Company; PROVIDED THAT for purposes of calculating Operating Cash Flow of the Companies, the amount of such minority interest shall not exceed 16% of Santa Cruz Cellular Telephone, Inc. on any date of determination.

         SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         SECURITY AGREEMENT means (a) a Pledge, Assignment, and Security Agreement in substantially the form and upon the terms of EXHIBITS D-1 or D-2 (as applicable), executed by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Pledge Agreement made in accordance with the Loan Documents.

         SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible, including, without limitation, stock or equity interests in Subsidiaries or other Cellular Partnership Obligors) by any Company or Cellular Partnership Obligor to any other Person (OTHER THAN any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.22(a) through (g) or permitted by
SECTION 9.23) with respect to which the Net Cash Proceeds realized by any Company or Cellular Partnership Obligor for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $10,000,000.

         SINGLE-EMPLOYER PLAN means an employee pension benefit plan covered by TITLE IV of ERISA or subject to the minimum funding standards under
SECTION 412 of the Code and established or maintained by any Loan Party, Restricted Subsidiary thereof, or ERISA Affiliate of any Loan Party, but not including any Multiemployer Plan.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         SUBFACILITIES means, collectively, the LC Subfacility, the Swing Line Subfacility, and the Discretionary Loan Subfacilities; SUBFACILITY means, any of the LC Subfacility, the Swing Line Subfacility, or any Discretionary Loan Subfacility.

         SUBORDINATED DEBT means any Debt of any Company subordinated to the Obligation on terms (including, without limitation, subordination terms) acceptable to Administrative Agent and its counsel.

         SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP or own more than fifty percent (50%) of the issued and outstanding partnership interests.

         SUPPLEMENTAL CREDIT DOCUMENTS is defined in SECTION 2.6(f).

         SWING LINE BORROWING means any Borrowing under the Swing Line Subfacility.

         SWING LINE COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $15,000,000.

         SWING LINE LENDER means Bank of America, N.A. and its successors and assigns.

         SWING LINE MATURITY DATE for any Swing Line Borrowing means the earlier of (a) the last Business Day of the month in which such Swing Line Borrowing was made and (b) the Termination Date for the Revolver Facility.

         SWING LINE NOTE means a promissory note in substantially the form of EXHIBIT A-4, and all renewals and extensions of all or any part thereof.

         SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Revolver Principal Debt outstanding under the Swing Line Subfacility.

         SWING LINE SUBFACILITY means the subfacility under the Revolver Facility described in, and subject to the limitations of, SECTION 2.5.

         SYSTEM means individually, and SYSTEMS means collectively, the Cellular Systems and PCS Systems, now or hereafter owned, operated, or managed by the Companies.

         TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into between Communications and its Subsidiaries (as amended from time to time with the consent of Administrative Agent).

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means (a) for purposes of the Revolver Facility and the Discretionary Revolver Subfacility, the EARLIER of (i) April 30, 2007, and (ii) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility or the Discretionary Revolver Subfacility; (b) for purposes of the Term Loan A Facility and the Discretionary Term A Loan Subfacility, the EARLIER of (x) April 30, 2007, and (y) the effective date of any other termination, cancellation, or acceleration of the Term Loan A Facility or the Discretionary Term A Loan Subfacility; (c) for purposes of the Term Loan B Facility, the EARLIER of (x) December 31, 2007, and (y) the effective date of any other termination, cancellation, or acceleration of the Term Loan B Facility; and (d) for purposes of each Discretionary Term B Loan, the EARLIER of (x) the date agreed upon by the Discretionary Lenders for such Discretionary Term B Loan in the related Supplemental Credit Documents (which shall be no earlier than the Termination Date for the Term Loan B Facility), and (y) the effective date of any other termination, cancellation, or acceleration of such Discretionary Term B Loan.

         TERM LOAN A COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $350,000,000.

         TERM LOAN A FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.2 hereof.

         TERM LOAN A LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Term Loan A Facility or that is owed any Term Loan A Principal Debt.

         TERM LOAN A NOTE means a promissory note substantially in the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

         TERM LOAN A PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan A Facility.

         TERM LOAN B COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $150,000,000.

         TERM LOAN B FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.3 hereof.

         TERM LOAN B LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Term Loan B Facility or that is owed any Term Loan B Principal Debt.

         TERM LOAN B NOTE means a promissory note substantially in the form of EXHIBIT A-3, and all renewals and extensions of all or any part thereof.

         TERM LOAN B PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan B Facility.

         TOTAL COMMITMENT means, on any date of determination, the SUM of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility, the Discretionary Revolver Subfacility, the Term Loan A Facility, the Discretionary Term A Loan Subfacility, the Term Loan B Facility, and the Discretionary Term B Loan Subfacility.

         TOTAL DEBT means (without duplication), as of any date of determination, for the Companies determined on a consolidated basis, the SUM of all obligations for borrowed money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sales purchases, all debt or other financial obligations of others guaranteed by such Person, and any amounts for which such Person is contingently liable to provide, as equity or debt, advances to other Persons, any class or series of capital stock that by its terms is required to be redeemed prior to its stated final redemption date or otherwise requires cash dividend payments to be made prior to the final redemption of such stock. With respect to the Companies, TOTAL DEBT shall exclude any Subordinated Debt owed by any Company to Communications.

         TOTAL REVOLVER COMMITMENT means, on any date of determination, the SUM of the Revolver Commitment and the Discretionary Revolver Commitment for all Discretionary Revolver Loans.

         TOTAL REVOLVER PRINCIPAL DEBT means, on any date of determination, the SUM of the Revolver Principal Debt and the Discretionary Revolver Principal Debt under all Discretionary Revolver Loans.

         TOTAL TERM A PRINCIPAL DEBT means, on any date of determination, the SUM of the Term Loan A Principal Debt and the Discretionary Term A Loan Principal Debt under all Discretionary Term A Loans.

         TRIGGERING EVENT means the occurrence of any Default, other than a Default resulting from the breach of any representation or warranty set forth in SECTION 8; PROVIDED, HOWEVER, that any Default which results from Borrower's failure to comply with the financial covenants in SECTION 9.29, and which restricts dividends or distributions from Borrower to Communications, shall only constitute a TRIGGERING EVENT (a) with respect to the Preferred Stock described in CLAUSE (i) of the definition of "PREFERRED STOCK," to the extent of pro forma non-compliance with the financial covenants on the terms as set forth in the Existing DOC Credit Agreement and Existing DCOC Credit Agreements established pursuant to the Commitment Letters and Summary of Terms and Conditions for the Existing DOC Credit Agreement and Existing DCOC Credit Agreements each dated as of January 7, 1998, notwithstanding any future amendments or modifications of such provisions, (b) with respect to the Preferred Stock described in CLAUSE (ii) of the definition of "PREFERRED STOCK," to the extent of pro forma non-compliance with the financial covenants on the terms as set forth in the Existing DOC Credit Agreement and Existing DCOC Credit Agreements, notwithstanding any future amendments or modifications of such provisions, and (c) with respect to the Preferred Stock described in CLAUSE (iii) of the definition of "PREFERRED STOCK," to the extent of pro forma non-compliance with the financial covenants on the terms as set forth in the Existing DOC Credit Agreement and the Existing DCOC Credit Agreements, notwithstanding any future amendments or modifications of such provisions.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

         UNRESTRICTED SUBSIDIARY means, at any time of determination thereof,
(a) with respect to Borrower, (i) Logix Communications Enterprises, Inc. and its Subsidiaries, (ii) Dobson/Sygnet Communications Corporation and its Subsidiaries, (iii) any Foreign Subsidiary of Borrower or any other Company,
(iv) any Subsidiary of Borrower that is a Cellular Partnership that is not either (A) Wholly-owned directly or indirectly by Borrower or (B) a Cellular Partnership Obligor, (v) any other Subsidiary of Borrower designated from time to time as an "UNRESTRICTED SUBSIDIARY" by Borrower's Board of Directors, SO LONG AS such designation is approved by Required Lenders, and
(vi) any Subsidiary of an Unrestricted Subsidiary of Borrower; and (b) with respect to Communications, (i) Dobson JV Company and its Subsidiaries, (ii) any Subsidiary of Communications designated from time to time as an "UNRESTRICTED SUBSIDIARY" by Communications' Board of Directors, and (iii) any Subsidiary of an Unrestricted Subsidiary of Communications; PROVIDED THAT, the Boards of Directors of Borrower and Communications may make such designation of an "UNRESTRICTED SUBSIDIARY" only if (A) immediately before and after giving pro forma effect to such designation, no Default or Potential Default then exists or arises as a result thereof; (B) such designated Unrestricted Subsidiary does not own any capital stock of Borrower, Communications, or any Restricted Subsidiary of Borrower or Communications; PROVIDED THAT, determinations to be made "IMMEDIATELY BEFORE" such designation shall be made (and all calculations with respect to financial covenant compliance shall be calculated) as of the Business Day immediately preceding the proposed date of designation of the Unrestricted Subsidiary; (C) such designated Unrestricted Subsidiary does not hold a Lien on any assets of Borrower, Communications, or any Restricted Subsidiary of Borrower or Communications; (D) after giving pro forma effect to such designation, any investment of Borrower or any Restricted Subsidiary of Borrower in such Unrestricted Subsidiary would constitute an investment permitted under SECTION 9.20; (E) neither Borrower, Communications, nor any Restricted Subsidiary of Borrower or Communications shall have issued any guaranty or credit support or be subject to any recourse with respect to the obligations of the designated Unrestricted Subsidiary; (F) on and after the date any such Subsidiary is designated as an Unrestricted Subsidiary of Borrower, any Debt owed to such designated Unrestricted Subsidiary by Borrower or any Restricted Subsidiary of Borrower shall be included in the calculation of "TOTAL DEBT" and shall be incurred or maintained in compliance with SECTIONS 9.12 and 3.3(b)(i); and (G) Required Lenders shall have consented to such designation in writing.

         VOTING STOCK means securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

         WORKING CAPITAL means the SUM of all current assets other than cash, LESS the SUM of all current liabilities other than the current portion of long term Debt, all as determined in accordance with GAAP.

         1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2    BORROWING PROVISIONS.

         2.1 REVOLVER FACILITY. Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; PROVIDED THAT, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than $7,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, $3,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing, or $1,000,000 or a greater integral multiple of $100,000 if a Swing Line Borrowing; and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

         2.2 TERM LOAN A FACILITY. Each Term Loan A Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Term Loan A Lender's Commitment Percentage of the Term Loan A Commitment. If all or any portion of the Term Loan A Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

         2.3 TERM LOAN B FACILITY. Each Term Loan B Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Term Loan B Lender's Commitment Percentage of the Term Loan B Commitment. If all or any portion of the Term Loan B Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

         2.4 LC SUBFACILITY.

             (a) CONDITIONS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; PROVIDED THAT, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $20,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire NO LATER than the EARLIER of the 30th day prior to the Termination Date for the Revolver Facility or one year from its issuance; PROVIDED THAT, any LC may provide for automatic renewal for successive periods of up to one year (but no renewal period may extend beyond the 30th day prior to the Termination Date for the Revolver Facility) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

             (b) PARTICIPATIONS. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Revolver Lender, and each other such Revolver Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility), in such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 5.5(b)).



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

             (c) REIMBURSEMENT OBLIGATION. To induce Administrative Agent to issue and maintain LCs and to induce Revolver Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing under the Revolver Facility to the extent of availability under the Revolver Facility and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing under the Revolver Facility shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.4(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

             (d) GENERAL. Administrative Agent shall promptly notify
         Borrower of the date and amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). Administrative Agent shall pay the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard
         (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Revolver Lenders, and each Revolver Lender's obligations to Administrative Agent, under this SECTION 2.4 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Loan Party with or any Loan Party's claims, setoffs, defenses, counterclaims, or other Rights against Administrative Lender, any Revolver Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this SECTION 2.4 constitutes a waiver of the Rights of Borrower or any Revolver Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Revolver Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Revolver Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Revolver Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Revolver Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Revolver Lender's ratable portion of the amount set aside, avoided, or recovered,

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

         TOGETHER WITH interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

             (e) OBLIGATION OF LENDERS. If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.4(c) within 24 hours of the demand therefor by Administrative Agent and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Revolver Lender of Borrower's failure, of the date and amount of the draft paid, and of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) thereof. Each Revolver Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in immediately available funds such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Revolver Lender of Borrower's reimbursement failure (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All amounts payable by any Revolver Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Revolver Lender to Administrative Agent.

             (f) DUTIES OF ADMINISTRATIVE AGENT AS ISSUING LENDER. Administrative Agent agrees with each Revolver Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Administrative Agent's sole liability to each Revolver Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Revolver Lender who has acquired a participating interest therein such Revolver Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.4(c). Each Revolver Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Revolver Lenders, and their respective Representatives shall not be liable to any other Lender or any Loan Party for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Loan Parties and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Loan Party or any Lender.

             (g) CASH COLLATERAL. On the Termination Date for the Revolver Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure. Any cash collateral deposited under this CLAUSE (G), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

             (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY,
         AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

             (i) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, Borrower's reimbursement obligation with respect to drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

         2.5 SWING LINE SUBFACILITY.

             (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, agrees to make any requested Borrowing of $1,000,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in SECTION 7.3(c), (d), (e), (f), (g), and (h), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until SECTION 2.5(b) is applicable; PROVIDED THAT: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Revolver Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Margin for Base Rate Borrowings under the Revolver Facility; PROVIDED THAT at any time after Revolver Lenders are deemed to have purchased, pursuant to SECTION 2.5(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and (vii) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of SECTION 2.5(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, SO LONG AS such notice is received by Swing Line Lender prior to 1:00 p.m., Dallas, Texas time. Accrued interest on Swing Line Borrowings

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

         shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Revolver Facility. On each Swing Line Maturity Date, all Swing Line Principal Debt then outstanding shall be repaid in full.

             (b) If Borrower fails to repay any Swing Line Borrowing as provided herein, and funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to Swing Line Lender in immediately available funds such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Revolver Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.5(b); PROVIDED THAT, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by the Swing Line Lender is required to be returned, each Revolver Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

             (c) Notwithstanding anything to the contrary in this Agreement, each Revolver Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to SECTION 2.5(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other Right which such Revolver Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in SECTION 7; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party;
         (iv) any breach of this Agreement by Borrower, any Guarantor, or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         2.6 DISCRETIONARY FACILITY.

             (a) DISCRETIONARY FACILITY AND DISCRETIONARY LOAN
         SUBFACILITIES. SO LONG AS no Default or Potential Default under the Loan Documents and no "DEFAULT," "EVENT OF DEFAULT," or "VOTING RIGHTS TRIGGERING EVENT" under any Preferred Stock or Communications Bond Debt then exists or arises as a result of any Discretionary Loan (or commitment therefor or Borrowing thereunder), then subject to the terms and conditions of this SECTION 2.6, on and after the Closing Date but on or prior to December 31, 2001 (for Discretionary Revolver Loans and Discretionary

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

         Term B Loans), or April 30, 2001 (for Discretionary Term A Loans), Borrower may request the consent of Required Lenders and Administrative Agent to Borrower's obtaining a Discretionary Loan (in an amount of not less than $50,000,000 or a greater integral multiple of $5,000,000 or such lesser amount as may be available under the Maximum Discretionary Commitment) under one or more of the following Discretionary Loan Subfacilities; PROVIDED THAT, the consent of Required Lenders shall not be required for the first $125,000,000 of usage under the Discretionary Facility, SO LONG AS such usage is in the form of a Discretionary Term B Loan:

                      (i) DISCRETIONARY REVOLVER SUBFACILITY pursuant to which one or more Discretionary Revolver Loans (and Borrowings thereunder) may be made by one or more Discretionary Lenders committing to such Discretionary Revolver Loan, SO LONG AS (A) one or more Discretionary Lenders commit to each such Discretionary Revolver Loan in accordance with the procedures set forth in SECTIONS 2.6(c) and 2.6(d) hereof; (B) on the date commitments for each such Discretionary Revolver Loan are effective and on each Borrowing Date thereunder, (x) the SUM of the aggregate Committed Sums of all Discretionary Lenders for all other Discretionary Revolver Loans, the aggregate Discretionary Term A Loan Principal Debt (or unfunded Committed Sums for any Discretionary Term A Loan) under all Discretionary Term A Loans, and the aggregate Discretionary Term B Loan Principal Debt (or unfunded committed Sums for any discretionary Term B Loan) under all Discretionary Term B Loans DOES NOT EXCEED (y) the Maximum Discretionary Commitment; (C) each Discretionary Revolver Loan shall terminate on the Termination Date for the Revolver Facility;
             (D) the interest rates for Borrowings under each Discretionary Revolver Loan shall be identical to the applicable interest rates for Borrowings under the Revolver Facility; and (E) Borrowings under each Discretionary Revolver Loan shall be made, prepaid, and repaid on identical terms as Borrowings under the Revolver Facility.

                      (ii) DISCRETIONARY TERM A LOAN SUBFACILITY pursuant to which one or more Discretionary Term A Loans (and Borrowings thereunder) may be made by one or more Discretionary Lenders committing to such Discretionary Term A Loan, SO LONG AS (A) one or more Discretionary Lenders commit to each such Discretionary Term A Loan in accordance with the procedures set forth in SECTIONS 2.6(c) and 2.6(d) hereof; (B) on the date commitments for each such Discretionary Term A Loan are effective and on each Borrowing Date thereunder, (x) the SUM of the aggregate Committed Sums of all Discretionary Lenders for all Discretionary Revolver Loans, the aggregate Discretionary Term A Loan Principal Debt (or unfunded Committed Sums for any Discretionary Term A Loan) under all Discretionary Term A Loans, and the aggregate Discretionary Term B Loan Principal Debt (or unfunded Committed Sums for any Discretionary Term B Loan) under all Discretionary Term B Loans DOES NOT EXCEED (y) the Maximum Discretionary Commitment; (C) each Discretionary Term A Loan shall terminate on the Termination Date for the Term Loan A Facility; (D) the interest rates for Borrowings under each Discretionary Term A Loan shall be identical to the applicable interest rates for Borrowings under the Term Loan A Facility; and (E) Borrowings under each Discretionary Term A Loan shall be made, prepaid, and repaid on identical terms as Borrowings under the Term Loan A Facility.

                      (iii) DISCRETIONARY TERM B LOAN SUBFACILITY pursuant
             to which one or more Discretionary Term B Loans (and Borrowings thereunder) may be made by one or more Discretionary Lenders committing to such Discretionary Term B Loan, SO LONG AS (A) one or more Discretionary Lenders commit to each such Discretionary Term B Loan in accordance with the procedures set forth in SECTIONS 2.6(c) and 2.6(d) hereof; (B) on the date commitments for each such Discretionary Term B Loan are effective and on each Borrowing Date thereunder, (x) the SUM of the aggregate Committed Sums of all

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

             Discretionary Lenders for all Discretionary Revolver Loans, the aggregate Discretionary Term A Loan Principal Debt (or unfunded Committed Sums for any Discretionary Term A Loan) under all Discretionary Term A Loans, and the aggregate Discretionary Term B Loan Principal Debt (or unfunded Committed Sums for any Discretionary Term B Loan) under all Discretionary Term B Loans DOES NOT EXCEED (y) the Maximum Discretionary Commitment; (C) such Discretionary Term B Loan shall not terminate on a date earlier than the Termination Date for the Term Loan B Facility and shall terminate on the date specified in the applicable Supplemental Credit Documents; (D) the interest rates for Borrowings under each Discretionary Term B Loan shall be Eurodollar Rate Borrowings or Base Rate Borrowings with an Applicable Margin not to exceed the Applicable Margin for Borrowings under the Term B Loan Facility by more than .25% (after giving effect to any adjustments in the interest rates for the Term Loan B Facility contemplated by SECTION 3.4); (E) Borrowings under each Discretionary Term B Loan shall be made and prepaid on identical terms as Borrowings under the Term Loan B Facility, subject to the "OPT-OUT" provisions of SECTION 3.3(f); and (F) Borrowings under each Discretionary Term B Loan shall be amortized in accordance with the amortization schedule specified in the applicable Supplemental Credit Documents; PROVIDED THAT the scheduled amortization of any Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan must provide for a weighted average life to maturity for such Discretionary Term B Loan that is equal to or longer than the weighted average life to maturity for the Term Loan B Facility (determined as of the date such Discretionary Term B Loan is advanced).

         No Lender shall be obligated to consent, to commit, or to agree to commit, to any request for Discretionary Loans, and the consent by any Lender to such request shall not be deemed to be a commitment to lend under the Discretionary Facility, which commitment shall only be made and evidenced in accordance with the procedures set forth in SECTION 2.6(d).

             (b) PURPOSE OF BORROWINGS UNDER DISCRETIONARY FACILITY. The proceeds of each Borrowing under the Discretionary Facility may only be used by Borrower for the purposes of: (i) financing in whole or in part a Permitted Acquisition, (ii) financing Capital Expenditures for the cost of telecommunications network assets and equipment (including the cost of design, development, construction, installation, or integration thereof) by the Companies, and (iii) to the extent permitted by the terms of the Communications Bond Debt and the Preferred Stock, financing working capital or general corporate purposes of the Companies.

             (c) DISCRETIONARY LOAN REQUESTS. After Required Lenders and Administrative Agent have consented in writing to the Discretionary Loan (but not their respective commitments thereunder) in accordance with SECTION 2.6(a) and SO LONG AS no Default or Potential Default under the Loan Documents and no "DEFAULT," "EVENT OF DEFAULT," or "VOTING RIGHTS TRIGGERING EVENT" under any Preferred Stock or Communications Bond Debt then exists or arises as a result of any Discretionary Loan (or commitment therefor or Borrowing thereunder), Borrower may request from time to time on or prior to December 31, 2001 (for Discretionary Revolver Loans and Discretionary Term B Loans), or April 30, 2001 (for Discretionary Term A Loans), subject to the other terms and conditions hereof, that Lenders commit to make Borrowings to Borrower under one or more discretionary loans (each, a "DISCRETIONARY LOAN"), by giving written notice thereof to Administrative Agent (a "DISCRETIONARY LOAN REQUEST"), (i) specifying the Discretionary Loan Subfacility under which such Discretionary Loan is requested; (ii) specifying the amount of the requested Discretionary Loan under the Discretionary Facility (which amount shall be no less than $50,000,000 or a greater integral multiple of $5,000,000 or such lesser amount as may be available under the Maximum Discretionary Commitment); (iii) designating the date on which the proposed Discretionary Loan is to be effective; and (iv) specifying the purpose for which such Discretionary Loan proceeds will be used. Upon receipt of any such Discretionary Loan Request and such other

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

         information as the Administrative Agent shall reasonably request in connection therewith, and after the determination by the Administrative Agent that any proposed Acquisition (if any) satisfies the criteria for a Permitted Acquisition, the Administrative Agent shall promptly notify the Lenders of such Discretionary Loan Request and shall request commitments from Lenders with respect thereto (a "COMMITMENT REQUEST"), which Commitment Request shall be made within 10 Business Days after receipt of all such information by the Administrative Agent. No Lender shall be obligated to commit pursuant to any Commitment Request.

             (d) DISCRETIONARY LOAN COMMITMENTS. Together with each Discretionary Loan Request, Borrower shall deliver to Administrative Agent, with sufficient copies for each Lender, (i) evidence satisfactory to Administrative Agent that, after giving effect to the requested Discretionary Loan (and any contemplated Borrowings under the related Discretionary Loan), no "DEFAULT," "EVENT OF DEFAULT," or "VOTING RIGHTS TRIGGERING EVENT" exists or arises under any Preferred Stock or the Communications Bond Debt and the Debt to be incurred under the proposed Discretionary Loan and any increase in the Principal Debt and Total Commitment may be incurred in compliance with the provisions of the Preferred Stock and the Communications Bond Debt, and (ii) such additional information as Administrative Agent or any Lender shall request. Within thirty (30) calendar days after receipt of a Commitment Request (or such lesser period of time as set forth in such Commitment Request, but in no event less than 5 calendar days), each Lender interested in making a commitment to lend with respect to the Commitment Request shall notify the Administrative Agent and Borrower of its intent to so commit and the maximum amount of its proposed commitment to lend (such notice being a "COMMITMENT NOTICE"). Thereafter, after consultation with Borrower, the Administrative Agent shall advise each Lender submitting a Commitment Notice of the allocated amount of such Lender's Discretionary Commitment for the related Discretionary Loan and designate the date upon which such Discretionary Loan shall be effective (the "DISCRETIONARY LOAN EFFECTIVE DATE"); PROVIDED, HOWEVER, that the Discretionary Loan Effective Date shall be on or prior to December 31, 2001 (for Discretionary Revolver Loans and Discretionary Term B Loans), or April 30, 2001 (for Discretionary Term A Loans).

             (e) ADDITIONAL DISCRETIONARY LENDERS. If the aggregate amount of the Discretionary Commitments for any requested Discretionary Loan received from the Lenders does not equal or exceed the amount requested in the Commitment Request for such Discretionary Loan, then Borrower shall have the Right to add one or more financial institutions (so long as such financial institutions qualify as Eligible Assignees) as Lenders (as used in this SECTION 2.6, a "NEW LENDER"). Any addition of a New Lender must be effected by an amendment that is executed in accordance with SECTION 13.11 by Borrower, Administrative Agent, and such New Lender who has committed to a Discretionary Commitment for the requested Discretionary Loan. Upon the execution of such amendment,
         SCHEDULE 2.1 shall be revised to reflect the addition of each New Lender. Each New Lender providing a Discretionary Commitment for any requested Discretionary Loan shall be a "DISCRETIONARY LENDER" and a "LENDER" hereunder, entitled to the Rights and benefits, and subject to the duties, of an Discretionary Lender and a Lender under the Loan Documents.

             (f) SUPPLEMENTAL CREDIT DOCUMENTS. Each Discretionary Loan (i) will be subject to the terms and conditions of this Agreement and (ii) will be secured and guaranteed by the Collateral Documents and the Guaranties. The Discretionary Commitment of each Discretionary Lender with respect to each Discretionary Loan will be subject, among other things, to (A) obtaining agreement with Borrower as to the fronting fees or other applicable fees payable in respect of such Discretionary Loan, (B) to the extent any New Lenders are party to such Discretionary Loan, execution and delivery of all necessary amendments referred to in
         SECTION 2.6(e), and (C) the execution and delivery by the Loan Parties and each Discretionary Lender party to the respective Discretionary Loan, as appropriate, of all documents reasonably requested by the applicable Discretionary Lenders to evidence and effect the applicable Discretionary Loan, including, without limitation, a supplement to this Agreement memorializing, among other things, the amount of the Discretionary Loan, the Discretionary Lenders, the respective Discretionary Commitments of such Discretionary Lenders, the Discretionary Loan Effective Date for such Discretionary Loan, and solely with respect to each Discretionary Term B Loan, the scheduled principal amortization, the applicable interest rates, and the applicable Termination Date for such Discretionary Term B Loan (collectively, the "SUPPLEMENTAL CREDIT DOCUMENTS"), which Supplemental Credit Documents shall be accepted and acknowledged by Administrative Agent.

             (g) DISCRETIONARY LOANS AND BORROWINGS. With respect to each Discretionary Loan and subject to the terms and conditions of the Loan Documents and the applicable Supplemental Credit Documents for such Discretionary Loan, each Discretionary Lender holding a Discretionary Commitment for the applicable Discretionary Loan, severally, but not jointly, agrees to lend to Borrower such Discretionary Lender's Commitment Percentage of one or more Borrowings under such Discretionary Loan not to exceed such Discretionary Lender's Committed Sum for the applicable Discretionary Loan; PROVIDED THAT, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the applicable Discretionary Loan; and (b) on any date of determination, the aggregate Borrowings advanced by any Discretionary Lender under the applicable Discretionary Loan shall never exceed such Discretionary Lender's Discretionary Commitment for such Discretionary Loan. Borrowings under each Discretionary Loan shall be made in accordance with the procedures set forth in SECTION 2.8 and shall be subject to all terms and conditions of the Loan Documents including, without limitation, SECTIONS 7.2 and 7.3, as applicable.

         2.7 TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

             (a) VOLUNTARY COMMITMENT REDUCTION. Without premium or penalty, and upon giving not less than ten Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Total Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; PROVIDED THAT: (i) each partial termination of the Total Revolver Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; each partial termination of the Swing Line Commitment or the commitment under the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $250,000; (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; the amount of any Discretionary Revolver Commitment for any Discretionary Revolver Loan may not be reduced below the Discretionary Revolver Principal Debt for such Discretionary Revolver Loan; the Swing Line Commitment may not be reduced below the Swing Line Principal Debt, and the commitment under the LC Subfacility shall not be reduced below the LC Exposure; and (iii) each reduction of the Total Revolver Commitment shall be allocated ratably among the Revolver Commitment and the Discretionary Revolver Commitment under all Discretionary Revolver Loans (for purposes hereof, "RATABLY" shall mean the proportion that the Revolver Commitment or the Discretionary Revolver Commitment under each Discretionary Revolver Loan bears to the Total Revolver Commitment). Concurrently with any reduction in any Discretionary Revolver Commitment for any Discretionary Revolver Loan, the Maximum Discretionary Commitment shall be reduced by a like amount. At the time of any commitment termination under this SECTION 2.7, Borrower shall pay to Administrative Agent, for the account of each Revolver Lender or each Discretionary Revolver Lender, as applicable, any amounts that may then be due under SECTION 3.3(d), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment, the Discretionary Revolver Commitment for any Discretionary Revolver Loan, the Maximum Discretionary Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility that is terminated may not be reinstated.

                  (b) MANDATORY COMMITMENT REDUCTIONS. To the extent of any payment or reduction of the Total Revolver Principal Debt pursuant to
         SECTION 3.12(b) or any prepayment resulting in a mandatory reduction of the Revolver Commitment or any Discretionary Revolver Commitment for any Discretionary Revolver Loan as required by SECTION 3.3(b), then the Revolver Commitment or such Discretionary Revolver Commitment for the applicable Discretionary Revolver Loan (as the case may be) shall be reduced by the amount of such payment, and each Revolver Lender's Committed Sum under the Revolver Facility or each Discretionary Revolver Lender's Committed Sum under the applicable Discretionary Revolver Loan (as the case may be) shall be ratably reduced by such amount.

                  (c) ADDITIONAL REDUCTIONS. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any mandatory or voluntary reduction of the Revolver Commitment by the amount, if any, by which either such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

                  (d) RATABLE ALLOCATION OF REVOLVER COMMITMENT REDUCTIONS. Each reduction of the Revolver Commitment or the Discretionary Revolver Commitment for any Discretionary Revolver Loan under this SECTION 2.7 shall be allocated among the Revolver Lenders and the Discretionary Revolver Lenders for the applicable Discretionary Revolver Loan(as applicable) in accordance with their respective Commitment Percentages under the Revolver Facility or the applicable Discretionary Revolver Loan (as applicable).

         2.8 BORROWING PROCEDURE. The following procedures apply to all Borrowings (OTHER THAN Swing Line Borrowings and Borrowings pursuant to SECTION 2.4(c)):

                  (a) BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities (or in the case of Discretionary Loans, the Discretionary Loan or Loans under which such Borrowing is being made), (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing; and (v) and shall state the purpose or purposes for which such Borrowing is being requested. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

                  (b) FUNDING. Each Lender shall remit its Commitment Percentage for the relevant Facility or Discretionary Loan of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 13.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

                  (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.8(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION 3         TERMS OF PAYMENT.

         3.1      LOAN ACCOUNTS, NOTES, AND PAYMENTS.

                  (a) LOAN ACCOUNTS; NOTELESS TRANSACTION. The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the Facilities, Subfacilities, and Discretionary Loans thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

                  (b) NOTES. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolver Note (with respect to Revolver Principal Debt OTHER THAN under the Swing Line Subfacility); (ii) a Swing Line Note (with respect to the Swing Line Principal Debt); (iii) a Term Loan A Note (with respect to Term Loan A Principal Debt); (iv) a Term Loan B Note (with respect to Term Loan B Principal Debt); (v) for each Discretionary Revolver Loan, a Discretionary Revolver Note; (vi) for each Discretionary Term A Loan, a Discretionary Term A Note, and (vii) for each Discretionary Term B Loan, a Discretionary Term B Note. In such event, Borrower shall promptly prepare, execute, and deliver to such Lender such Note payable to the order of such Lender.

                  (c) PAYMENT. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment is received by Administrative Agent prior to 12:00 noon, Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

                  (d) PAYMENT ASSUMED. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to

         Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

         3.2      INTEREST AND PRINCIPAL PAYMENTS.

                  (a) INTEREST. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility or Discretionary Loan, as applicable; PROVIDED THAT, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility or Discretionary Loan, as applicable.

                  (b) REVOLVER PRINCIPAL DEBT AND THE DISCRETIONARY REVOLVER PRINCIPAL DEBT. The Revolver Principal Debt and the Discretionary Revolver Principal Debt for any Discretionary Revolver Loan is due and payable on the Termination Date for the Revolver Facility.

                  (c) TERM LOAN A PRINCIPAL DEBT. The Term Loan A Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan A Facility, in accordance with the following amortization schedule:


============================================== ======================================
                PAYMENT DATES                         PRINCIPAL INSTALLMENTS
============================================== ======================================
June 30, 2001, September 30, 2001,                       $5,000,000/each
December 31, 2001, and March 31, 2002
---------------------------------------------- --------------------------------------
June 30, 2002, September 30, 2002,                       $7,500,000/each
December 31, 2002, and March 31, 2003
---------------------------------------------- --------------------------------------
June 30, 2003, September 30, 2003,                       $12,500,000/each
December 31, 2003, and March 31, 2004
---------------------------------------------- --------------------------------------
June 30, 2004, September 30, 2004,                       $18,750,000/each
December 31, 2004, and March 31, 2005
---------------------------------------------- --------------------------------------
June 30, 2005, September 30, 2005,                       $18,750,000/each
December 31, 2005, and March 31, 2006
---------------------------------------------- --------------------------------------

                                       42


============================================== ======================================
                PAYMENT DATES                         PRINCIPAL INSTALLMENTS
============================================== ======================================
June 30, 2006, September 30, 2006,                       $25,000,000/each
December 31, 2006, and April 30, 2007
============================================== ======================================


         The Discretionary Term A Principal Debt under each Discretionary Term A Loan shall be due and payable in quarterly installments; each such installment shall be in an amount which bears the same proportion to the amount of the Discretionary Term A Commitment existing on the initial Borrowing Date for such Discretionary Loan, as each Term Loan A Principal Debt reduction bears to the Term Loan A Commitment existing on the initial Borrowing Date for the Term Loan A Facility.

                  (d) TERM LOAN B PRINCIPAL DEBT. The Term Loan B Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on March 31, 2000, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan B Facility, in accordance with the following amortization schedule:


============================================== ====================================
                PAYMENT DATES                         PRINCIPAL INSTALLMENTS
============================================== ====================================
Each March 31, June 30, September 30,                     $375,000/each
and December 31 of fiscal years 2000,
2001, 2002, 2003, 2004, 2005, and 2006
---------------------------------------------- ------------------------------------
March 31, 2007, June 30, 2007,                           $34,875,000/each
September 30, 2007, and December 31, 2007
============================================== ====================================


         The Discretionary Term B Principal Debt under each Discretionary Term B Loan shall be due and payable in such amounts and on such dates as are set forth in the Supplemental Credit Documents applicable to such Discretionary Term B Loan.

         3.3      PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Total Revolver Principal Debt, the Swing Line Principal Debt, the Total Term A Principal Debt, the Term Loan B Principal Debt, or the Discretionary Term B Principal Debt outstanding under any Discretionary Term B Loan, from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon, Dallas, Texas time, one Business Day preceding the date of prepayment of any Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the applicable Facility or Discretionary Loan (or with respect to prepayments of the Swing Line Principal Debt, $1,000,000 or a greater integral multiple of $250,000 thereof or such lesser amount as may be outstanding under the Swing Line Subfacility); (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any

         Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. CONVERSIONS UNDER SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the applicable loan hereunder of Principal Debt being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, TOGETHER WITH (unless such prepayment is made with respect to a Base Rate Borrowing or Swing Line Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid.

                           (i) TOTAL REVOLVER PRINCIPAL DEBT. Any voluntary
                  prepayment of the Total Revolver Principal Debt shall be applied ratably to the Revolver Principal Debt and the Discretionary Revolver Principal Debt under each Discretionary Revolver Loan and shall be allocated Pro Rata to each Revolver Lender and Discretionary Revolver Lender (for purposes hereof, "RATABLY" shall mean the proportion that the Revolver Principal Debt or Discretionary Revolver Principal Debt under all Discretionary Revolver Loans bears to the Total Revolver Principal Debt). Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Total Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions of the Loan Documents.

                           (ii) TOTAL TERM A PRINCIPAL DEBT. Any voluntary
                  prepayment of the Total Term A Principal Debt, shall be applied ratably to the Term Loan A Principal Debt and the Discretionary Term A Loan Principal Debt under all Discretionary Term A Loans (for purposes hereof, "RATABLY" shall mean the proportion that the Term Loan A Principal Debt or the Discretionary Term A Loan Principal Debt under each Discretionary Term A Loan bears to the Total Term A Principal
                  Debt), and shall be applied in accordance with CLAUSE (iv) hereof.

                           (iii) TERM LOAN B PRINCIPAL DEBT OR DISCRETIONARY
                  TERM B LOAN PRINCIPAL DEBT. Any voluntary prepayment of the Term Loan B Principal Debt or the Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan shall be applied to the applicable loan as specified by Borrower and shall be repaid in accordance with CLAUSE (iv).

                           (iv) APPLICATION. If no Default or Potential Default
                  then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply), any voluntary prepayments of the Total Term A Principal Debt, the Term Loan B Principal Debt, or the Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan shall be applied in direct order of maturity to satisfy up to one year's regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, each Discretionary Term A Loan, and the applicable Discretionary Term B Loan as set forth in SECTIONS 3.2(c) and 3.2(d), and thereafter applied proportionately to the regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, each Discretionary Term A Loan, and the applicable Discretionary Term B Loan, as set forth in SECTIONS 3.2(c) and 3.2(d), and shall be allocated Pro Rata to each Term Loan A Lender, Term Loan B Lender, each Discretionary Term A Loan Lender under all Discretionary Term A Loans, and each Discretionary Term B Loan Lender under the applicable Discretionary Term B Loan.

                  (b) MANDATORY PREPAYMENTS FROM NET CASH PROCEEDS. Until such time as the Principal Debt has been repaid in full and the Revolver Commitment and Discretionary Revolver Commitment under all Discretionary Revolver Loans terminated in full, the Principal Debt shall be permanently prepaid (or the Revolver Commitment and Discretionary Revolver Commitment under all

         Discretionary Revolver Loans reduced to the extent required in this
         SECTION 3.3(b)) in the amounts and upon the occurrence of any of the following events:

                           (i) Concurrently with any Debt Issuance by any
                  Company, the Principal Debt shall be permanently prepaid (and the Revolver Commitment and Discretionary Revolver Commitment under all Discretionary Revolver Loans reduced to the extent required in this SECTION 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance.

                           (ii) If any portion of the Net Cash Proceeds realized
                  by any Company or Cellular Partnership Obligor from any Significant Sale or Permitted Asset Swap (including any deferred purchase price therefor and any Net Cash Proceeds of any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year) has not been reinvested in Cellular Assets of such Company or Cellular Partnership Obligor within 10 months from the receipt by any Company or Cellular Partnership Obligor of such Net Cash Proceeds (including receipt of any deferred payments for any such Significant Sale or Permitted Asset Swap or portion thereof, if and when received) and if no Default or Potential Default exists or arises as a result of any such Significant Sale or Permitted Asset Swap, then on the day following the 10th month after receipt of such Net Cash Proceeds, the Principal Debt shall be permanently prepaid (and the Revolver Commitment and Discretionary Revolver Commitment under all Discretionary Revolver Loans reduced to the extent required in this SECTION 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of all such Net Cash Proceeds not reinvested in Cellular Assets of such Company or Cellular Partnership Obligor.

                           (iii) Concurrently with any Equity Issuance by any
                  Loan Party (OTHER THAN Cellular Partnership Obligors), the Principal Debt shall be permanently prepaid (and the Revolver Commitment and Discretionary Revolver Commitment under all Discretionary Revolver Loans reduced to the extent required in this SECTION 3.3(b)) in the order and manner specified herein, by an amount equal to 75% of the Net Cash Proceeds realized by any Loan Party (OTHER THAN Cellular Partnership Obligors) from such Equity Issuance; PROVIDED, HOWEVER, that the following Net Cash Proceeds may be excluded from such mandatory prepayment or reduction: (A) the Net Cash Proceeds from the issuance of up to $100,000,000 of the common stock of Communications issued after the initial public offering of Communications, SO LONG AS such Net Cash Proceeds are contributed or loaned to Dobson JV Company, which in turn invests or loans such Net Cash Proceeds in or to American Cellular L.L.C. for the acquisition of Cellular Assets and Borrower certifies to such use, (B) the Net Cash Proceeds from the issuance of up to $100,000,000 of common stock of Communications issued after the initial public offering of Communications, (C) up to $100,000,000 of Net Cash Proceeds from the issuance of Class A common stock of Communications to AT&T Wireless substantially concurrent with the initial public offering of Communications, and (D) the Net Cash Proceeds from the issuance of the common stock of Communications issued after the initial public offering of Communications, SO LONG AS, such Net Cash Proceeds are distributed to Borrower and used by Borrower to make one or more Permitted Acquisitions within 30 days of the receipt of such Net Cash Proceeds.

                           (iv) At any time a Default or Potential Default
                  exists or arises after giving effect to any Equity Issuance, any Significant Sale, or Permitted Asset Swap, then, concurrently with such Equity Issuance, Significant Sale (including any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year), or Permitted Asset Swap, the Principal Debt shall be permanently prepaid and the Revolver Commitment and Discretionary Revolver Commitment under all

                  Discretionary Revolver Loans reduced, in the order and manner specified in SECTION 3.12(b), by an amount equal to 100% of the Net Cash Proceeds realized by such Company from any such Equity Issuance, Significant Sale, or Permitted Asset Swap.

                           (v) If any Company or Cellular Partnership Obligor is
                  required to apply (or offer to apply) any Net Cash Proceeds from any sale of assets (even if such sale is not a Significant Sale) to repayment of any Debt (OTHER THAN the Obligation) or to any mandatory redemption of the Preferred Stock or other equity interests, UNLESS such Company or Cellular Partnership Obligor pays or commits to pay all or a part of such Net Cash Proceeds to payment of the Principal Debt on or prior to a particular date, then at least fifteen
                  (15) days prior to the date such repayment or offer of repayment is required to be made on such other Debt, such Company or Cellular Partnership Obligor shall permanently prepay the Principal Debt in the order and manner specified herein by an amount equal to the amount that will excuse the Company from making such repayment or offer of repayment under such other Debt.

         Each commitment reduction or prepayment under this SECTION 3.3(b) shall be applied as follows unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply): (i) FIRST, subject to the provisions of SECTION 3.3(f), ratably as a prepayment of the obligation arising under the Term Loan A Facility, the Term Loan B Facility, the Discretionary Term A Loan Subfacility, and the Discretionary Term B Loan Subfacility until paid in full (for purposes hereof, "RATABLY" for each Facility or Discretionary Loan, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, the Discretionary Term A Loan Principal Debt under each Discretionary Term A Loan, and the Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan, as the case may be, bears to the SUM of the Total Term A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans); and (ii) SECOND, ratably as a mandatory prepayment of the Total Revolver Principal Debt, or if the prepayment arises under SECTION 3.3(b)(ii) or if a Default then exists or arises, as a ratable mandatory reduction of the Total Revolver Commitment (for purposes hereof, "RATABLY" for each mandatory prepayment under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Principal Debt or Discretionary Revolver Principal Debt under each Discretionary Revolver Loan bears to the Total Revolver Principal Debt; and "RATABLY" for each mandatory commitment reduction under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Commitment or the Discretionary Revolver Commitment under each Discretionary Revolver Loan bears to the Total Revolver Commitment). All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (OTHER THAN Declining B Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender. All mandatory prepayments of the Discretionary Term A Loan Principal Debt under any Discretionary Term A Loan shall be applied ratably to each unpaid installment of Discretionary Term A Loan Principal Debt under such Discretionary Term A Loan and shall be allocated Pro Rata to each Discretionary Term A Loan Lender under such Discretionary Term A Loan. All mandatory prepayments of the Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan shall be applied ratably to each unpaid installment of Term Loan B Principal Debt under such Discretionary Term B Loan and shall be allocated Pro Rata to each Discretionary Term B Loan Lender under such Discretionary Term B Loan (OTHER THAN Declining B Lenders). All mandatory prepayments of the Discretionary Revolver Facility shall be allocated Pro Rata to each Discretionary Revolver Lender.

                  (c) MANDATORY PREPAYMENTS FROM EXCESS CASH FLOW. No later than the 30th day following the date on which Borrower delivers the Financial Statements required under SECTION 9.3(a) for fiscal year 2000 and each fiscal year thereafter (but in any event within 120 days after the end of each fiscal year of Borrower), the Principal Debt shall be permanently prepaid (and the Revolver Commitment and Discretionary Revolver Commitment under all Discretionary Revolver Loans reduced to the extent required in this SECTION 3.3(c)) by an amount equal to 50% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies as of the end of such fiscal year is greater than 4.0:1.0. Unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply), each reduction or prepayment under this SECTION 3.3(c) from payments from excess cash Flow made in fiscal years 2001 and 2002 respectively (based on the Excess Cash Flow for fiscal years 2000 and 2001 respectively) shall be applied ratably to the Total Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, the Discretionary Term A Loan Principal Debt under all Discretionary Term A Loans, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans (for purposes hereof, "RATABLY," for each Facility or Discretionary Loan, on any date of determination, shall mean the proportion that either the Revolver Principal Debt, the Discretionary Revolver Principal Debt under each Discretionary Revolver Loan, the Term Loan A Principal Debt, the Term Loan B Principal Debt, the Discretionary Term A Loan Principal Debt under each Discretionary Term A Loan, and the Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan, as the case may be, bears to the SUM of the Total Revolver Principal Debt, the Total Term A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans. Unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply), each reduction or prepayment under this SECTION 3.3(c) from payments from Excess Cash Flow made in fiscal year 2003 and thereafter shall be applied (i) FIRST, subject to the provisions of SECTION 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, the Discretionary Term A Loan Subfacility, and the Discretionary Term B Loan Subfacility until paid in full (for purposes hereof, "RATABLY" for each Facility or Discretionary Loan, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, the Discretionary Term A Loan Principal Debt under each Discretionary Term A Loan, and the Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan, as the case may be, bears to the SUM of the Total Term A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans); and (ii) SECOND, ratably as a mandatory prepayment of the Total Revolver Principal Debt, or if a Default then exists or arises, as a ratable mandatory reduction of the Total Revolver Commitment (for purposes hereof, "RATABLY" for each mandatory prepayment under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Principal Debt or Discretionary Revolver Principal Debt under all Discretionary Revolver Loans bears to the Total Revolver Principal Debt; and "RATABLY" for each mandatory commitment reduction under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Commitment or the Discretionary Revolver Commitment under all Discretionary Revolver Loans bears to the Total Revolver Commitment). All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (OTHER THAN Declining B Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender. All mandatory prepayments of the Discretionary Term A Loan Principal Debt under any Discretionary Term A Loan shall be applied ratably to each unpaid installment of Discretionary Term A Loan Principal Debt under such Discretionary Term A

         Loan and shall be allocated Pro Rata to each Discretionary Term A Loan Lender under such Discretionary Term A Loan. All mandatory prepayments of the Discretionary Term B Loan Principal Debt under any Discretionary Term B Loan shall be applied ratably to each unpaid installment of Term Loan B Principal Debt under such Discretionary Term B Loan and shall be allocated Pro Rata to each Discretionary Term B Loan Lender under such Discretionary Term B Loan (OTHER THAN Declining B Lenders). All mandatory prepayments of the Discretionary Revolver Facility shall be allocated Pro Rata to each Discretionary Revolver Lender. Amounts of Total Revolver Principal Debt prepaid pursuant to this SECTION 3.3(c), shall not reduce the Total Revolver Commitment unless (i) a Default or Potential Default then exists or arises, or (ii) no Total Term A Principal Debt, Term Loan B Principal Debt, or the Discretionary Term B Loan Principal Debt under the Discretionary Term B Loan Subfacility is then outstanding.

                  (d) REVOLVER FACILITIES MANDATORY PAYMENTS/REDUCTIONS. On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect, any Discretionary Revolver Principal Debt for any Discretionary Revolver Loan exceeds the Discretionary Revolver Commitment for such Discretionary Revolver Loan (including as a result of any Revolver Commitment or Discretionary Revolver Commitment reduction pursuant to SECTION 3.3(b) or (c)), or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Revolver Principal Debt, the Discretionary Revolver Principal Debt for the applicable Discretionary Loan, or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and
         (y) any Consequential Loss arising as a result thereof; PROVIDED THAT, on any such reduction date, if no Swing Line Principal Debt or Revolver Principal Debt is then outstanding, but the LC Exposure exceeds the Revolver Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount AT LEAST equal to 110% of such excess. All mandatory prepayments or commitment reductions under the Revolver Facility or any Discretionary Revolver Loan hereunder shall be allocated among the Revolver Lenders or Discretionary Lenders party to such Discretionary Revolver Loan (as applicable) in accordance with their respective Commitment Percentages under the Revolver Facility or Discretionary Revolver Loan (as applicable).

                  (e) MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under SECTION 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

                  (f) OPT-OUT PROVISIONS UNDER TERM LOAN B FACILITY AND DISCRETIONARY TERM B LOAN SUBFACILITY. To the extent there is any Term Loan A Principal Debt or Discretionary Term A Loan Principal Debt outstanding, any Term Loan B Lender or Discretionary Term B Loan Lender, at its option, may elect not to accept such partial prepayment under this SECTION 3.3 (such Lender being a "DECLINING B LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan B Lenders and Discretionary Term B Loan Lenders (less any amounts that would otherwise be payable to Declining B Lenders) shall be applied ratably to prepay Term Loan B Principal Debt and Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans owed to Term Loan B Lenders or Discretionary Term B Loan Lenders other than Declining B Lenders, and any amounts that would otherwise have been applied to prepay Term Loan B Principal Debt or Discretionary Term B Loan Principal Debt shall instead be applied to prepay the remaining Term Loan A Principal Debt and Discretionary Term A Loan Principal Debt under all Discretionary Term A Loans then-outstanding; PROVIDED FURTHER, that upon prepayment in full of the Term Loan B Principal Debt or the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans then-outstanding owing to Term Loan B Lenders or Discretionary Term B Loan Lenders, OTHER THAN Declining B Lenders, the remainder of any prepayment amount that is to be applied to

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

         Term Loan B Principal Debt or Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans then-outstanding shall be applied ratably to prepay Term Loan B Principal Debt and the Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan owing to Declining B Lenders (for purposes hereof, "RATABLY" shall mean the proportion which the Term Loan B Principal Debt or Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan owed to any Declining B Lender bears to the SUM of the Term Loan B Principal Debt and Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans owed to Declining B Lenders). Any Term Loan B Lender or Discretionary Term B Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

         3.4 INTEREST OPTIONS. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, or in the related Supplemental Credit Documents as it relates to Discretionary Term B Loans, Borrowings bear interest at a rate per annum equal to the LESSER OF (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate PLUS the Applicable Margin for Base Rate Borrowings for the applicable Facility, or the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings for the applicable Facility, AND (b) the Maximum Rate. Borrowings under any Discretionary Term B Loan shall bear interest at the rate or rates specified in the applicable Supplemental Credit Documents; PROVIDED THAT, notwithstanding anything in this SECTION 3.4 to the contrary, if the interest rate at any time under any Discretionary Term B Loan or Borrowing thereunder would be greater than .25% above the applicable interest rate for the Term Loan B Facility or Borrowings thereunder (taking into account the Type of Borrowing, where appropriate) (the "AFFECTED TERM B BORROWINGS"), then the interest rate for the Affected Term B Loans shall be increased so that the interest rate differential between such Borrowing under the Term Loan B Facility and any Discretionary Term B Loan is not greater than .25% (not to exceed, in any case, the Maximum Rate). Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         3.5 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

         3.6 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of Required Lenders and to the extent permitted by Law, the Obligation shall bear interest at the Default Rate; PROVIDED THAT, the Default Rate shall automatically apply in the case of SECTIONS 2.4(c), 2.5(a), and 11.3 where the Default Rate is specified.

         3.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the

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

Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.8 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," then those terms mean the "WEEKLY CEILING" from time to time in effect under TEXAS FINANCE Code
Section 303.305, as amended. Borrower agrees that CHAPTER 346 of the TEXAS FINANCE CODE, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.10 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of eight (8) Interest Periods (PLUS four
(4) additional Interest Periods on and after the date the first Discretionary Loan is made) shall be in effect at one time.

         3.11 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the

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

case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under any Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing shall not be available during the occurrence of a Default or Potential Default.

         3.12     ORDER OF APPLICATION.

                  (a) NO DEFAULT. If no Default or Potential Default exists and if no order of application is otherwise specified in SECTION 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

                  (b) DEFAULT. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.12(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; PROVIDED THAT, such payments shall be allocated ratably among the Swing Line Lender and the Revolver Lenders which have funded their participations in the Swing Line Principal Debt; (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; PROVIDED THAT, such payments shall be allocated ratably among the issuer of the LC and the Lenders which have funded their participations in such LC; (v) to the ratable payment of the Principal Debt (as used in this SECTION 3.12(b)(v), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (vi) to provide cash collateral in an amount EQUAL TO 110% of the LC Exposure then existing in accordance with SECTION 2.4(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

         3.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents (except as provided with respect to the Term Loan B Facility and the Discretionary Term B Loan, the opt-out Rights in SECTION 3.3(f)), then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this SECTION may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         3.14 OFFSET. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         3.15 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4         CHANGE IN CIRCUMSTANCES.

         4.1      INCREASED COST AND REDUCED RETURN.

                  (a) CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED, THAT such suspension shall not affect the Right of such Lender to receive the compensation so requested.

                  (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) CHANGES IN APPLICABLE LENDING OFFICE. COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) COST OF FUNDS. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

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then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         4.3 ILLEGALITY. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION
4.4 shall be applicable).

         4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1 or as a result of the syndication of any Facility by Administrative Agent during the 180-day period immediately following the Closing Date) on a date other than the last day of the Interest Period for such Borrowing; or

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                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION
         7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, or notice of prepayment, continuation, or conversion under this Agreement.

         4.6      TAXES.

                  (a) GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in
         SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) STAMP AND DOCUMENTARY TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
         SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "BANK" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "BANK" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under
         Section 871(h) or 881(c) of the Code with respect to payments of "PORTFOLIO INTEREST," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10- percent shareholder (within the meaning of

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

         Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

                  (e) FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGES IN TAX LAWS. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
         SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
         SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) CHANGES IN APPLICABLE LENDING OFFICE. If Borrower is required to pay or will be required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) TAX PAYMENT RECEIPT. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5    FEES.

         5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1(c), (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

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         5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER. Borrower shall pay to
Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of November 1, 1999, between Borrower, Administrative Agent, and Arranger.

         5.3 REVOLVER FACILITY COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Revolver Lenders, a commitment fee, calculated daily from the Closing Date but payable in installments in arrears each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing March 31, 2000. On any day of determination, the commitment fee under this SECTION 5.3 shall be an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which (a) the Revolver Commitment on such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with SECTION 5.1(f). Solely for the purposes of this SECTION 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Swing Line Principal Debt; and
(ii) "RATABLE" shall mean, for any period of determination, with respect to any Revolver Lender, that proportion which (x) the average daily unused Revolver Committed Sum of such Revolver Lender during such period bears to
(y) the amount of the average daily unused Revolver Commitment during such period.

         5.4 TERM LOAN A FACILITY COMMITMENT FEES. On the initial Borrowing Date for the Term Loan A Facility, Borrower shall pay to Administrative Agent, for the ratable account of the Term Loan A Lenders, a commitment fee, calculated for the period from the Closing Date through but not including the initial Borrowing Date for the Term Loan A Facility in an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the Term Loan A Commitment. Such commitment fee shall be calculated in accordance with
SECTION 5.1(f). Solely for the purposes of this SECTION 5.4, "RATABLE" shall mean, for any period of determination, with respect to any Term Loan A Lender, that proportion which (x) the average daily Committed Sum of such Term Loan A Lender during such period bears to (y) the amount of the average daily Term Loan A Commitment during such period.

         5.5 LC FEES. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative Agent:

                  (a) For the account of each Revolver Lender, according to each Revolver Lender's Commitment Percentage under the Revolver Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings under the Revolver Facility in effect on the date of payment of such fee (calculated on a per annum basis) MULTIPLIED BY (b) the stated amount of such LC.

                  (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee of 0.125% of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

         5.6 DISCRETIONARY REVOLVER LOAN COMMITMENT FEES. With respect to each Discretionary Revolver Loan, Borrower shall pay Administrative Agent, for the ratable benefit of the Discretionary Revolver Lenders which have committed to make such Discretionary Revolver Loan, a Discretionary Revolver Loan commitment fee, payable in installments in arrears on each March 31, June 30, September 30, and December 31, and on such Termination Date for the Discretionary Revolver Loan, commencing on the Discretionary Loan Effective Date for such Discretionary Revolver Loan. Each installment shall be an amount equal to the Applicable Margin for Commitment Fees for the Revolver Facility MULTIPLIED BY the amount by which (a) the average daily Discretionary Commitment for such Discretionary Revolver Loan

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

exceeds (b) the average daily Discretionary Revolver Principal Debt outstanding under such Discretionary Revolver Loan, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT, each such installment shall be calculated in accordance with SECTION 5.1(f).

         5.7 DISCRETIONARY FACILITY FRONTING FEES. With respect to each Discretionary Loan (to the extent applicable), Borrower shall pay to the Administrative Agent for the account of the appropriate Discretionary Lenders, the fees in such amounts and on such dates agreed to in writing by Borrower, Administrative Agent, and such Discretionary Lenders in the applicable Supplemental Credit Documents for such Discretionary Loan.

SECTION 6    SECURITY; GUARANTIES.

         6.1 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause Communications, each Company that is a Domestic Subsidiary of Borrower, and each Cellular Partnership Obligor to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation. In addition, promptly after the designation, formation, or Acquisition of any new Company that is (or becomes) a Domestic Subsidiary of Borrower or upon any Cellular Partnership becoming a Cellular Partnership Obligor, Borrower shall cause such new Company or Cellular Partnership Obligor to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation.

         6.2      COLLATERAL.

                  (a) COMMUNICATIONS COLLATERAL. To secure the full and complete payment and performance of the Obligation, Borrower shall cause Communications and each Subsidiary of Communications which owns any equity interest in Borrower (if any), to enter into Collateral Documents pursuant to which, among other things, each such entity grants, pledges, assigns, and creates first priority Liens in favor of Administrative Agent (for the ratable benefit of Lenders) in 100% of the issued and outstanding stock, equity, or other investment securities of Borrower owned by such entity.

                  (b) COMPANIES AND CELLULAR PARTNERSHIP OBLIGOR COLLATERAL. To secure the full and complete payment and performance of the Obligation, Borrower shall (and shall cause each Restricted Subsidiary of Borrower and each Cellular Partnership Obligor to) enter into Collateral Documents (in form and substance acceptable to Administrative Agent) pursuant to which, among other things, each such entity shall, to the extent permitted by applicable Law, grant, pledge, assign, and create first priority Liens (except to the extent Permitted Liens affect such priority) in favor of Administrative Agent (for the ratable benefit of Lenders) in and to: (i) 100% of each such entity's Rights, titles, and interests in the issued and outstanding stock, equity, or other investment securities of each Domestic Subsidiary of such entity (excluding any stock, equity, or other investment securities issued by any Unrestricted Subsidiary of any Company to the extent not covered in CLAUSES (ii) and (iii) below); (ii) 65% of each such entity's Rights, titles, and interests in the issued and outstanding stock, equity, or other investment securities of each directly-owned Foreign Subsidiary of any Company or Cellular Partnership Obligor; and (iii) all other assets (tangible, intangible, real, or personal) of such entity, including without limitation, 100% of each such entity's Rights, titles, and interests in Cellular Partnerships.

         6.3 EXISTING COLLATERAL DOCUMENTS. With respect to the Collateral Documents executed and delivered pursuant to the Existing Credit Agreements (as amended through the date hereof, the "EXISTING COLLATERAL DOCUMENTS"), Borrower, each Guarantor, and each partner of a Cellular Partnership executing

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any such Existing Collateral Document (by execution of Guaranties or other
Collateral Documents required under this Agreement) (i) agree that the execution and delivery of the Loan Documents shall in no way release, diminish, impair, reduce, or otherwise affect the liens and security interests created by the Existing Collateral Documents, (ii) acknowledges and confirms the continuing existence and effectiveness of the Existing Collateral Document (except with respect to the release of Liens contemplated by SECTION 6.5(a)), and (iii) agrees that the "OBLIGATION" and "GUARANTEED DEBT" secured or assured by the Existing Collateral Documents shall include the Obligation under the Loan Documents.

         6.4 FUTURE LIENS. Other than as permitted in SECTION 6.6, promptly after (a) the acquisition of any material assets (real, personal, tangible, or intangible) by Borrower, any Company that is a Domestic Subsidiary of Borrower, or any Cellular Partnership Obligor, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of Borrower, any Company that is a Domestic Subsidiary of Borrower, or any Cellular Partnership Obligor, or (c) upon the designation, formation, or Acquisition of any new Subsidiary of any Company or any Cellular Partnership Obligor (the assets described in CLAUSES
(a) through (c) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause the appropriate Company or Cellular Partnership Obligor to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation to the extent Liens are required in such assets pursuant to SECTION 6.2; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Documents, and all references to the "COLLATERAL" in the Loan Documents shall include the Additional Assets.

         6.5      RELEASE OF COLLATERAL.

                  (a) CELLULAR TRANSMISSION TOWERS. On the Closing Date, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted pursuant to the Existing Collateral Documents in the cellular transmission towers owned by the Companies, which towers will thereafter be subject to the negative pledge provisions of
         SECTION 6.6.

                  (b) NON-LOAN PARTIES. On the Closing Date, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of guaranties executed, and Liens granted, pursuant to the Existing Collateral Documents by any entities that are no longer required to guaranty or secure the Obligation pursuant to the Loan Documents.

                  (c) UPON SALE OR DISPOSITION OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), including, without limitation, the Distribution of the Class A Preferred Stock pursuant to SECTION 9.20(t), and upon ten (10) Business Days' (or such lesser time period agreed to by Administrative Agent in its sole discretion) prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, and (iii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may

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         be necessary to evidence the release of Liens granted to Administrative
         Agent for the benefit of Lenders pursuant hereto in such Collateral.

                  (d) CELLULAR PARTNERSHIP OBLIGOR GUARANTIES AND COLLATERAL. With respect to Guaranties executed by, and Liens on the assets of, any Cellular Partnership Obligor, such Guaranties and Liens (as well as any Guaranties of, or Liens on partnership interests therein pledged by, Persons other than any Company) shall be released in the event all intercompany Debt owed by such Cellular Partnership Obligors to the Companies has been paid in full and all commitments to lend have terminated; PROVIDED, FURTHER HOWEVER, that from the date of such repayment until the Obligation has been paid in full and the Total Commitment has been terminated, no Company may, directly or through a Subsidiary, advance funds to any such Cellular Partnership. In regard to repayment of such intercompany Debt, Administrative Agent is hereby authorized by Lenders to execute and deliver such releases of Cellular Partnership Obligors upon ten (10) Business Days prior written request by Borrower supported by evidence that such intercompany Debt has been terminated and repaid in full and accompanied by appropriate release instruments, which must be in form and substance satisfactory to Administrative Agent.

                  (e) VENDOR FINANCING. To the extent any Company incurs Debt permitted by SECTION 9.12(i) that is secured by Liens permitted by
         SECTION 9.13(b)(vii), Administrative Agent is hereby authorized by Lenders to execute and deliver such releases or subordination of Liens on the Collateral so financed upon ten (10) Business Days prior written request by Borrower supported by evidence that such Debt and Liens are permitted by the terms of this Agreement and accompanied by appropriate release or subordination instruments, which must be in form and substance satisfactory to Administrative Agent.

                  (f) GENERAL PROVISIONS. The actions of Administrative Agent under this SECTION 6.5 are subject to the following: (i) no such release of Liens or Guaranties shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 3.3(b) in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation or Liens upon (or obligations of any Company or any Cellular Partnership Obligor in respect of) all interests retained by the Companies or the Cellular Partnership Obligors, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.

         6.6 NEGATIVE PLEDGE. Notwithstanding the provisions of SECTIONS 6.2 or 6.4 hereof, until such time as Administrative Agent or Required Lenders otherwise require, the Companies and the Cellular Partnership Obligors shall not be required to (i) perfect Liens on certain assets constituting interests in third party leases for retail stores, vehicles, fixtures, cellular transmission towers, real estate, assets located in foreign jurisdictions, or stock or equity interests in Subsidiaries of Foreign Subsidiaries of the Companies or Cellular Partnership Obligors (OTHER THAN Liens on such assets arising under the Existing Collateral Documents) or (ii) grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements. To the extent contemplated by the first sentence of this SECTION 6.6 or to the extent Administrative Agent and Required Lenders otherwise agree to delay the perfection or attachment of any Lien contemplated by SECTIONS 6.2 or 6.4 hereof, for whatever reason, the Companies and the Cellular Partnership Obligors hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, within thirty (30) days of the request of Administrative Agent, Borrower shall (or shall cause each Company and each Cellular

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Partnership Obligors to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender. In addition, Communications hereby covenants and agrees not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any of its assets or any assets of its Restricted Subsidiaries, OTHER THAN Permitted Liens.

         6.7 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower, its Subsidiaries, or any other Loan Party by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of Borrower, its Subsidiaries, or any other Loan Party, which ownership or control remains exclusively and at all times in the Loan Parties, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to Borrower, its Subsidiaries, or any other Loan Party, or the transfer of control of Borrower, its Subsidiaries, or any other Loan Party within the meaning of
SECTION 310(d) of the Communications Act of 1934, as amended; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to any Loan Document that would constitute or result in any assignment of any Authorization or any change of control of Borrower, its Subsidiaries, or any other Loan Party, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7    CONDITIONS PRECEDENT.

         7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1 (OTHER THAN each item, if any, listed on SCHEDULE 7.1A, which items are hereby permitted to be delivered after the Closing Date but not later than the respective date for delivery of each such item specified on SCHEDULE 7.1A).

         7.2 CONDITIONS PRECEDENT TO AN ACQUISITION. On or prior to the consummation of any Acquisition (whether or not the Purchase Price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.2; PROVIDED THAT, with respect to the Alaska 1 RSA Acquisition and the Alaska 3 RSA Acquisition, Borrower shall not be required to deliver the Permitted Acquisition Compliance Certificate prior to closing of such Acquisitions, SO LONG AS Borrower shall deliver all certificates and documents required under PART C of SCHEDULE 7.2 on or prior to the Closing Date for each such Acquisition. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.2 and
7.3 hereof must be satisfied prior to the making of any such Borrowing.

         7.3 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTION 7.1 and SECTION 7.2 (as applicable), Lenders will not be obligated to fund (as opposed to continue

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or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, UNLESS on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be: (a) Administrative Agent shall have timely received therefor a Borrowing Notice or a LC Request (TOGETHER WITH the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have received, as applicable, the LC fees provided for in SECTION 5.5 hereof; (c) all of the representations and warranties of any Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents); (d) no change in the financial condition or business of Communications and its Restricted Subsidiaries, any Company, or any other Guarantor which could reasonably be expected to be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law;
(g) in the event all or any part of the proceeds of the Borrowing will be used to finance a Distribution to the extent permitted by SECTION 9.20, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request;
(h) Administrative Agent shall have received, as requested, evidence that the Debt to be incurred as a result of such Borrowing has been incurred or entered into in compliance with the requirements of the Communications Bond Debt, any Exchange Debenture Indenture, and the Certificates of Designation for the Preferred Stock; and (i) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that, as of the Borrowing Date or the date of issuance of the LC, as the case may be, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants to Administrative Agent and Lenders as follows:

         8.1 PURPOSE OF CREDIT FACILITY. Borrower will use (or will invest in or loan such proceeds to its Restricted Subsidiaries to so use) all proceeds of Borrowings for one or more of the following: (a) to amend, restate, and consolidate the Debt existing under the Existing Credit Agreements and pay the related costs and expenses; (b) to finance the Reorganization and the related costs and expenses, (c) to repay certain existing inter-Company Debt owed to Communications and/or fund a Distribution to Communications to enable Communications to finance a tender offer and consent solicitation with respect to the Communications Bond Debt; (d) to finance Permitted Acquisitions, including the Alaska 1 RSA Acquisition, the Alaska 3 RSA Acquisition, the Michigan 3 RSA Acquisition, and the Michigan 10 RSA Acquisition; (e) to finance Capital Expenditures; (f) for working capital of Borrower and its Restricted Subsidiaries; and (g) for general corporate purposes. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Loan Party and each Subsidiary thereof is duly organized, validly existing, and in good standing under the Laws of its jurisdiction

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of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where the failure to do so could not reasonably be expected to constitute a Material Adverse Event, each Loan Party and each Subsidiary thereof is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each Loan Party possesses all Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary, including, without limitation, any Authorization issued by the FCC, all of which are described on SCHEDULE 8.2 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Loan Parties and each Subsidiary thereof.

         8.3 SUBSIDIARIES; CAPITAL STOCK. The Loan Parties have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All of the outstanding shares of capital stock (or similar voting interests) of each Loan Party and each Subsidiary thereof are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Loan Party is subject to any restriction on transfer thereof except for restrictions imposed by applicable securities Laws and general corporate Laws. No Loan Party or any Subsidiary thereof has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests. No Company has any ownership interest in any Subsidiary of any Unrestricted Subsidiary of Borrower or Communications. The number and percentage of shares of partnership interests in each of the Cellular Partnerships, and the ownership thereof, are accurately set forth on SCHEDULE 8.3 attached hereto; all such partnership interests are validly issued under the terms of the applicable Partnership Agreements and applicable Law; and any ownership thereof by any Loan Party is free and clear of any Liens or security interests or other contractual restrictions, other than the pledge thereof in favor of Administrative Agent, on behalf of Lenders. Each Cellular Partnership that is a Cellular Partnership Obligor is listed on SCHEDULE 8.3A (as supplemented and modified in writing from time to time to reflect changes to such schedules as a result of transactions permitted by the Loan Documents) and the amount of intercompany loans and advances from any Company to each Cellular Partnership Obligor is as set forth on SCHEDULE 8.3A attached hereto. The amount of the outstanding balance under the GRTI Note is as set forth on SCHEDULE 8.3A attached hereto.

         8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Loan Party of each Loan Document to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within the corporate or organizational power of such Loan Party; (b) will have been duly authorized by all necessary limited liability company, corporate, or partnership action on the part of such Loan Party when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the charter, bylaws, organizational documents, or Partnership Agreement of such Loan Party, (e) will not violate any provision of Law applicable to such Loan Party, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which such Loan Party is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party, OTHER THAN as contemplated by this Agreement. Each

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Loan Party has (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect any asset transfer, change of control, merger, or consolidations permitted by the Loan Documents.

         8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Loan Parties and Subsidiaries thereof covered thereby ("REPORTING ENTITIES") as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Reporting Entities as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, specifically contemplated by, or expressly permitted by, the Loan Documents, (a) there have been no changes in the consolidated financial condition or operations of the Reporting Entities from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has any Reporting Entity incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event, and (b) no Reporting Entity has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

         8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Loan Party or any Subsidiary thereof is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Loan Party or any Subsidiary thereof, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Loan Party or any Subsidiary thereof having a value (individually or collectively) of $10,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Loan Party or any Subsidiary thereof in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Loan Party or any Subsidiary thereof which could reasonably be expected to be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party or any Subsidiary thereof that could reasonably be expected to be a Material Adverse Event.

         8.8 TAXES. All Tax returns of each Loan Party and each Subsidiary thereof required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Loan Party and each of its Subsidiaries which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(v)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

         8.9 ENVIRONMENTAL MATTERS. No Loan Party or any Subsidiary thereof
(a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Loan Party or any Subsidiary thereof that could be a Material Adverse Event, (b) knows of any violation by any Loan Party or any Subsidiary thereof of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Loan Party or any of its Subsidiaries is under any obligation to remedy any violation of any

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Environmental Law, except for such obligations that could not be a Material
Adverse Event; PROVIDED, HOWEVER, that each Loan Party and each Subsidiary thereof (x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

         8.10 EMPLOYEE BENEFIT PLANS. No Loan Party, any Restricted Subsidiary thereof, or any ERISA Affiliate of any Loan Party has maintained or will maintain any Employee Plans. No Loan Party, any Restricted Subsidiary thereof, or any ERISA Affiliate of any Loan Party has engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which would be a Material Adverse Event.

         8.11 PROPERTIES; LIENS. Each Loan Party has good and marketable title to all its property reflected on the Current Financials, EXCEPT (a) for
(i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Loan Party, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

         8.12 GOVERNMENT REGULATIONS. No Loan Party or Subsidiary thereof is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         8.13 TRANSACTIONS WITH AFFILIATES. Except as permitted in SECTION 9.14, no Loan Party or any Subsidiary thereof is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Loan Party could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         8.14 DEBT. No Loan Party or any Foreign Subsidiary thereof is an obligor on any Debt other than Permitted Debt.

         8.15 MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS. SCHEDULE 8.15 hereto sets forth a list of all contracts material to the respective business of the Loan Parties (including with respect to the Systems), and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Loan Party is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Loan Party thereunder which could be a Material Adverse Event. No Loan Party is a party to any management or consulting agreement for the provision of services to it, except as described in SCHEDULE 8.15 hereto.

         8.16 INSURANCE. Each Loan Party and each Subsidiary thereof maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         8.17 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Loan Party or any Subsidiary thereof that could be a Material Adverse Event. Hours worked by and payment made to

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employees of the Loan Parties and Subsidiaries thereof have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, OTHER THAN any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Loan Party or any Subsidiary thereof on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

         8.18 SOLVENCY. At the time of each Borrowing hereunder and on the date of each Permitted Acquisition, each Loan Party is (and after giving effect to the transactions contemplated by the Loan Documents, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

         8.19 INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary thereof owns or has sufficient and legally enforceable Rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Loan Party and each Subsidiary thereof is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Loan Party and any Subsidiary thereof, could not, individually or collectively, reasonably be expected to constitute a Material Adverse Event.

         8.20 COMPLIANCE WITH LAWS. No Loan Party or any Subsidiary thereof is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, be a Material Adverse Event. No Loan Party or any Subsidiary thereof has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

         8.21     PERMITTED ACQUISITIONS.

                  (a) VALIDITY. With respect to any Permitted Acquisitions, each Company has the power and authority under the Laws of its state of incorporation or organization and under its articles of incorporation and bylaws, organizational documents, or Partnership Agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by the Companies for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

                  (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the articles of incorporation, bylaws, or Partnership Agreements of the Companies, or constitute a default under any agreement by which the Companies or their respective property may be bound.

         8.22 REGULATION U. "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of any Loan Party, which are subject to any limitation on sale, pledge, or other restrictions hereunder.

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         8.23 TRADENAME. No Loan Party has used or transacted business under any other corporate or trade name in the five-year period preceding the Closing Date.

         8.24 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Loan Parties in the conduct of their respective businesses have not malfunctioned, have not ceased to function, have not generated incorrect data, and have not produced incorrect results when processing, providing, and/or receiving (a) date-related data into, between, and during year 1999 and year 2000 and (b) date-related data in connection with any valid date in year 1999 or year 2000, unless such malfunction or incorrect results could not reasonably be expected to be a Material Adverse Event.

         8.25 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Loan Party or any Subsidiary thereof which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Loan Party to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Loan Party to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         8.26 NO DEFAULT. No Default or Potential Default exists or will arise as a result of the execution, delivery, or performance of the Loan Documents, of any Borrowing hereunder, or after giving effect to the Reorganization.

         8.27 PERFECTION OF SECURITY INTERESTS. Upon filing of the financing statements against each Loan Party in the jurisdictions listed on each ANNEX A of each Security Agreement and the delivery to Administrative Agent, for the benefit of Lenders, of all the issued and outstanding shares of stock or other evidence of equity investments owned by any Loan Party and required to be pledged to secure the Obligation pursuant to SECTIONS 6.1 and 6.4, the security interests in the Collateral created by the Collateral Documents will be perfected in favor of Administrative Agent, for the benefit of Lenders. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' first priority security interests in the assets and the stock created by the Collateral Documents, except for the periodic filing of continuation statements with respect to financing statements filed under the UCC.

         8.28 REORGANIZATION AND COMMUNICATIONS BOND DEBT. On and as of the Closing Date, the execution and delivery by the Loan Parties of the documents related to the Reorganization, and the performance by the Loan Parties of its obligations thereunder (a) are within the corporate or organizational power of such Loan Party, (b) have been duly authorized by all necessary limited liability company or corporate action on the part of such Loan Party, (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (d) do not violate any provision of the charter, bylaws, or organizational documents of such Loan Party, (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event, (g) do not result in the creation or imposition of any Lien on any asset of any Loan Party (OTHER THAN Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Documents. On and as of the Closing Date, the Loan Parties have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Loan Party to effectuate the Reorganization, EXCEPT to the extent any such failure could not be a Material Adverse Event. Concurrently with the Closing Date, the Reorganization shall have been consummated. The Loan Parties have received all necessary consents to effect an amendment (which amendment shall be in form and terms acceptable to Administrative Agent) to the Indenture dated as of

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February 28, 1997, between Communications and United States Trust Company of
New York so that there are no prohibitions under the terms of the Communications Bond Debt to the execution, delivery, and performance of the Loan Documents, and no "DEFAULT" or event which with notice or lapse of time could become a default exists under any documents or instruments evidencing or relating to the Communications Bond Debt.

SECTION 9 COVENANTS. Each Loan Party covenants and agrees (and agrees to cause its ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         9.1 USE OF PROCEEDS. Borrower shall use (and shall cause each other Company to use) the proceeds of Borrowings only for the purposes represented herein.

         9.2 BOOKS AND RECORDS. The Loan Parties shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         9.3 ITEMS TO BE FURNISHED. Communications and Borrower shall cause the following to be furnished to Administrative Agent for delivery to
Lenders:

                  (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Communications and Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated separately for each of (x) Communications and its Subsidiaries and (y) the Companies, as of, and for the year ended on, such day, each accompanied by:

                           (i) the unqualified opinion of a firm of
                  nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Communications and its Subsidiaries and the Companies, as the case may be;

                           (ii) a certificate from such accounting firm to
                  Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                           (iii) with respect to the Financial Statements of the
                  Companies, a Compliance Certificate in substantially the form of EXHIBIT E-1.

                  (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Communications and Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for Communications and its Subsidiaries and the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to the Financial Statements of the Companies in substantially the form of EXHIBIT E-1.

                  (c) Within 60 days after the end of each fiscal quarter of Borrower, (i) a management report, showing for each System results of operations and subscriber counts, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining

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         principal factors affecting performances of each market, and (ii) a revised SCHEDULE 8.3A reflecting the outstanding principal amount of intercompany loans and advances from any Company to any Cellular Partnership Obligor, if any (all items to be delivered under this CLAUSE (c) to be in form and substance satisfactory to Administrative Agent).

                  (d) On or prior to March 31 of each fiscal year of the Companies, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer, certifying that such Budget was prepared by Borrower based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are realistic and achievable.

                  (e) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Communications or Borrower.

                  (f) Notice, promptly after any Loan Party knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $5,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Loan Party or any Subsidiary thereof having a value (individually or collectively) of $5,000,000,
         (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action any Loan Party or any Subsidiary thereof has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Loan Party or any Subsidiary thereof of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Loan Party or any Subsidiary thereof is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local Law limiting or controlling the operations of any Loan Party or any Subsidiary thereof which has been issued or adopted hereafter and which could be a Material Adverse Event, (vi) the receipt by any Loan Party or any Subsidiary thereof of notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively with other such violations or allegations, constitute a Material Adverse Event, or (vii) (A) any expressed statement in writing on the part of the PBGC of any "PROHIBITED TRANSACTION," or (B) the creation of, maintenance of, or acquisition of any Employee Plan by any Loan Party, any Subsidiary thereof, or any ERISA Affiliate of any Loan Party.

                  (g) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents unless approved by Required Lenders.

                  (h) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Loan Party with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

                  (i) Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of any Loan Party or any Subsidiary thereof with the Securities and Exchange Commission.

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                  (j) Promptly upon request therefor by Administrative Agent or
         Required Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Loan Parties or Subsidiary thereof, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

                  (k) With respect to the post-closing requirements set forth on
         SCHEDULE 7.1A, deliver, or cause to be delivered, to Administrative Agent, all agreements, documents, instruments, or other items listed on
         SCHEDULE 7.1A on or prior to the date specified for delivery thereof on
         SCHEDULE 7.1A.

         9.4 INSPECTIONS. Upon reasonable notice, the Loan Parties shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Loan Parties, from time to time, during reasonable business hours.

         9.5 TAXES. Each Loan Party (a) shall (and shall cause each of its Subsidiaries to) promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed,
(b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) shall notify Lenders immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Loan Party or Subsidiary thereof of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Loan Party or any Subsidiary thereof.

         9.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Loan Party (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations
[other than the Obligation] are being contested in good faith by appropriate proceedings), and (b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (OTHER THAN the Obligation), whether subordinate to the Obligation or not or (ii) use proceeds from the Facilities or any Discretionary Loan to make any voluntary prepayment of principal of, or interest on, or sinking fund payment in respect of any Debt of Loan Party or Subsidiary thereof, EXCEPT as permitted in SECTIONS 9.20 and
9.21. No Loan Party shall make any payment on any Subordinated Debt when it violates the subordination provisions thereof or results in a Default or Potential Default hereunder.

         9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 9.24, each Loan Party shall (and shall cause each of its Subsidiaries to) at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Loan Parties and Subsidiaries thereof to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

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         9.8 INSURANCE. The Loan Parties shall, at their sole cost and expense, keep and maintain all property and assets owned by such Loan Party insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of such property or assets and the estimated (or actual, if available) amount of such loss or decline. All such policies of insurance shall be in a form, with such co-insurance and deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Loan Parties and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Loan Parties shall deliver to Administrative Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (for the ratable benefit of Lenders) as its interests may appear under a standard mortgagee clause. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Loan Party or any other Person shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Loan Party so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds or to acquire Cellular Assets of equal or greater value; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement or the acquisition of Cellular Assets in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation. Notwithstanding the foregoing, no acquisition of Cellular Assets or mandatory prepayment shall be required unless the amount of insurance proceeds received in any calendar year under all policies of insurance of the Loan Parties exceeds $150,000. Any mandatory prepayment hereunder shall be applied as follows: (i) FIRST, subject to the provisions of SECTION 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, the Discretionary Term A Loan Subfacility, and the Discretionary Term B Loan Subfacility until paid in full (for purposes hereof, "RATABLY" for each Facility or Discretionary Loan, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, the Discretionary Term A Loan Principal Debt under each Discretionary Term A Loan, and the Discretionary Term B Loan Principal Debt under each Discretionary Term B Loan, as the case may be, bears to the SUM of the Total Term A Principal Debt, the Term Loan B Principal Debt, and the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans); and (ii) SECOND, ratably as a mandatory reduction of the Total Revolver Commitment (for purposes hereof, "RATABLY" for each mandatory prepayment under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Principal Debt or Discretionary Revolver Principal Debt under each Discretionary Revolver Loan bears to the Total Revolver Principal Debt; and "RATABLY" for each mandatory commitment reduction under the Revolver Facility or any Discretionary Revolver Loan, on any date of determination, shall mean the proportion that the Revolver Commitment or the Discretionary Revolver Commitment under each Discretionary Revolver Loan bears to the Total Revolver Commitment).

         9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Loan Party shall (and shall cause each Subsidiary thereof to) perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

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         9.10 EMPLOYEE BENEFIT PLANS. No Loan Party, Restricted Subsidiary
thereof, or ERISA Affiliate of any Loan Party shall, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code), or (without notice to Administrative Agent and execution of appropriate amendments to the Loan Documents) maintain, create, or participate in any Employee Plan.

         9.11 ENVIRONMENTAL LAWS. Each Loan Party shall (and shall cause each Subsidiary thereof to) (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Loan Party or at any facility operated by any Loan Party to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and
(c) appropriately monitor compliance with applicable Environmental Laws and minimize financial and other risks to each Loan Party arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

         9.12 DEBT AND GUARANTIES. No Loan Party (OTHER THAN Communications) shall nor shall they permit any of their Foreign Subsidiaries to, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                  (a) The Obligation and Guaranties thereof;

                  (b) Debt incurred by the Companies under any Financial Hedge permitted by, and purchased and maintained in compliance with, the requirements of the Loan Documents;

                  (c) Debt between Companies;

                  (d) Debt of any Company owed to Communications, SO LONG AS such Debt is unsecured, unguaranteed, and subordinate in right of payment to the Obligation pursuant to an Affiliate Subordination Agreement, and SO LONG AS such Subordinated Debt and Affiliate Subordination Agreement are upon terms satisfactory to Administrative Agent; PROVIDED HOWEVER, THAT, the subordination provisions shall permit repayments of such Debt at such times, in such amounts, for the express purposes, and subject to the conditions, as specified in
         SECTION 9.20(m); and

                  (e) Debt of any Cellular Partnership Obligor owed to any Company, SO LONG AS (i) such Debt is evidenced by a Cellular Partnership Promissory Note the form and terms of which, including amortization schedules, are acceptable to Administrative Agent and which, among other things, provide that (x) all payments made pursuant to the Guaranty of such Cellular Partnership Obligor or under the other Loan Documents shall be deemed a repayment of a corresponding portion of the amounts outstanding under such Cellular Partnership Obligor's Cellular Partnership Note and (y) 100% of the Operating Cash Flow of such Cellular Partnership Obligor is dedicated to payment of the Debt arising under such Cellular Partnership Promissory Notes; (ii) such Cellular Partnership Promissory Notes and all partnership interests of the Companies in such Cellular Partnership Obligor are pledged or assigned by the appropriate Companies to Administrative Agent, for the benefit of Lenders, pursuant to appropriate Collateral Documents; (iii) each Cellular Partnership Obligor has executed a Guaranty and has granted Liens in and to all its assets in favor of Administrative Agent (for the benefit of Lenders) by execution and delivery to Administrative Agent of all Collateral Documents required by Administrative Agent; (iv) each Cellular Partnership Obligor, by execution of a Guaranty, agrees to be bound by certain terms, representations, covenants, and other provisions of the Loan Documents applicable to Cellular Partnership Obligors, including without limitation, the restrictions on Distributions and Restricted Payments in SECTION 9.20; and (v) such Cellular Partnership Obligor has delivered all such searches, opinions, financing statements, and other documents reasonably requested by Administrative Agent; PROVIDED THAT, to the extent any "DEFAULT"


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         exists with respect to any Cellular Partnership Obligor's Cellular
         Partnership Note, such Cellular Partnership Obligor is not permitted to incur any additional Debt with any Company whether under such Cellular Partnership Obligor's Cellular Partnership Note or otherwise.

                  (f) Trade Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

                  (g) Debt of the Companies arising under Capital Leases not to exceed $30,000,000 in the aggregate on any date of determination, OTHER THAN Capital Leases entered into pursuant to SECTION 9.12(i);

                  (h) Endorsements of checks or drafts in the ordinary course of business;

                  (i) Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such
         Debt), SO LONG AS (i) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) does not exceed $50,000,000, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence;

                  (j) Unsecured Debt of any Company not otherwise permitted by this SECTION 9.12, SO LONG AS on any date of determination such Debt does not exceed, in the aggregate, $10,000,000; and

                  (k) Debt of any Foreign Subsidiary of Borrower not to exceed $2,500,000 in the aggregate on any date of determination.

         9.13 LIENS. No Loan Party (OTHER THAN Communications) will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Loan Party (OTHER THAN Communications) from creating or incurring any Lien on any of its assets, other than the Loan Documents, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

                  (i) Liens securing the Obligation, and SO LONG AS the Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under SECTION 9.12(b);

                  (ii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA;

                  (iii) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

                  (iv) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

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                  (v) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                  (vi) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

                  (vii) Liens securing Permitted Debt incurred pursuant to
         SECTION 9.12(g) and (i), SO LONG AS (x) any such Lien does not extend to any asset other than the asset purchased or financed by such Debt, and (y) any such Lien attached to such asset concurrently with or within 180 days of the related asset acquisition;

                  (viii) Liens existing on the Closing Date, SO LONG AS such Liens are described on SCHEDULE 9.13 and the Debt secured by all Liens set forth on SCHEDULE 9.13 does not exceed $4,000,000; and

                  (ix) Statutory Liens on the Participation Certificates held by Borrower to secure Borrower's obligations to CoBank, ACB, hereunder, SO LONG AS the proceeds of which Participation Certificates (as and when secured) shall be shared by CoBank, ACB, among Lenders.

         9.14 TRANSACTIONS WITH AFFILIATES. No Loan Party shall (a) enter into any material transaction with any of its Affiliates (excluding transactions among or between Loan Parties), OTHER THAN (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Loan Party could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, (ii) transactions between the Loan Parties and any Affiliate (excluding any Loan Party) on terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Loan Parties, PROVIDED THAT, with respect to such transactions permitted in this CLAUSE (ii), the aggregate consideration for such transactions does not exceed $2,000,000 at any date of determination, or (iii) the office lease between Dobson Parkway, LLC and Communications and all amendments thereto on terms reasonably acceptable to Administrative Agent, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments, or any rental payments to any of its Affiliates.

         9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Loan Party or Subsidiary thereof shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, and OSHA) applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Loan Party shall violate the provisions of its charter, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its charter, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders.

         9.16 PERMITTED ACQUISITIONS, SUBSIDIARY GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such

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Schedule for each such item; PROVIDED THAT, with respect to the Alaska 1 RSA
Acquisition and the Alaska 3 RSA Acquisition, Borrower shall not be required to deliver the Permitted Acquisition Compliance Certificate prior to closing of such Acquisitions, SO LONG AS Borrower shall deliver all certificates and documents required under PART C of SCHEDULE 7.2 on or prior to the Closing Date for each such Acquisition. Borrower shall cause each Domestic Subsidiary that becomes a Restricted Subsidiary of any Company or a Subsidiary of any Cellular Partnership Obligor after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise), (a) to execute a Guaranty on the date such entity becomes a Restricted Subsidiary of a Company or a Subsidiary of any Cellular Partnership Obligor and promptly deliver (but in no event later than 10 days following consummation of such creation, acquisition, or merger) such Guaranty to Administrative Agent and (b) to execute and deliver to Administrative Agent all required Collateral Documents (in form and substance acceptable to Administrative Agent) creating Liens in favor of Administrative Agent on all the assets of such Restricted Subsidiary of any Company or Subsidiary of any Cellular Partnership Obligor.

         9.17 ASSIGNMENT. No Loan Party shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         9.18 FISCAL YEAR AND ACCOUNTING METHODS. No Loan Party will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

         9.19 GOVERNMENT REGULATIONS. No Loan Party will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         9.20 LOANS, ADVANCES, INVESTMENTS, AND RESTRICTED PAYMENTS. No Loan Party (OTHER THAN Communications) shall, directly or indirectly, declare, make, or pay any Distributions or any other Restricted Payment or make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, or any assets constituting an ongoing business of, any other Person, OTHER THAN:

                  (a) Investments in Cash Equivalents;

                  (b) Loans, advances, extensions of credit, capital contributions, and other investments in or between Companies;

                  (c) Loans or advances by any Company to any Cellular Partnership Obligor, SO LONG AS such Debt incurrence by such Cellular Partnership Obligor is permitted pursuant to SECTION 9.12(e) and each of the conditions for such Debt incurrence as set forth in SECTION 9.12(e) have been satisfied;

                  (d) Permitted Acquisitions (OTHER THAN Acquisitions of, by, or resulting in, Foreign Subsidiaries); PROVIDED, HOWEVER, that to the extent that any Permitted Acquisition results in the formation or Acquisition of one or more Foreign Subsidiaries, Borrower shall provide to Administrative Agent such information as Administrative Agent shall reasonably request to evidence the portion of the Purchase Price of such Acquisition attributable to such Foreign Subsidiaries (the "FOREIGN INVESTMENT"), which Foreign Investment must be permitted by
         SECTION 9.20(g);

                  (e) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

                  (f) Other loans or investments or commitments to make investments (including, without limitation, any loan or investments or commitments to make investments to any Cellular Partnership that is not a Cellular Partnership Obligor) by any Company in cellular, local exchange, and PCS Systems not to exceed $25,000,000 in the aggregate in any calendar year or $50,000,000 in the aggregate from and after the Closing Date;

                  (g) Investments by any Company in Foreign Subsidiaries thereof not to exceed $10,000,000 in the aggregate from and after the Closing Date;

                  (h) Investments by Borrower in participation certificates of CoBank, ACB ("PARTICIPATION CERTIFICATE"), as required of co-op borrowers generally pursuant to CoBank, ACB's Bylaws and Capital Plan; PROVIDED, HOWEVER, that no additional investments in CoBank, ACB are required as a result of the transactions contemplated by this Agreement;

                  (i) Loans, advances, extensions of credit to, or capital contributions and other investments of the Loan Parties existing on the Closing Date and identified on SCHEDULE 9.20, including without limitation, (A) loans, advances, extensions of credit to, or capital contributions and other investments in any Unrestricted Subsidiary of Borrower, and (B) the existing loan from Borrower to GRTI pursuant to the GRTI Note in the aggregate principal amount not to exceed $6,110,554.75 at any time outstanding;

                  (j) Financial Hedges purchased by Communications or any Company to the extent permitted by, and purchased and maintained in compliance with, the Loan Documents;

                  (k) Distributions declared, made, or paid by Borrower wholly in the form of its memebership interests;

                  (l) Distributions or any Restricted Payment by any Loan Party to Borrower or any other Company;

                  (m) If no Triggering Event has occurred or is created thereby (as determined on a pro forma basis), Restricted Payments, loans, advances, or investments made by Borrower to Communications in amounts sufficient (when aggregated with the amounts of all other Restricted Payments, loans, advances, or dividends for such purposes from all other Subsidiaries of Communications) (i) to pay regularly-scheduled interest payments on the Communications Bond Debt in accordance with the Communications Bond Debt in effect on the Closing Date or (ii) to pay regularly-scheduled required cash distributions or required cash interest payments on each series of Preferred Stock and the related Exchange Debentures, if any, on and as of the respective Cash-Pay Date for such series of Preferred Stock or Exchange Debentures. If any Triggering Event has occurred and is continuing, Borrower may only declare and pay such Restricted Payments to Communications, or make such loans, advances, or investments to Communications, subject to the following terms, conditions, and limitations: (i) the amount of any such Restricted Payments, loans, advances, and investments (when aggregated with the amounts of all other loans, advances, investments, and Restricted Payments for such purposes from all other Subsidiaries of Communications) shall not exceed (A) amounts then required to make any required cash payment of interest or dividends on the Communications Bond Debt or the Preferred Stock or interest on the Exchange Debentures, if issued, which required cash payments are past due, by reason of such Triggering Event, and (B) the next regularly scheduled required cash payment of the required interest or dividend on the Communications Bond Debt; (ii) such Triggering Event (from the date of notice of the existence of the earliest such Triggering Event if more than one exists) has continued for 180 days and has not been cured or waived;
         (iii) such Triggering Event is not a Default set forth in SECTION 10.1, 10.3, or 10.9 hereof; and (iv) Lenders have not demanded payment in full of all obligations due and owing by Borrower under the Agreement and the Loan Documents; PROVIDED FURTHER, that so long as any Debt is owed from Borrower to Communications, any Restricted Payment permitted under this SECTION 9.20(m) shall be made as a repayment of such Debt;

                  (n) Restricted Payments by any Company which is a Cellular Partnership or by any Cellular Partnership Obligor made in accordance with their respective Partnership Agreements in an amount sufficient to pay the cash tax liabilities of their respective partners for federal and state income taxes directly attributable to the profit of each such Cellular Partnership attributable to the applicable partner;

                  (o) Distributions by Borrower and Communications of the stock or assets of Logix Communications Enterprises, Inc., to the extent required to consummate the Logix Spinoff;

                  (p) Loans by Borrower to Communications in an amount not to exceed $40,000,000 in the aggregate on any date of determination, SO LONG AS (i) the proceeds of any such loan are used solely (A) to pay the tax liability of Communications or Borrower incurred in connection with, or as a consequence of, the Logix Spinoff or (B) to redeem existing Class E of the issued and outstanding preferred stock of Communications; PROVIDED THAT, the amount of such loan proceeds used under CLAUSE (b) shall not exceed $10,000,000, (ii) such loan is evidenced by a promissory note which is pledged as Collateral for the Obligation, and (iii) at the time of any such loan, no Default or Potential Default then exists or arises as a result thereof;

                  (q) On and after January 1, 2003, Restricted Payments, Distributions, loans, advances, or investments made by Borrower to Communications, SO LONG AS (i) no Default or Potential Default exists or arises as a result thereof and (ii) the ratio (calculated for the Rolling Period most recently ended) of: (A) the Operating Cash Flow of the Companies MINUS the amount paid for Capital Expenditures by the Companies to (B) the SUM of (w) all regularly- scheduled principal payments with respect to Total Debt required to be paid, (x) cash Interest Expense, (y) cash Taxes of the Companies to the extent allocable to the Companies pursuant to the Tax Sharing Agreement, and
         (z) Distributions (including, without limitation, any Distributions made pursuant to SECTION 9.20(m)) paid in cash by Borrower is equal to or greater than 1.20 to 1, which shall be evidenced by Borrower's delivery of a certificate demonstrating PRO FORMA compliance with such ratio, giving PRO FORMA effect to the Restricted Payments, loans, advances, or investments made pursuant to this SECTION 9.20(q);

                  (r) Distributions by Santa Cruz Cellular Telephone, Inc. to the owners of the Santa Cruz Minority Interest in an amount not to exceed $500,000 in the aggregate from and after the Closing Date to any date of determination;

                  (s) Distributions by Borrower to Communications made in accordance with the Tax Sharing Agreement in an amount sufficient to pay the cash tax liability of Communications attributable solely to its ownership of Borrower;

                  (t) The Distribution by Borrower to Communications of the Class A Preferred Stock concurrently with the recapitalization and initial public offering of Communications; and

                  (u) Distributions by Borrower to Communications on the Closing Date in an amount sufficient for Communications to pay the holders of the Communications Bond Debt for all amounts required to consummate the consent solicitation and tender offer therefor in an aggregate amount not to exceed $189,000,000.

Notwithstanding the foregoing, Restricted Payments and Distributions are permitted hereunder only to the extent that any such Restricted Payment or Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

         9.21 RESTRICTIONS ON SUBSIDIARIES. No Guarantor (OTHER THAN Communications) nor any Subsidiary of Borrower shall enter into or permit to exist any material arrangement or agreement (OTHER THAN the Loan Documents) which directly or indirectly prohibits any such Person from (a) declaring, making, or paying, directly or indirectly, any Distribution or Restricted Payment to Borrower or any other Loan Party, (b) paying any Debt owed to any Loan Party, (c) making loans, advances, or investments to any Loan Party, or
(d) transferring any of its property or assets to any Loan Party.

         9.22 SALE OF ASSETS. No Loan Party (OTHER THAN Communications) shall sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN
(a) sales of inventory in the ordinary course of business; (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection; (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof; (d) dispositions of obsolete assets; (e) sale, leases, or other disposition among Companies or from a Guarantor to a Company; (f) the sale or transfer of the stock of Logix Communications Enterprises, Inc. pursuant to the Logix Spinoff or otherwise on terms and conditions acceptable to Administrative Agent; (g) the sale and leaseback of the Companies' cellular transmission towers in form and upon terms satisfactory to Administrative Agent; (h) disposition of assets pursuant to Permitted Asset Swaps; and (i) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; PROVIDED THAT, (i) the fair market value of all assets sold pursuant to CLAUSE (i) (x) in any calendar year does not exceed $20,000,000 in the aggregate, and (y) on a cumulative basis on and after the Closing Date does not exceed, in the aggregate, more than $50,000,000, and (ii) concurrently with such disposition, Borrower shall make the mandatory prepayments (if any) required by SECTION 3.3(b)(ii).

         9.23 SALE-LEASEBACK FINANCINGS. OTHER THAN a sale-leaseback transaction regarding the Companies' cellular transmission towers on terms and in form satisfactory to Administrative Agent, no Loan Party will enter into any sale-leaseback arrangement with any Person pursuant to which such Loan Party shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Loan Party to any other Person.

         9.24 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Loan Party nor any Foreign Subsidiary of Borrower or Restricted Subsidiary of Communications will, directly or indirectly, merge or consolidate with any other Person, OTHER THAN (a) as a result of a Permitted Acquisition, or (b) mergers among Wholly-owned Restricted Subsidiaries of Borrower; PROVIDED THAT, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. No Unrestricted Subsidiary of Borrower will, directly or indirectly, merge or consolidate with Borrower or any Restricted Subsidiary of Borrower. No Loan Party shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 9.24. No Loan Party may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any Subsidiary of such entity, EXCEPT for sales, leases, transfers, or other such distributions to another Company and pursuant to Permitted Asset Swaps or the Logix Spinoff.

         9.25 NEW BUSINESS. No Loan Party (OTHER THAN Communications) will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Loan Parties (OTHER THAN Communications) as conducted on the Closing Date.

Communications will not engage in any business or activity OTHER THAN holding 100% of the capital stock of its Subsidiaries, including Borrower.

         9.26     FINANCIAL HEDGES.

                  (a) The Companies shall, within 120 days from the date hereof, enter into Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution acceptable to Administrative Agent with a duration of a period of at least two years, which, together with the Existing Financial Hedges, ensure that the net interest cost to Borrower is fixed, capped, or hedged with respect to at least fifty percent (50%) of the Total Debt of the Companies outstanding on the Closing Date; PROVIDED, HOWEVER, that the protected rate shall be no greater than 2.5% above the all-in rate on the Closing Date hereof.

                  (b) To the extent any Lender or its Affiliate issues a Financial Hedge to Communications or any Company which is permitted by the Loan Documents, including, without limitation, any Financial Hedges with Lenders or their Affiliates obtained in satisfaction of the requirements of SECTION 9.26(a), such Lender or its Affiliate are afforded the benefits of (and Borrower [or Communications and any Company by execution of Collateral Documents] hereby confirms a grant
         of) Liens in and to the Collateral as evidenced by the Collateral Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Financial Hedge; such Lien is PARI PASSU with that of Administrative Agent on behalf of the Lenders.

                  (c) Financial Hedges held by Communications or any Company whether in satisfaction of the requirements of this SECTION 9.26 or as otherwise permitted by the Loan Documents, shall be subject to the following: (i) each such Lender or other institution issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to Communications or any Company, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a PARI PASSU basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of SECTION 12.12; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of Communications and the Companies and not for speculative purposes.

         9.27 AFFILIATE SUBORDINATION AGREEMENTS. The Loan Parties shall, simultaneously with the incurrence of any and all future Debt of any Loan Party owed to any one or more Affiliates, cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an Affiliate Subordination Agreement, subordinating the payment of such Debt to the payment of the Obligation.

         9.28 AMENDMENTS TO DOCUMENTS. On and after the Closing Date, no Loan Party shall (a) amend or permit any amendments to any Loan Party's Articles of Incorporation, Bylaws, or other organizational documents, or any Partnership Agreement of any Cellular Partnership Obligor or any Company that is a Cellular Partnership without the consent of Administrative Agent (which consent will not be unreasonably withheld or delayed); (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Documents), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents; or (c) amend the acquisition agreements and related documents for the Alaska 1 RSA Acquisition, the Alaska 3 RSA Acquisition, the Michigan 3 RSA Acquisition, and the Michigan 10 RSA Acquisition without the consent of Administrative Agent, which consent will not be unreasonably withheld or delayed.

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

         9.29 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies:

                  (a) LEVERAGE RATIO. Borrower shall never permit the Leverage Ratio to be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

===================================================================================
                                PERIOD                               LEVERAGE RATIO
===================================================================================
                 On and after the Closing Date to and                  7.75 to 1
                      including December 30, 2000
-----------------------------------------------------------------------------------
                On and after December 31, 2000, to and                 7.25 to 1
                      including December 30, 2001
-----------------------------------------------------------------------------------
                On and after December 31, 2001, to and                 6.75 to 1
                      including December 30, 2002
-----------------------------------------------------------------------------------
                On and after December 31, 2002, to and                 6.00 to 1
                      including December 30, 2003
-----------------------------------------------------------------------------------
                On and after December 31, 2003, to and                 5.50 to 1
                      including December 30, 2004
-----------------------------------------------------------------------------------
                    On and after December 31, 2004                     5.00 to 1
===================================================================================

                  (b) PRO FORMA DEBT SERVICE COVERAGE. Borrower shall never permit the ratio of the Operating Cash Flow of the Companies to the Pro Forma Debt Service to be less than or equal to the ratio shown in the table below which corresponds to the applicable period of determination:

===================================================================================
                                PERIOD                 PRO FORMA DEBT SERVICE RATIO
===================================================================================
                 On and after the Closing Date to and           1.15 to 1
                      including December 30, 2001
-----------------------------------------------------------------------------------
                On and after December 31, 2001, to and          1.25 to 1
                      including December 30, 2003
-----------------------------------------------------------------------------------
                    On and after December 31, 2003              1.50 to 1
===================================================================================

                  (c) INTEREST COVERAGE RATIO. Borrower shall never permit the Interest Coverage Ratio, to be less than the ratio shown in the table below which corresponds to the applicable period of determination:

===================================================================================
                                PERIOD                      INTEREST COVERAGE RATIO
===================================================================================
                 On and after the Closing Date to and               1.40 to 1
                        including June 29, 2000
-----------------------------------------------------------------------------------
                  On and after June 30, 2000, to and                1.50 to 1
                      including December 30, 2000
-----------------------------------------------------------------------------------
                On and after December 31, 2000, to and              1.60 to 1
                      including December 30, 2001
-----------------------------------------------------------------------------------

===================================================================================
                                PERIOD                      INTEREST COVERAGE RATIO
===================================================================================
                On and after December 31, 2001, to and              2.00 to 1
                      including December 30, 2003
-----------------------------------------------------------------------------------
                    On and after December 31, 2003                  2.25 to 1
===================================================================================

                  (d) FIXED CHARGE COVERAGE RATIO. On and after December 31, 2001, Borrower shall never permit the Fixed Charge Coverage Ratio, to be less than the ratio shown in the table below which corresponds to the applicable period of determination:

===================================================================================
                                   PERIOD               FIXED CHARGE COVERAGE RATIO
===================================================================================
                   On and after December 31, 2001, to and          1.05 to 1
                         including December 30, 2002
-----------------------------------------------------------------------------------
                   On and after December 31, 2002, to and          1.15 to 1
                         including December 30, 2005
-----------------------------------------------------------------------------------
                       On and after December 31, 2005              1.25 to 1
===================================================================================

         ; PROVIDED, HOWEVER, that if Communications refinances or redeems any portion of the Preferred Stock described in CLAUSES (i), (ii), or (iii) of the definition of "PREFERRED STOCK" at any time, then the Fixed Charge Coverage Ratio shall never be less than 1.25 to 1.0 on any date of determination after such refinancing or redemption.

                  (e) CAPITAL EXPENDITURES. Borrower shall not permit Capital Expenditures for any period of determination to exceed the amount shown in the table below which corresponds to such period of determination:

===================================================================================
                                   PERIOD            PERMITTED CAPITAL EXPENDITURES
===================================================================================
                             Calendar year 2000                $75,000,000
-----------------------------------------------------------------------------------
                             Calendar year 2001                $70,000,000
===================================================================================

         ; PROVIDED, HOWEVER, that an amount equal to the LESSER of (i) $20,000,000 and (ii) the difference between $69,000,000 and the amount of Capital Expenditures of the Companies during calendar year 1999 may be carried forward to fiscal year 2000, such that such amount may be used in fiscal year 2000 only after all permitted Capital Expenditures for fiscal year 2000 (as set forth above) have been expended.

         9.30 COVENANTS OF COMMUNICATIONS. So long as the Total Commitment has not been terminated or the Obligation has not been paid in full, Communications further covenants and agrees (and agrees to cause each Subsidiary of Communications other than the Loan Parties governed by SECTIONS
9.1 through 9.29, when applicable) to perform, observe, and comply with each of the following additional covenants:

                  (a) DEBT. Communications shall not borrow any monies or create any Debt, EXCEPT (i) to the extent still outstanding after the Closing Date, up to $10,000,000 of the Communications Bond Debt; (ii) Debt arising under Financial Hedges permitted by, and in compliance with,
         SECTION 9.26(C); (iii) Debt of Communications owed to Borrower permitted by, and in compliance with, SECTIONS 9.20(m) and (p).

                  (b) GUARANTIES. Communications shall not guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt of others, including, without limitation, its Unrestricted Subsidiaries, EXCEPT (i) endorsements of checks or drafts in the ordinary course of business, and (ii) Communications' guarantee of the Obligation.

                  (c) LOANS. Communications shall not make any loans or advances to others, other than (i) loans to any Company, PROVIDED such loans are unsecured loans, which are expressly subordinated to the Loan pursuant to an Affiliate Subordination Agreement, and are subject to terms and conditions acceptable to Borrower and Administrative Agent; (ii) loans and advances to its Restricted Subsidiaries, OTHER THAN the Companies or Guarantors, and (iii) loans and advances to its Affiliates (OTHER THAN the Companies and Restricted Subsidiaries of Communications) in compliance with SECTION 9.14.

                  (d) LIENS. Neither Communications nor any Restricted Subsidiary of Communications (other than the Companies and Guarantors) shall create, permit, or suffer the creation of any Liens on any of its property, real or personal, EXCEPT:

                           (i) Liens securing the Obligation, and SO LONG AS the
                  Obligation is ratably secured therewith, Liens securing Debt incurred by Communications under any Financial Hedge with any Lender or an Affiliate of any Lender;

                           (ii) Pledges or deposits made to secure payment of
                  worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA;

                           (iii) Good-faith pledges or deposits made to secure
                  performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

                           (iv) Encumbrances consisting of zoning restrictions,
                  easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                           (v) Liens of landlords or of mortgagees of landlords,
                  arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                           (vi) The following, SO LONG AS the validity or amount
                  thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA);
                  (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and

                           (vii) Liens existing on the Closing Date and listed
                  on SCHEDULE 9.30.

                  (e) PREFERRED STOCK AND EXCHANGE DEBENTURES. Communications shall not (a) amend or modify any provision of, or waive any condition under, any document or instrument evidencing or relating to the Preferred Stock or the Exchange Debentures, including, without limitation, any Certificate of Designation for any Preferred Stock, and the related documents or indentures evidencing or creating any Exchange Debentures; (b) make any optional redemptions, prepayments, or other payments on the Preferred Stock or any Exchange Debentures, other than
         (i) regularly-scheduled required cash dividends on each series of Preferred Stock on and after the respective Cash-Pay Date for such series of Preferred Stock, or (ii) regularly scheduled dividends on the Preferred Stock, paid solely in the form of additional shares of Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends; PROVIDED THAT, in lieu of issuing any partial shares of Preferred Stock to pay any non-cash dividend permitted by this CLAUSE (ii), Communications may pay cash dividends in an amount not to equal or exceed $1,000 for any quarterly dividend period; and
         (c) use Distributions received from Borrower (OTHER THAN Distributions made pursuant to SECTION 9.20(q)) for any purpose, other than to make a tender offer for and to pay fees associated with a related consent solicitation under, the Communications Bond Debt, or after January 15, 2003, to pay regularly scheduled dividends on the Preferred Stock. Upon receipt of any Distribution of the Class A Preferred Stock made pursuant to SECTION 9.20(t), Communications shall cancel and retire all of the Class A Preferred Stock consistent with its contemplated plan of recapitalization in connection with the initial public offering.

                  (f) DESIGNATION OF UNRESTRICTED SUBSIDIARIES. So long as no Default or Potential Default exists or arises as a result thereof, Communications may from time to time change the designation of any Subsidiary of Communications from a Restricted Subsidiary of Communications to an Unrestricted Subsidiary of Communications, or VICE VERSA; PROVIDED THAT, (a) Communications shall provide Administrative Agent written notification of such designation not less than 10 Business Days prior to the effective date of such designation, together with a pro forma Compliance Certificate demonstrating compliance with the financial covenants after giving effect to such designation, (b) such designated Unrestricted Subsidiary shall satisfy all the requirements of an Unrestricted Subsidiary, as set forth in the definition of such term in SECTION 1.1, and (c) Communications shall deliver to Administrative Agent a written certification executed by Borrower and Communications, certifying that no Default or Potential Default exists prior to or after giving effect to such designation.

                  (g) MANAGEMENT EXPENSES. To the extent Communications charges any of its Subsidiaries for management expenses, such management expenses must be fair and reasonable and must be allocated among its Subsidiaries on a consistently-applied basis.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Loan Party or Subsidiary thereof to pay (a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or (b) interest, fees, or any other part of the Obligation (including, without limitation, any deposit of cash collateral required pursuant to SECTION 2.4) within three days after the same becomes due and payable in accordance with the Loan Documents.

         10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Loan Party) to punctually and properly perform, observe, and comply with:

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                  (a) Any covenant, agreement, or condition contained in
         SECTIONS 9.1, 9.3(a) through (d), 9.4, 9.10, 9.12, 9.13, 9.14, 9.16,
         9.17, 9.20 through 9.24, 9.26, 9.27, 9.29, and 9.30;

                  (b) Any covenant, agreement, or conditions contained in SECTIONS 9.3(e) through (k) and 9.6 (other than the covenants to pay the Obligation as set forth therein, which shall be governed by SECTION 10.1), and such failure continues for five days; and

                  (c) Any other covenant, agreement, or condition contained in any Loan Document (OTHER THAN the covenants to pay the Obligation or provide cash collateral set forth in SECTION 10.1 and the covenants in
         SECTION 10.2(a) and (b)), and such failure or refusal continues for 20 days after (i) Administrative Agent gives notice thereof, or (ii) Borrower otherwise becomes aware of such failure or refusal.

         10.3 DEBTOR RELIEF. Any Loan Party or any Subsidiary thereof (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

         10.4 JUDGMENTS AND ATTACHMENTS. Any Loan Party or any Restricted Subsidiary thereof fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of their respective assets having a value (individually or collectively) of $10,000,000 which is not stayed on appeal.

         10.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Loan Party or any Subsidiary thereof to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Loan Party or any Subsidiary thereof.

         10.6 MISREPRESENTATION. Any representation or warranty made by any Loan Party contained herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

         10.7 CHANGE OF MANAGEMENT. More than one of the three members of the Executive Management Team of Communications on the Closing Date ceases to hold a position on the Executive Management Team of Communications.

         10.8 CHANGE OF CONTROL. (a) Except as otherwise permitted pursuant to this Agreement, Borrower ceases to own the percentage of the issued and outstanding equity interests issued by its Subsidiaries as determined on the Closing Date or, if thereafter acquired, on the date of the related Acquisition or Permitted Asset Swap; (b) Communications ceases to own 100% of the voting control (directly or indirectly) of Borrower; (c) Communications is engaged in any business or activity other than holding 100% of the stock of Borrower and the other Subsidiaries of Communications; or (d) Dobson CC Limited Partnership, an Oklahoma limited partnership, ceases to hold at least 60% of the voting stock of Communications prior to the initial public offering of Communications or 50.1% of the voting stock of Communications thereafter.

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         10.9 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Loan Party or Subsidiary thereof shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Loan Party; (b) any Authorization necessary for the ownership or operations of any Loan Party or Subsidiary thereof shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (c) any Loan Party or Subsidiary thereof is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or (d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Loan Party or Subsidiary thereof as now conducted.

         10.10 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) Any Loan Party fails to pay when due (after lapse of any applicable grace periods) any Debt of such Loan Party (other than the Obligation) in excess (individually or collectively) of $1,000,000; (b) the acceleration of any Debt of any Loan Party or the occurrence of any event or condition (which with notice or lapse of time) would enable the holder of such Debt or any Person acting on behalf of such holder to accelerate the maturing thereof, which Debt exceeds (individually or collectively) $1,000,000; (c) any default exists under any material written or oral agreement, contract, commitment, or understanding to which a Loan Party is a party; or (d) the occurrence of an "EVENT OF DEFAULT" under the Credit Agreement dated as of December 23, 1998, among Dobson/Sygnet Operating Company, as Borrower, Bank of America, N.A. (formerly NationsBank, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time).

         10.11 LCS. Administrative Agent shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding AND Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

         10.12 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Loan Party party thereto or any Loan Party shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

         10.13 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which would reasonably be expected to be a Material Adverse Event.

         10.14 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Loan Party or any of their respective Subsidiaries shall have incurred or in the opinion of the Required Lenders will be reasonably likely to incur a liability in excess of $3,000,000 during any consecutive twelve (12) month period or $10,000,000 in the aggregate from and after the Closing Date to any date of determination.

         10.15 PLEDGED STOCK. If (a) Administrative Agent ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on (i) all of the issued and outstanding shares of common stock issued

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by Borrower and each other Person whose stock is required to be pledged to secure the Obligation pursuant to the Loan Documents, and such failure is not cured within five Business Days; or (b) any Collateral Document after delivery thereof pursuant to SECTION 6 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, EXCEPT as permitted under the Loan Documents.

         10.16 DISSOLUTION. Any Loan Party or Restricted Subsidiary thereof shall dissolve, liquidate, or otherwise terminate its existence except as specifically permitted by SECTION 9.24.

         10.17 PAYMENT OF CERTAIN OTHER AGREEMENTS. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Loan Party or any Subsidiary thereof of any amount of the Communications Bond Debt, any Subordinated Debt, any Exchange Debenture, or the Preferred Stock in a manner or at a time during which such payment is not permitted under the terms of the Loan Documents, the Exchange Debenture Indenture, the Certificate of Designation for any Preferred Stock, or under any instrument or document evidencing or creating the Communications Bond Debt or Subordinated Debt, including, without limitation, any subordination provisions set forth therein.

         10.18 DEFAULT OR ACCELERATION UNDER CERTAIN OTHER AGREEMENTS. (i) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured on any date of determination under or with respect to the Communications Bond Debt, the Exchange Debentures, any Preferred Stock, or any agreement creating or evidencing any Subordinated Debt; (ii) the trustee with respect to, or any holder of, the Communications Bond Debt, the Exchange Debentures, any Preferred Stock, or any Subordinated Debt shall effectively declare all or any portion of that Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) the Subordinated Debt, the Communications Bond Debt, or Indebtedness or obligations under the Exchange Debentures or any Preferred Stock becomes due before its stated maturity by acceleration of the maturity thereof.

         10.19 REDEMPTION OF CERTAIN OTHER DEBT OR OBLIGATION. If an event shall occur, including, without limitation, a "CHANGE IN CONTROL" as defined in any documents evidencing or creating the Communications Bond Debt, the Exchange Debentures, any Preferred Stock, or any agreement evidencing or creating the Subordinated Debt, and (i) the trustee or the holders of any such Debt or obligation shall initiate notice to request or require (or any Loan Party shall automatically be so required) to redeem or repurchase such Debt or obligation, or (ii) any Loan Party shall initiate notice to holders of the Subordinated Debt or the holders of any Communications Bond Debt, Preferred Stock, or Exchange Debentures, in connection with a redemption of any Debt or obligation arising under such agreements or instruments.

SECTION 11        RIGHTS AND REMEDIES.

         11.1     REMEDIES UPON DEFAULT.

                  (a) DEBTOR RELIEF. If a Default exists under SECTION 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.4(g).

                  (b) OTHER DEFAULTS. If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the

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         commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party in and to every account and other property of any Loan Party which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes);
         (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.4(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

         11.2 COMPANY WAIVERS. To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Loan Party is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Loan Party.

         11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

         11.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Loan Party or any Subsidiary thereof, (b) preclude or interfere with compliance by any Loan Party or any Subsidiary thereof with any Law, or (c) require any act or omission by any Loan Party or any Subsidiary thereof that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Loan Party or any Subsidiary thereof with any Law or document, or that any Agent or any Lender does not expect the Loan Parties and their respective Subsidiaries to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to any Loan Party or any Subsidiary thereof arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Loan Parties and their Subsidiaries, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan

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Documents is limited to the Rights provided in the Loan Documents, which
Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

         11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

         11.9 CERTAIN PROCEEDINGS. Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental
Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Loan Parties agree that Administrative Agent's and Lenders' remedies at Law for failure of the Loan Parties to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Loan Parties agree that the covenants of this Section may be specifically enforced.

         11.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of any Loan Document, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Document which would affect the operational, voting, or other control of any Loan Party, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

         11.11 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Loan Party arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

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         11.12 INDEMNIFICATION. BORROWER AND EACH OTHER LOAN PARTY (BY
EXECUTION OF A GUARANTY) AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON- APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER OR GUARANTORS HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION
11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

SECTION 12        AGREEMENT AMONG LENDERS.

         12.1     ADMINISTRATIVE AGENT.

                  (a) APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

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                  (b) RESIGNATION OF ADMINISTRATIVE AGENT. SUCCESSOR
         ADMINISTRATIVE AGENTS. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (PROVIDED, HOWEVER, THAT when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER THAT any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                  (c) ADMINISTRATIVE AGENT AS A LENDER. NON-FIDUCIARY. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent and any issuer of an LC hereunder; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (d) OTHER ACTIVITIES OF ADMINISTRATIVE AGENT. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities;

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         PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

         12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its ratable portion of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

         12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         12.5     LIMITATION OF LIABILITY.

                  (a) GENERAL. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) NON-DISCRETIONARY ACTIONS. INDEMNIFICATION. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or

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         enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

                  (c) INDEPENDENT CREDIT DECISION. Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of,
         (i) the creditworthiness of any Loan Party and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Loan Party. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Loan Party (PROVIDED THAT, Administrative Agent, and its respective Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

         12.6     DEFAULT; COLLATERAL.

                  (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

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                  (b) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. EXCEPT to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, TOGETHER WITH such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

                  (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; IT BEING UNDERSTOOD and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, OTHER THAN to act without gross negligence or willful misconduct.

                  (e) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of the Obligation;
         (ii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents, including, without limitation, under SECTION 9.22; (vi) as contemplated in SECTION 6.5, or (vii) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this
         SECTION 12.6.

                  (f) In furtherance of the authorizations set forth in this
         SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by

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         this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

         12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

         12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Loan Party or any other Person other than Lenders; consequently, no Loan Party or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

         12.10 AGENTS. None of the Lenders identified in this Agreement as "CO-SYNDICATION AGENTS," "CO-DOCUMENTATION AGENTS,""MANAGING AGENT," or "CO-AGENT" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "CO-SYNDICATION AGENTS," "CO-DOCUMENTATION AGENTS," "MANAGING AGENT," or "CO-AGENT" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "CO-SYNDICATION AGENTS," "CO-DOCUMENTATION AGENTS," "MANAGING AGENT," or "CO-AGENT" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "CO-SYNDICATION AGENTS," "CO-DOCUMENTATION AGENTS,""MANAGING AGENT," or "CO-AGENT" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

         12.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

         12.12 FINANCIAL HEDGES. To the extent any Lender or any Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this SECTION 12; whereupon all references to "LENDER" in this
SECTION 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Document. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists SOLELY of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this SECTION 12.12 as an "ISSUING LENDER"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

         12.13 SUCCESSOR ADMINISTRATIVE AGENT. Bank of America has been appointed as the Administrative Agent under the Loan Documents, as successor to the "ADMINISTRATIVE AGENTS" under each

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of the Existing Credit Agreements, and Administrative Agent hereby assumes all duties of the "COLLATERAL AGENT" under any and all of the Existing Credit Agreements. Any reference to "COLLATERAL AGENT" under the Loan Documents shall be deemed to be a reference to the Administrative Agent hereunder.

SECTION 13  MISCELLANEOUS.

         13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for Borrower is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each such communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax:
214/651-5940, Attn: Karen S. Nelson. A copy of each such communication to Borrower shall also be sent to McAfee & Taft, 211 North Robinson, Suite 1000, Oklahoma City, Oklahoma 73102, Fax: 405/235-2265, Attn: Richard Riggs.

         13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         13.5 EXCEPTIONS TO COVENANTS. No Loan Party shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

         13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

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         13.7 GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO
PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

         13.8 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Loan Party party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF EACH LOAN PARTY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         13.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this

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waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.11    AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                  (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT as set forth above), Administrative Agent, have approved same.

                  (b) Any amendment to the Loan Documents which purports to (i) change the allocation of payments among the Facilities or Subfacilities or (ii) decrease the amount of any mandatory payment or commitment reduction required by SECTION 3.3(b)(iii) (from Equity Issuance) or
         SECTION 3.3(c) (from Excess Cash Flow) must be by an instrument in writing executed by Borrower and by (A) the Term Loan A Lenders holding at least 50.1% of the Term Loan A Commitment if prior to the initial Borrowing Date under the Term Loan A Facility or Term Loan A Principal Debt thereafter; (B) the Term Loan B Lenders holding at least 50.1% of the Term Loan B Principal Debt; (C) the Revolver Lenders holding at least 50.1% of the Revolver Commitment or, if there is no remaining Revolver Commitment, 50.1% of the Revolver Principal Debt; (D) the Discretionary Revolver Lenders holding at least 50.1% of the Discretionary Revolver Commitment under all Discretionary Revolver Loans then-outstanding or, if there is no remaining Discretionary Revolver Commitment under any Discretionary Revolver Loans, 50.1% of the Discretionary Revolver Principal Debt under all Discretionary Revolver Loans then-outstanding; (E) the Discretionary Term A Lenders holding at least 50.1% of the Discretionary Term A Commitment if prior to the initial Borrowing Date under any Discretionary Term A Loans or Discretionary Term A Loan Principal Debt under all Discretionary Term A Loans thereafter, and (F) the Discretionary Term B Lenders holding at least 50.1% of the Discretionary Term B Commitment if prior to the initial Borrowing Date under any Discretionary Term B Loans or Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans thereafter.

                  (c) Except as provided in SECTION 13.11(b), any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS" or this SECTION 13.11(c) or any other provisions of the Loan Documents that require the unanimous consent of the Lenders; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS 3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document (including, without limitation, SECTION 6.5), waives compliance with, amends, or releases all or substantially all of the Guaranties; (vi) except as contemplated in SECTION 6.5, releases all or substantially all of the Collateral for the Obligation or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, OTHER THAN Liens securing the Obligation and Permitted Liens; or (vi) changes this CLAUSE (c) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" or "COMMITMENT PERCENTAGE" may be increased.

                  (d) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

                  (e) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.12 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         13.13    SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes -- to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes); PROVIDED, HOWEVER, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender, an Affiliate of Lender or an Approved Fund of any Lender, or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under any Facility or Discretionary Loan shall not be less than the following amounts for the Facility or Discretionary Loan indicated (unless Administrative Agent and, unless a Default or Potential Default has occurred and is continuing, Borrower consent thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement):

===============================================================================
FACILITY/ DISCRETIONARY LOAN            MINIMUM ASSIGNMENT
===============================================================================
Revolver Facility              $2,500,000 (inclusive of any concurrent
                               assignments under the Term Loan A
                               Facility, the Term Loan B Facility, any
                               Discretionary Revolver Loans, any
                               Discretionary Term A Loans, or any
                               Discretionary Term B Loans by the
                               assigning Lender to the same assignee)
-------------------------------------------------------------------------------
Discretionary Revolver Loans   $2,500,000 (inclusive of any concurrent
                               assignments under the Revolver Facility,
                               the Term Loan A Facility, the Term Loan B
                               Facility, any Discretionary Term A Loans,
                               or any Discretionary Term B Loans by the
                               assigning Lender to the same assignee)
-----------------------------  ------------------------------------------------
Term Loan A Facility           $2,500,000 (inclusive of any concurrent
                               assignments under the Revolver Facility,
                               the Term Loan B Facility, any
                               Discretionary Revolver Loans, any
                               Discretionary Term A Loans, or any
                               Discretionary Term B Loans by the
                               assigning Lender to the same assignee)
-----------------------------  ------------------------------------------------
Discretionary Term A Loans     $2,500,000 (inclusive of any concurrent
                               assignments under the Revolver Facility,
                               the Term Loan A Facility, the Term Loan B
                               Facility, any Discretionary Revolver
                               Loans, or any Discretionary Term B Loans
                               by the assigning Lender to the same
                               assignee)
-----------------------------  ------------------------------------------------
Term Loan B Facility                         $1,000,000
-----------------------------  ------------------------------------------------
Discretionary Term B Loans                   $1,000,000
=============================  ================================================

                  ; PROVIDED THAT, no partial assignment for any Facility or Discretionary Loan (including any assignment among Lenders) may result in any Lender holding less than $500,000 in any Facility or Discretionary Loan;

                           (iii) each such assignment by a Lender shall be of a
                  proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes), except that this CLAUSE (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility or Discretionary Loan;

                           (iv) the parties to such assignment shall execute and
                  deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F hereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500, including, without limitation, any assignment between Lenders; and

                           (v) so long as any Lender is an Agent (OTHER THAN a
                  Co-Agent or a Managing Agent) under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any Person other than an Affiliate of such Lender unless such Agent has relinquished such title in accordance with SECTION 12.1 (with respect to Administrative Agent) or SECTION 12.10 (with respect to the other Agents).

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                  (c) Administrative Agent (acting solely for this administrative purpose as an agent for Borrower) shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13,
         SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, the respective Committed Sums under the Facilities and Discretionary Facility (as the case may be) of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (OTHER THAN Borrower or any Affiliate of Borrower) (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "LENDER" under the Loan Documents and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and
         (vi) such Lender shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time, SO LONG AS Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by the Loan Documents), or releases all or any substantial portion of the Guaranties or all or any substantial portion of the Collateral for the Obligation under the Loan Documents (EXCEPT such releases of Guaranties or Collateral as are contemplated in SECTION 6.5); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to REGULATION A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; provided that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to this SECTION
         13.13. No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Loan Parties and Subsidiaries thereof in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants) and to counterparties under a Financial Hedge issued by a Lender or an Affiliate of a Lender to the extent permitted by the Loan Documents.

         13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Loan Party under the Loan Documents shall remain in full force and effect until termination of the Total Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, EXCEPT that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Loan Party under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or otherwise, the obligations of each Loan Party under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         13.15 RESTATEMENT OF EXISTING CREDIT AGREEMENTS/NO NOVATION. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in SECTION 7.1 have been satisfied or waived: (a) the Obligation (as defined herein) represents, among other things, the amendment, extension, consolidation, and modification of the "OBLIGATION" (as defined in each of the Existing Credit Agreements); (b) this Agreement is intended to, and does hereby, restate, consolidate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreements in their entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising under) the promissory notes issued pursuant to the Existing Credit Agreements, if any, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "CANCELED AND REPLACED," and, thereafter, delivered by Administrative Agent to Borrower; (d) the Guaranties executed pursuant to this Agreement are intended to, and do hereby, restate, renew, extend, amend, modify, supersede, and replace any guaranties executed and delivered pursuant to the Existing Credit Agreements; (e) the Security Agreements executed pursuant to this Agreement are intended to, and do hereby, restate, renew, extend, amend, modify, supersede, and replace and pledge or security agreements executed and delivered pursuant to the Existing Credit Agreements; and (f) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the indebtedness under the Existing Credit Agreements or the collateral security therefor, all of which indebtedness and collateral security shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein. On the Closing Date, (i) all outstanding Debt under the Existing Credit Agreements owed to any "LENDER" that is not continuing as a Lender under this Agreement (each a "NON-CONTINUING LENDER") shall be repaid in full by Borrower and such Non-Continuing Lender's commitment under the Existing Credit Agreements shall be terminated and (ii) with respect to Existing Lenders which are continuing as Lenders under this Agreement (the "CONTINUING LENDERS"), Administrative Agent shall make appropriate allocations and adjustments in the initial funding instructions to the Lenders to reflect the modifications effected by the Loan Documents to each Continuing Lender's Committed Sum and Commitment Percentage under each Facility.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein.

         EXECUTED to be effective as of the Closing Date.

                                       DOBSON OPERATING CO., L.L.C.
                                       (SUCCESSOR BY MERGER WITH DOBSON OPERATING
                                       COMPANY AND DOBSON CELLULAR OPERATIONS
                                       COMPANY)
Address:   13439 N. Broadway Extension
           Suite 200
           Oklahoma City, OK  73114    By:  /s/ RONALD L. RIPLEY
                                            -----------------------------------
Telephone: 405-529-8500                     Ronald L. Ripley, Assistant General
Facsimile: 405-529-8515                     Manager
                                       BANK OF AMERICA, N.A., AS ADMINISTRATIVE
                                       AGENT AND AS A LENDER

                                       By:  /s/ JULIE A. SCHELL
                                            -----------------------------------
                                            Julie A. Schell, Vice President

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

THE BANK OF NOVA SCOTIA, AS                   CITIZENS BANK OF MASSACHUSETTS,
MANAGING AGENT AND A LENDER                   AS CO-AGENT AND A LENDER

By:    /s/ VINCENT J. FITZGERALD, JR.         By:    /s/ CYNTHIA J. TERWILLIGER
       --------------------------------------        --------------------------------------
       Vincent J. Fitzgerald, Jr., Authorized        Cynthia J. Terwilliger, Assistant Vice
       Signatory                                     President

BANKERS TRUST COMPANY, AS                     CITY NATIONAL BANK, AS A LENDER
MANAGING AGENT AND A LENDER
                                              By:    /s/ PATRICK M. DRUM
By:    /s/ GREGORY SHEFRIN                           --------------------------------------
       --------------------------------------        Patrick M. Drum, Assistant Vice President
       Gregory Shefrin, Principal
                                              COBANK, ACB, AS MANAGING AGENT AND A
                                              LENDER
BARCLAYS BANK PLC, AS MANAGING AGENT
AND A LENDER                                  By:    /s/ ANITA YOUNGBLUT
                                                     --------------------------------------
By:    /s/ DANIELE IACOVONE                          Anita Youngblut, Vice President
       --------------------------------------
       Daniele Iacovone, Associate Director   CONTINENTAL ASSURANCE COMPANY
                                              SEPARATE ACCOUNT (E), AS A LENDER

CANADIAN IMPERIAL BANK OF                     By:    TCW Asset Management Company, as
COMMERCE, AS A LENDER                                Attorney-in-Fact

By:    /s/ KOREN VOLK                                By:   /s/ JONATHAN R. INSULL
       --------------------------------------              ----------------------------------
       Koren Volk, Authorized Signatory                    Jonathan R. Insull, Vice President

CIBC INC., AS MANAGING AGENT AND A LENDER            By:   /s/ JUSTIN L. DRISCOLL
                                                           ----------------------------------
By:    /s/ LAURA HOM                                       Justin L. Driscoll, Senior Vice
       --------------------------------------              President
       Laura Hom, Executive Director,
       CIBC World Markets Corp. As Agent

THE CIT GROUP/EQUIPMENT
FINANCING, INC., AS A LENDER

By:    /s/ J.E. PALMER
       --------------------------------------
       J.E. Palmer, Assistant Vice President

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

COOPERATIEVE CENTRALE                         FIRST UNION NATIONAL BANK, AS
RAIFFEISEN-BOERENLEENBANK B.A.,               CO-DOCUMENTATION AGENT AND A LENDER
"RABOBANK NEDERLAND," NEW YORK
BRANCH, AS MANAGING AGENT AND A LENDER        By:    /s/ CHRIS KALMBACH
                                                     --------------------------------------
By:    /s/ ALAN E. MCLINTOCK                         Chris Kalmbach, Vice President
       --------------------------------------
       Alan E. McLintock, Vice President
                                              FIRSTRUST BANK, AS A LENDER
By:    /s/ IAN REECE
       -------------------------------------- By:    /s/ KENT D. NELSON
       Ian Reece, Senior Credit Officer              --------------------------------------
                                                     Kent D. Nelson, Vice President and
                                                     Manager
CREDIT LYONNAIS, AS MANAGING AGENT AND
A LENDER
                                              FLEET NATIONAL BANK, AS MANAGING
By:    /s/ MARK A. CAMPELLONE                 AGENT AND A LENDER
       --------------------------------------
       Mark A. Campellone, First Vice         By:    /s/ CHRISTINE M. CAMPANELLI
       President                                     --------------------------------------
                                                     Christine M. Campanelli, Vice President
THE DAI-ICHI KANGYO BANK, LTD.
NEW YORK BRANCH, AS A LENDER
                                              FRANKLIN FLOATING RATE TRUST, AS
By:    /s/ DANIEL GUEVARA                     A LENDER
       --------------------------------------
       Daniel Guevara, Assistant Vice         By:    /s/ CHAUNCEY LUFKIN
       President                                     --------------------------------------
                                                     Chauncey Lufkin, Vice President
DRESDNER BANK AG NEW YORK AND
GRAND CAYMAN BRANCHES, AS
MANAGING AGENT AND A LENDER                   THE FUJI BANK, LIMITED, AS A LENDER

By:    /s/ WILLIAM E. LAMBERT                 By:    /s/ MASAHITO FUKUDA
       --------------------------------------        --------------------------------------
       William E. Lambert, Vice President            Masahito Fukuda, Senior Vice President

By:    /s/ BRIAN E. HAUGHNEY
       --------------------------------------
       Brian E. Haughney, Assistant Vice      KEMPER FLOATING RATE FUND, AS A
       President                              LENDER

                                              By:    /s/ MARK E. WITTNEBEL
                                                     --------------------------------------
                                                     Mark E. Wittnebel, Senior Vice President

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

KEY CORPORATE CAPITAL INC., AS                KZH STERLING LLC, AS A LENDER
MANAGING AGENT AND A LENDER
                                              By:    /s/ VIRGINIA CONWAY
By:    /s/ TIM WILLARD                               --------------------------------------
       --------------------------------------        Virginia Conway, Authorized Agent
       Tim Willard, Vice President

                                              LEHMAN COMMERCIAL PAPER INC., AS
KZH CRESCENT-3 LLC, AS A LENDER               CO-SYNDICATION AGENT AND A LENDER

By:    /s/ VIRGINIA CONWAY                    By:    /s/ MICHELE SWANSON
       --------------------------------------        --------------------------------------
       Virginia Conway, Authorized Agent             Michele Swanson, Authorized Signatory


KZH CYPRESSTREE-1 LLC, AS A LENDER            LIBERTY - STEIN ROE ADVISOR
                                              FLOATING RATE ADVANTAGE FUND, AS
By:    /s/ VIRGINIA CONWAY                    A LENDER
       --------------------------------------
       Virginia Conway, Authorized Agent      By:    Stein Roe & Farnham Incorporated, as
                                                     Advisor

KZH III LLC, AS A LENDER                             By:   /s/ BRIAN W. GOOD
                                                     --------------------------------------
By:    /s/ VIRGINIA CONWAY                                 Brian W. Good, Vice President &
       --------------------------------------              Portfolio Manager
       Virginia Conway, Authorized Agent

                                              MERCANTILE BANK NATIONAL
KZH ING-3 LLC, AS A LENDER                    ASSOCIATION, AS CO-AGENT AND A LENDER

By:    /s/ VIRGINIA CONWAY                    By:    /s/ MICHAEL J. HOMEYER
       --------------------------------------        --------------------------------------
       Virginia Conway, Authorized Agent             Michael J. Homeyer, Assistant Vice
                                                     President

KZH RIVERSIDE LLC, AS A LENDER
                                              MORGAN STANLEY DEAN WITTER
By:    /s/ VIRGINIA CONWAY                    PRIME INCOME TRUST, AS A LENDER
       --------------------------------------
       Virginia Conway, Authorized Agent      By:    /s/ PETER GEWIRTE
                                                     --------------------------------------
                                                     Peter Gewirte, Vice President
KZH SOLEIL LLC, AS A LENDER

By:    /s/ ANN TURLIP
       --------------------------------------
       Ann Turlip, Authorized Agent

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

NATIONAL CITY BANK, AS MANAGING               PNC BANK, N.A., AS CO-DOCUMENTATION AGENT
AGENT AND A LENDER                            AND A LENDER

By:    /s/ MICHAEL GRIMES                     By:    /s/ THOMAS A. COATES
       --------------------------------------        --------------------------------------
       Michael Grimes, Vice President                Thomas A. Coates, Vice President


NORTH AMERICAN SENIOR FLOATING                PPM SPYGLASS FUNDING TRUST, AS A
RATE FUND, AS A LENDER                        LENDER

By:    CypressTree Investment Management      By:    /s/ KELLY C. WALKER
       Company, Inc., as Portfolio Manager           --------------------------------------
                                                     Kelly C. Walker, Authorized Agent
       By:   /s/ CATHERINE C. MCDERMOTT
       --------------------------------------
       Catherine C. McDermott, Principal      SFR TRADING, INC., AS A LENDER

                                              By:    /s/ KELLY C. WALKER
OLYMPIC FUNDING TRUST, SERIES                        --------------------------------------
1999-1, AS A LENDER                                  Kelly C. Walker, Vice President

By:    /s/ KELLY C. WALKER
       -------------------------------------- STEIN ROE FLOATING RATE LIMITED
       Kelly C. Walker, Authorized Agent      LIABILITY COMPANY, AS A LENDER

                                              By:    /s/ BRIAN W. GOOD
OPPENHEIMER SENIOR FLOATING                          --------------------------------------
RATE FUND, AS A LENDER                               Brian W. Good, Vice President, Stein Roe
                                                     & Farnham Incorporated, as Advisor to
By:    /s/ SCOTT FARRAR                              the Stein Roe Floating Rate Limited
       --------------------------------------        Liability Company
       Scott Farrar, Vice President

                                              SUMMIT BANK, AS A LENDER
PARIBAS, LOS ANGELES AGENCY, AS A
LENDER                                        By:    /s/ DONALD J. OBERG, JR.
                                                     --------------------------------------
By:    /s/ DARLYNN ERNST KITCHER                     Donald J. Oberg, Jr., Vice President
       --------------------------------------
       Darlynn Ernst Kitcher, Vice President
                                              SUNTRUST BANK, CENTRAL FLORIDA,
By:    /s/ THOMAS G. BRANDT                   N.A., AS A LENDER
       --------------------------------------
       Thomas G. Brandt, Managing Director
                                              By:    /s/ KAREN C. COPELAND
                                                     --------------------------------------
                                                     Karen C. Copeland, Vice President

         Signature Page to that certain Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement dated as of the date first stated above, among Dobson Operating Co., L.L.C. (successor by merger with Dobson Operating Company and Dobson Cellular Operations Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

TORONTO DOMINION (TEXAS), INC., AS              UNITED OF OMAHA LIFE INSURANCE
CO-SYNDICATION AGENT AND A LENDER               COMPANY, AS A LENDER

By:    /s/ ANN S. SLANIS                        By:    TCW Asset Management Company, its
       --------------------------------------          Investment Advisor
       Ann S. Slanis, Vice President
                                                       By:   /s/ JONATHAN R. INSULL
                                                       --------------------------------------
TRAVELERS CORPORATE LOAN FUND                                Jonathan R. Insull, Vice President
INC., AS A LENDER
                                                       By:   /s/ JUSTIN L. DRISCOLL
By:    Travelers Asset Management International        --------------------------------------
       Corporation                                           Justin L. Driscoll, Senior Vice
                                                             President

       By: /s/ ALLEN R. CANTRELL                U. S. BANK NATIONAL ASSOCIATION, AS
       --------------------------------------   CO-AGENT AND A LENDER
          Allen R. Cantrell, Investment Officer
                                                By:    /s/ THOMAS G. GUNDER
                                                       --------------------------------------
THE TRAVELERS INSURANCE                                Thomas G. Gunder, Vice President
COMPANY, AS A LENDER

By:    /s/ ALLEN R. CANTRELL                    WEBSTER BANK, AS A LENDER
       --------------------------------------
       Allen R. Cantrell, Investment Officer    By:    /s/ BARBARA E. HILLMEYER
                                                       --------------------------------------
                                                       Barbara E. Hillmeyer, Vice President
UNION BANK OF CALIFORNIA, N.A., AS
MANAGING AGENT AND A LENDER

By:    /s/ DARREN H. MIYATA
       --------------------------------------
       Darren H. Miyata, Assistant Vice
       President